As filed with the Securities and Exchange Commission on April 21, 2026

Registration No. 333-281101

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AEI CAPFORCE II INVESTMENT CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

AEI CAPFORCE II INVESTMENT CORP

Duplex Penthouse, Unit A-33A-6, Level 33A, Tower A, UOA Bangsar Tower, No. 5, Bangsar Utama 1 Road,

59000 Kuala Lumpur, Malaysia

+603 2770 2752

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Attention: Chairman (SPAC)

AEI CAPFORCE II INVESTMENT CORP

Duplex Penthouse, Unit A-33A-6, Level 33A, Tower A, UOA Bangsar Tower, No. 5, Bangsar Utama 1 Road,

59000 Kuala Lumpur, Malaysia

+603 2770 2752

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Debbie A. Klis Rimon, P.C. 1050 Connecticut Avenue, NW, Suite 500 Washington DC 20036 Telephone: (202) 935-3390	Lou Taubman, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Fax: (212) 202-6380 Telephone: (917) 512-0827

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large-accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large-accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED APRIL 21, 2026

PRELIMINARY PROSPECTUS

$100,000,000

AEI CAPFORCE II INVESTMENT CORP

10,000,000 Units

AEI CapForce II Investment Corp is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not selected any potential business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target with respect to an initial business combination with us.

While we may pursue a target in any industry, section or geography, we intend to seek a target in Southeast Asia and the Asia Pacific (APAC) region in the “new economy” that is composed of a trilogy of interactive features that include globalization, information technology and the communication revolution, or high growth industries, such as internet, financial technology such as e-commerce, O2O Retail (i.e., online-to-offline commerce is a business model that draws potential customers from online channels to make purchases in physical stores), renewable energy, AI, cloud-based technology, healthcare, education, and other consumer-driven and big data or digitally-enabled characteristics that should enable us to capitalize on a number of major global trends, including the globally optimized value chain — a familiar feature of the current phase of globalization that is expected to give way to value chains that blend digital technology with older lower-cost technologies, allow greater integration across products and services, and leverage the growth of independent global platforms for the exchange of goods and services, however, we expressly disclaim any intent to and will not consummate a business combination with a target business located in China (including Hong Kong and Macau).

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one right entitling the holder thereof to receive one-fifth (1/5) of one Class A ordinary share upon the consummation of an initial business combination, as described in more detail in this prospectus. We will not issue fractional shares and only whole shares will trade, so unless you purchase units in multiple of five, you will not be able to receive or trade the fractional shares underlying the rights. Our rights will be issued, in registered form pursuant to this prospectus, under a rights agreement between Odyssey Trust Company, as rights agent, and us.  The underwriters have a 45-day option from the effective date of this prospectus to purchase up to an additional 1,500,000 units to cover over-allotments, if any. We are also registering all of the Class A Ordinary Shares issuable upon the consummation of an initial business combination pursuant to the rights included in the Units offered hereby.

Subject to certain limitations described elsewhere in the prospectus under “Proposed Business — Permitted Purchases of Our Securities,” we will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares, or public shares, either (i) upon the completion of our initial business combination or (ii) if we propose an amendment to our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest (net of taxes payable) earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. If we are unable to complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)), we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions as further described herein. Public shareholders will not be offered the opportunity to vote on or redeem their shares in connection with any such extension.

Our sponsor, AEI Capital SPAC Venture II LLC, has agreed to purchase an aggregate of 233,030 placement units (or up to 250,280 placement units if the over-allotment option is exercised in full) at a price of $10.00 per unit, for an aggregate purchase price of $2,330,300 (up to $2,502,800 if the over-allotment option is exercised in full). Each placement unit will be identical to the units sold in this offering, except as described in this prospectus. The placement units will be sold in a private placement that will close simultaneously with the closing of this offering.

On August 6, 2021, our sponsor purchased 2,875,000 founder shares for an aggregate price of $25,000, or approximately $0.01 per founder share. Our sponsor subsequently transferred 45,000 founder shares among our Chief Financial Officer and each of our three independent director nominees, and 20,000 founder shares among each member of our strategic advisory board. Our sponsor currently owns 2,810,000 founder shares, up to 375,000 founder shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. For more details, see “Certain Relationships and Related Party Transactions.”

The founder shares will automatically convert into Class A ordinary shares at the time of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of this offering (including pursuant to the over-allotment option), plus (ii) the total number of Class A ordinary shares issued, deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by us in connection with or in relation to the consummation of an initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued or to be issued to any seller in the initial business combination and any private placement rights issued to our sponsor, subject to adjustment pursuant to certain anti-dilution rights, as described herein under “Description of Securities — Founder Shares and Placement Shares.” Holders of founder shares may also elect to convert their founder shares into an equal number of Class A ordinary shares, subject to adjustment as provided herein, at any time. In no event will the founder shares convert into Class A ordinary shares at a rate of less than one-to-one.

We do not expect the issuance of placement shares or additional Class A ordinary shares upon the conversion of founder shares will result in any material dilution of our public shareholders’ equity interests. For more information, see the section titled “Dilution” for more information. However, because our sponsor acquired the founder shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the rights included in the units. See the section titled “Risk Factors — Risks Relating to our Securities — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline” and “Management — Conflicts of Interest.”

Currently, there is no public market for our units, Class A ordinary shares or rights. We have applied to have our units approved for listing on The NASDAQ Stock Market LLC, or Nasdaq, under the symbol “AEIBU” on or promptly after the date of this prospectus. This offering is not contingent on such approval. We expect the Class A ordinary shares and rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus (or if such date is not a business day, the following business day) unless R. F. Lafferty & Co., Inc., informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and rights will be listed on Nasdaq under the symbols “AEIB” and “AEIBR,” respectively. We cannot assure you that our securities will continue to be listed on Nasdaq after this offering.

Commencing on the date on which our securities are listed on Nasdaq, we will reimburse our sponsor or an affiliate thereof in an amount equal to $10,000 per month for office space, utilities and secretarial and administrative support made available to us. By the end of 2026, we will repay up to an aggregate of $800,000 in loans made to us by our sponsor to cover offering-related and organizational expenses, which is due the earlier of (i) 24 months after the closing of our initial public offering or (ii) the date of the consummation our initial business combination pursuant to the Seventh Amendment to Promissory Note effective March 9, 2026. Our sponsor, our officers and directors, or our or their respective affiliates may be reimbursed for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination. In addition, if the sponsor or any of its affiliates, or our officers and directors, make any working capital loans, up to $3,000,000 of such loans may be converted into private placement units, at a price of $10.00 per unit, at the option of the lender.

We are a Cayman Islands blank check company with no material operations of our own. We conduct our operations through an office in Kuala Lumpur, Malaysia, which is where our chief executive officer and our chief financial officer reside. For a detailed disclosure about our officers, directors and independent director nominees’ biographies, education and work history, please see “Our Management Team” below. Although we do not have any specific business combination under consideration and we have not, directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction, we may pursue or consummate an initial business combination with a company located or doing business in any geographic region and may consummate a business combination with a target business in any industry or region if we believe the business combination is attractive to our company and shareholders, however, we expressly disclaim any intent to and will not consummate a business combination with a target business located in China (including Hong Kong and Macau).

Although we do not have a People’s Republic of China (“PRC”) subsidiary or any China operations, a minority of our executive officers and directors have significant ties to China, which may make us a less attractive partner to potential target companies outside the PRC than a non-PRC related SPAC. In order to reduce or limit such risks, we affirmatively exclude as an initial business combination target any company located in China (including Hong Kong and Macau). Although we expressly disclaim any intent to and will not consummate a business combination with a target business located in China (including Hong Kong and Macau) our significant ties to China may impede our efforts to complete an initial business combination with a target company that is non-PRC or non-Hong Kong based which may potentially limit or negatively impact our search for an initial business combination.

Furthermore, because a majority of our executive officers and directors reside outside of the United States it may be difficult to effect service of process upon us or those officers and directors of the Company who reside outside of the United States.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if subsequently signed into law, will amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Our auditor, CBIZ CPAs P.C., is a United States accounting firm headquartered in Kansas City, Missouri and is subject to regular inspection by the PCAOB. CBIZ CPAs P.C. is not headquartered in mainland China or Hong Kong and was not identified as a firm subject to the PCAOB’s Determination Report announced on December 16, 2021. As a result, we do not believe that Holding Foreign Companies Accountable Act and related regulations will affect us. Additionally, due to the exclusion of any target company being based in or having the majority of its operations in China (including Hong Kong and Macau), we do not believe that Holding Foreign Companies Accountable Act and related regulations will affect the post-combination entity because we have no intention whatsoever of completing a business combination with a business located in China, Hong Kong and Macau. Nevertheless, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor, and that as a result an exchange may determine to delist our securities. Moreover, on August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China – the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. The Statement of Protocol is intended to grant to the PCAOB complete access to the audit work papers, audit personnel, and other information it needs to inspect and investigate any firm it chooses, with no loopholes and no exceptions.

Since one of our directors has significant ties to China, the Chinese government may have potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company even though we will not pursue a business combination with a PRC-based target company. The Chinese government may intervene or influence our operations at any time through the director who has significant ties in China, which could result in a material change in our search for a target business and/or the value of the securities we are offering. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to operate and may limit or completely undermine our ability to search for a target company. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. These recently enacted measures, and additional pending or future new measures which may be implemented, could materially and adversely affect our operations following our initial public offering and the operations of any post-business combination company, which we may acquire as our initial business combination, assuming we are able to complete our business combination successfully.

Further, our initial shareholders, including our Sponsor, will own approximately 20% of our issued and outstanding shares following this offering. As a result, we may be considered a “foreign person” under rules promulgated by the Committee on Foreign Investment in the United States (“CFIUS”) and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS), or ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited. See “Risk Factors — We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.”

As more fully discussed in the “Management — Conflicts of Interest” section starting on page 143 of this prospectus, there are actual or potential material conflicts of interest between our sponsor, its affiliates, our officers, directors, or their promoters, on the one hand, and our unaffiliated public shareholders, on the other hand, including those that may arise in determining whether to pursue a business combination and those that arise from the manner in which we compensate our sponsor, officers or directors. Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering), or by such earlier liquidation date as our board of directors may approve, the founder shares and private placement rights may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. Because our sponsor acquired the founder shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the rights included in the units. Because our sponsor acquired the founder shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the rights included in the units. See the section titled “Risk Factors — Risks Relating to our Securities — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.”

The following table illustrates the difference between the public offering price per unit and our net tangible book value per share (“NTBV”), as adjusted to give effect to this offering and assuming the redemption of our public shares at varying levels and the exercise in full and no exercise of the over-allotment option. See the section titled “Dilution” for more information.

As of December 31, 2025
Offering Price of $10.00 per Unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.85	$7.35	$2.65	$6.56	$3.44	$5.08	$4.92	$1.37	$8.63
Assuming No Exercise of Over-Allotment Option
$7.83	$7.34	$2.66	$6.55	$3.45	$5.09	$4.91	$1.53	$8.47

(1) Assuming that our net tangible assets will be at least $5,000,001 upon consummation of our initial business combination as a result of additional financing or that our amended and restated memorandum and articles of association is further amended to allow us to redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 41 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No offer or invitation to subscribe for securities is being made to the public in the Cayman Islands.

	Per Unit	Total
Public offering price	$10.00	$100,000,000
Underwriting discounts and commissions(1)	$0.115	$1,150,000
Proceeds, before expenses, to AEI CapForce II Investment Corp	$9.885	$98,850,000

(1)	See the section of this prospectus entitled “Underwriting” beginning on page 180 for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the placement units described in this prospectus, $100,000,000 or $115,000,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a segregated trust account located in the United States with J.P. Morgan Securities LLC and with Odyssey Trust Company acting as trustee.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, our amended and restated memorandum and articles of association will provide that the proceeds from this offering and the sale of the placement units, will not be released from the trust account until the earliest of (a) the completion of our initial business combination; and (b) the redemption of all of our public shares if we have not completed our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)). The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

The underwriters expect to deliver the units to the purchasers on or about ________, 2026.

R. F. Lafferty & Co., Inc.

The date of this prospectus is ________, 2025

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, or the context otherwise requires, references to:

●	“Companies Act” are to the Companies Act (2026 Revision) of the Cayman Islands, as the same may be amended from to time;

●	“company” or “Company” are to AEI CapForce II Investment Corp;

●	“directors” are to our current directors and our director nominees named in this prospectus;

●	“equity-linked securities” are to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in connection with our initial business combination including but not limited to a private placement of equity or debt;

●	“founder” are to AEI CapForce Venture II (Labuan) LLP and AEI CapForce Venture IV (Labuan) LLP, each private fund vehicles advised by European Credit Investment Bank Ltd. and managed by AEI Fund Management Co. Ltd., a fund management company owned by AEI Capital Ltd. based in Kuala Lumpur Malaysia with satellite offices in Singapore and Hong Kong that focuses on technology enabled products and solutions to identify, harness and develop key trends relevant to their customers and markets;

●

“founder shares” are to our Class B ordinary shares initially issued to our sponsor in a private placement prior to this offering and the Class A ordinary shares that will be issued upon the automatic conversion of the Class B ordinary shares at the time of our initial business combination (for the avoidance of doubt, such Class A ordinary shares will not be “public shares”);

1

●	“initial shareholders” are to our sponsor and any other holders of our founder shares prior to this offering including our officers, directors, and director nominees and advisors among others (or their permitted transferees);

●	“letter agreement” are to the agreement among the sponsor, officers and directors;

●	“management” or “management team” are to our executive officers, directors, director nominees, and to our advisors unless otherwise specified;

●	“memorandum and articles of association” are to our amended and restated memorandum and articles of association to be in effect upon completion of this offering;

●	“ordinary shares” are to our Class A ordinary shares and Class B ordinary shares, collectively;

●	“placement shares” are to our ordinary shares included within the placement units being purchased by our sponsor in the private placement;

●	“placement units” are to the units being purchased by our sponsor, with each placement unit consisting of one placement share and one placement right;

●	“private placement” are to the private placement of 233,030 placement units at a purchase price of $10.00 per unit, for an aggregate purchase price of $2,330,300 (or up to 250,280 units for an aggregate purchase price of up to $2,502,800 if the over-allotment option is exercised in full), which will occur simultaneously with the completion of this offering; $2,330,300 (up to $2,502,800);

●	“public shares” are to our Class A ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

●	“public shareholders” are to the holders of our public shares, including our sponsor and management team to the extent our sponsor and/or members of our management team purchase public shares, provided that our sponsor’s and each member of our management team’s status as a “public shareholder” will only exist with respect to such public shares;

●	“public rights” are to our public rights sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

●	“representative” are to R. F. Lafferty & Co., Inc., who is the representative of the underwriters in this offering;

●	“rights” are to our public rights whereby each right provides the holder to receive one-fifth (1/5) of one Class A ordinary share upon the consummation of an initial business combination;

●	“sponsor” or “Sponsor” are to AEI Capital SPAC Venture II LLC, a Cayman Islands limited liability company, of which certain of our officers and directors are beneficial owners;

●	“trust account” are to the segregated trust account located in the United States with J.P. Morgan Securities LLC and with Odyssey Trust Company acting as trustee, into which we will deposit certain proceeds from this offering and the sale of the placement units;

●	“underwriter” are to R. F. Lafferty & Co., Inc., the underwriter of this offering; and

●	“we,” “us,” “Company” or “our company” are to AEI CapForce II Investment Corp, a Cayman Islands exempted company incorporated with limited liability.

Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Islands law. Any conversion of the founder shares described in this prospectus will take effect as a compulsory redemption of founder shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as share capitalizations as a matter of Cayman Islands law. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and the forfeiture by our sponsor of 375,000 founder shares following the closing of this offering.

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Overview and Objective

We are a blank check company incorporated as a Cayman Islands exempted company with limited liability on July 8, 2021, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any potential business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target with respect to an initial business combination with us. While we may pursue a target in any industry, section or geography, we intend to seek a target in Southeast Asia and the APAC region in the “new economy” that is composed of a trilogy of interactive features that include globalization, information technology and the communication revolution, or high growth industries, however, we expressly disclaim any intent to and will not consummate a business combination with a target business located in China (including Hong Kong and Macau).

We intend to use resources across our international management team to source and evaluate attractive, high growth private companies in the financial technology and the financial services and technology industries that offer a differentiated technology platform or product for interfacing with the financial services sector.

Of the proceeds we receive from this offering and the sale of the placement units described in this prospectus, $100,000,000 or $115,000,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a segregated trust account located in the United States with J.P. Morgan Securities LLC and with Odyssey Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, our amended and restated memorandum and articles of association will provide that the proceeds from this offering and the sale of the placement units, will not be released from the trust account until the earliest of (a) the completion of our initial business combination; and (b) the redemption of all of our public shares if we have not completed our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)). The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Our Executive Officers, Director Nominees and Advisory Board

Our management team is led by John Tan, our Chief Executive Officer and Chairman of the Board, who has been leading the Asia-Pacific (APAC)-focused private equity investment group headquartered in Kuala Lumpur, Malaysia, with satellite offices in Singapore and Hong Kong, with AUM exceeding $7 billion, and Gilbert Loke, our Chief Financial Officer who resides and is based in Kuala Lumpur, and who brings extensive accounting and financial experience. Our diverse, complementary management team, together with our independent director nominees, namely, Victor Chua, Juan Fernandez and Lionel H. Derriey, have a proven track record of sourcing and executing deals, direct experience in operating and managing companies, especially in the Asia Pacific region, a strong network in the industry, and a deep understanding of the most pressing trends in the space. We believe that these factors will benefit our ability to search for, and conduct rigorous due diligence on, a high-quality target company. For a more detailed description of the experiences and credentials of our executive officers, directors and director nominees, see “Management — Officers, Directors and Director Nominees.”

John Tan Honjian, Chief Executive Officer and Chairman of the Board

Mr. Tan, based in Kuala Lumpur, Malaysia, has served as our Chairman and Chief Executive Officer since July 2021. Mr. Tan brings extensive expertise as a corporate strategist and private equity investor with significant legal experience in local and cross-border corporate mergers and acquisitions, corporate joint ventures and strategic alliances, foreign investment, private equity and venture capital deals, private fund establishment and structuring for private equity fund and venture capital funds, project financing, structuring of investment deals for high net-worth family offices, strategic structuring of business deals, and property transactions for both corporate and individual clients. On June 24, 2024, Mr. Tan was appointed as Chief Executive Officer, President, Chief Financial Officer and Secretary of UBuyHoldings, Inc. and on April 16, 2025, Mr. Tan resigned as its Chief Financial Officer. Mr. Tan has also served as Chief Executive Officer and Chairman of the Board of Capforce Inc. (formerly, OpGen Inc.) since August 2, 2024.

Since January 16, 2023, Mr. Tan has served as a director for Mayfair Capital Markets Ltd., a licensed asset management firm in London, since March 20, 2024, he has served as a director for AEI Caelus Asset Management Ltd., an independent asset management firm serving individuals and families across Asia, since January 28, 2019, he has served as President of AEI Tech Venture Group, tech venture builder with an in-house early-stage investment arm that co-builds digital business units of established mid-sized pre-IPO companies and from January 4, 2016 to October 1, 2025, served as a director for HydroGold Holdings Sdn Bhd., water filter company. Since January 2015, Mr. Tan has served as Chairman and CEO of AEI Capital Group headquartered in Kuala Lumpur, Malaysia with satellite offices in Singapore and Hong Kong, where he leads the Asia-Pacific-focused private equity investment group with AUM exceeding USD $7 billion with the support of a seasoned team backed by diverse experience in M&A transactions, private equity deals and IPOs. AEI Capital Group specializes in late-stage, pre-IPO investments, merger and acquisition/joint venture transactions, private equity/venture capital deals, private investment in public equity (PIPE), hedge fund portfolio, private fund structuring, and buy-out of high growth small and medium-sized enterprises and tech ventures, with preferred exit via IPO on global stock exchanges such as HKEX, ASX and NASDAQ. AEI Capital Group received the award of Best Private Equity Firm (East Asia) in Fund Awards 2021 and 2022 granted by Wealth & Finance International (WFI).

Since January 2020, Mr. Tan has served as co-President, Investment Banking Services Group at European Credit Investment Bank Ltd. where he leads its offshore investment banking services group to serve small-mid cap listed companies across Asia Pacific whose capital market needs are still mostly underserved by onshore investment banks and global institutional investors. Since January 2016, Mr. Tan has served as a Partner with Ng, Gan and Partners in Kuala Lumpur, Malaysia and has served as President of AEI Tech Venture Group since January 2016. Since January 2017, Mr. Tan has served as President for Ashita Group in Malaysia where he chairs the Strategic Planning Committee on the Board of this corporate group exceeding billion-dollar annual turnover. Mr. Tan has served on the board of directors of various high growth companies across Asia Pacific and acted as the Board advisor to various public listed companies across Asia Pacific. Earlier in his career, Mr. Tan specialized in mergers and acquisitions, capital markets and private equity as a common law-qualified cross-border corporate lawyer at Rajah and Tann Singapore LLP, the largest law firm in the ASEAN region, headquartered in Singapore, with affiliate offices in Cambodia, China, Indonesia, Laos, Malaysia, Myanmar, Philippines, Thailand and Vietnam, and founded in 1976. Mr. Tan also served as the regional counsel for Linde plc (NYSE: LIN), the largest industrial gas company by market share and revenue and a Fortune 100 Company in charge of the ASEAN and South Asia regions. Mr. Tan has received the honor of Global Innovator Award 2018 in Finance and Investment Category by Global SME Alliance, United Nations due to his significant contribution on ASEAN-plus- China One-Belt-One-Road private equity investment thesis. Mr. Tan spoke as a Panel Speaker in the Global SME Summit alongside with global leaders such as France’s ex-Prime Minister Mr. Jean-Pierre Raffarin and China’s ex-Vice Premier Mdm. Wu Gui Xian. Mr. Tan completed his Master of Business Administration (MBA) Essentials Programme at the London School of Economics and Political Science (LSE), with an Executive Program completed at the University of Oxford on Blockchain Strategy. Linde plc (NYSE: LIN), the largest industrial gas company by market share and revenue and also completed his Postgrad Executive Programme in Alternative Investments at Harvard University. We believe he is well qualified to serve on our board due to his extensive investment and advisory background.

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In addition to our management team and independent director nominees, we have assembled a highly differentiated strategic advisory board comprised of Dr. Li Zhong Yuan, Christopher Clower, Dr. Eva Law, and Ye Xiang. Members of our strategic advisory board have a wide range of experience in the e-commerce, manufacturing, online retail, marketing technology, etc., and experience in the greater Southeast Asia and Asia Pacific region and will advise our sponsor in connection with the identification, evaluation, negotiation and consummation with respect to potential business combination targets. For a more detailed description of the experiences and credentials of the members of our strategic advisory board, see “Proposed Business — Our Strategic Advisory Board.”

Our sponsor has also engaged the services of its investment banking partner, European Credit Investment Bank Ltd., to provide strategic advisory services.

We believe that our management team’s extensive experience and deep expertise in our target industries position us well to take advantage of the growing set of acquisition opportunities and that our vast network, ranging from owners and management teams of private and public companies, private equity funds, investment bankers, attorneys, to accountants and business brokers will allow us to generate an attractive transaction for our shareholders.

The past performance of the members of our management team or their affiliates is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. You should not rely on the historical record of the performance of our management team or any of its affiliates’ performance as indicative of our future performance.

Market and Industry Opportunity

While we may acquire a business in any industry, we intend to focus on mid-market companies considered disruptors and innovators within the greater technology and consumer sectors in Southeast Asia and the APAC region. However, we expressly disclaim any intent to and will not consummate a business combination with a target business located in China (including Hong Kong and Macau). The APAC region is loosely defined as encompassing the area in and around the western Pacific Ocean and is a diverse and complex region. It includes emerging economies like Vietnam, Indonesia and Thailand, as well as some of the world’s largest economies, like Japan and India. The demand for healthcare across these nations is acute and growing. The region is home to approximately 60% of the world’s population, or more than 4.85 billion people as of March 2026 and is expected to increase to almost 5.2 billion 2050.1

Southeast Asia consists of 11 countries, with six of those leading the region economically, Indonesia, Thailand, Malaysia, Singapore, the Philippines and Vietnam, which are termed “the ASEAN-6.” According to an IMF estimate, Southeast Asia’s GDP is projected to increase to USD 4.25 trillion in 2025 and USD 5.55 trillion in 2029. Growth has varied among the region’s economies in recent years.2 Continued regional integration with Asia, among others thanks to the Regional Comprehensive Economic Partnership (RCEP), will likely drive up trade and investment inflows to the ASEAN-6 region, according to the study.

More specifically, within Southeast Asia and the APAC region, we believe that the financial technology, e-commerce, O2O, green energy, healthcare, education, and related consumer sectors represent attractive target markets given their size and growth profile. The products and services related to these industries are positioned to benefit from shifting consumer demand megatrends coupled with the demographics of the region. We believe that technological innovation involving banking, insurance, automation, robotics, artificial intelligence (AI), data analysis and digitized networks is poised to have a profound impact on traditional methods of consumption, production, delivery and fulfillment of consumer needs by increasing access and reducing cost, while improving consumer experience, as reviewed in the following discussion.

There is little doubt that growth in financial technology will continue to disrupt the economy in the years ahead, from retail and banking to all aspects of financial services. We intend to focus our search, in part, for a business combination on companies that offer a differentiated technology platform or product for interfacing with the financial services sector in Southeast Asia, which are leading countries among adult consumers of financial technology services regularly. In fact, as well as being one of the most dynamic growth areas in the global economy, Association of Southeast Asian Nations (ASEAN) countries are becoming the next megamarket for digital consumer finance.3 ASEAN is the world’s fastest-growing region for mobile wallets, with the number of active accounts among the ASEAN-5 + Vietnam countries estimated at about 440 million at year end 2025.4

Consumers’ adoption of financial technology services has been rising at a significant rate in recent years. Fintech assists small- and medium-sized enterprises (SMEs) with financial requirements such as banking and transfers, financial reporting, investing, and insurance. Micro, small, and medium enterprises (MSMEs) form the backbone of the ASEAN economies and are key engines of growth in the region, which make up 97% of the private sector, account for 85% of the labor force, 45% of regional GDP and 10-30% of exports according to the Insurance & Risk Finance Facility’s report issued February 7, 2024. Cross-border transactions in Southeast Asia are experiencing rapid growth, fueled by digital transformation and regional payment connectivity initiatives like Regional Payment Connectivity (RPC). This growth is particularly evident in e-commerce, where digital payments are becoming the norm, and cross-border commerce is expected to reach $14.6 billion by 2028, according to a Business Wire report.5 But regulators, financial institutions and industry stakeholders have been collaborating around multiple initiatives to address these issues. 2024 looks to be the year where cross-border payment connectivity will be boosted across the Asia-Pacific by real-time payments, APIs and blockchain. Importantly for Southeast Asia, a local QR-code-based real-time payments ecosystem is taking shape. We believe these adoption levels continue to benefit from robust secular tailwinds including the growth in digital commerce, the proliferation of mobile technology, the ubiquitous acceptance of digital payments and continuous technological advancement, positioning the sector for long-term growth.

1 Asia-Pacific Population and Development Report 2023 (un.org) and Asia Population (2025) - Worldometer.

2 Southeast Asia: The USD 4-trillion Economy | ANDAMAN PARTNERS.

3 How ASEAN is building trust in its digital economy | World Economic Forum (weforum.org) January 12, 2024

4 Southeast Asia may be on the cusp of a cashless payments revolution (cnbc.com) November 2023.

5 ASEAN is turning global tensions into regional opportunities | World Economic Forum

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Riding this wave of financial technology growth, are the trending “Buy Now, Pay Later” (“BNPL”) platforms that have taken Southeast Asia by storm recently; BNPL platforms allow consumers to buy products and pay them off over time. The repayment period could be weekly, bi-weekly, or monthly. Some platforms provide attractive offers like zero-interest and the flexibility to pay-in-installments. The global buy now, pay later (BNPL) market is projected to reach $560.1 billion in 2025, with a 13.7% annual growth rate, according to FinTech Futures. This growth is driven by increasing consumer demand for flexible payment options and the expansion of e-commerce. The market is expected to continue its upward trajectory, with a projected CAGR of 10.2% between 2025 and 2030, reaching approximately $911.8 billion by the end of 2030, according to Nimble AppGenie. BNPL enables consumers to defer payments and opt for installment-based repayment plans. According to a Retail Asia report released June 2024, Southeast Asian countries such as Indonesia, Malaysia, the Philippines, Thailand, and Vietnam, boast significant potential for BNPL providers due to their large unbanked and underserved populations. With 76% and 67% unbanked populations in the Philippines and Indonesia respectively, and similar figures in Vietnam (47%), Malaysia (40%), and Thailand (25%), BNPL services offer an attractive proposition to fill this gap.6 BNPL providers in Southeast Asia are leveraging strategic partnerships to expand their market presence such as through collaborations with card operators, e-commerce platforms, digital wallets, and insurance companies have propelled BNPL services to new heights.

E-Commerce.

E-commerce represents an area of our focus for a potential business combination, as the proliferation of digitally enabled retail continues to grow. E-commerce has undoubtedly taken the world by storm. With better internet access along with the efficient, effective, and quick distribution of goods, consumers across the globe have turned their attention from physical to online shopping. Internet connectivity and penetration have surged across the Asia-Pacific region throughout recent years, which has resulted in the subsequent digitalization of the region. Alongside the region and its citizens, many vital industries also underwent digital transformations to keep up with the new, technology-driven world. One such industry is the retail sector. Given that the APAC region’s retail market has continuously generated huge income for the region, it seemed only fitting that the retail sector digitalized with the region. The APAC’s e-commerce market has grown significantly since it emerged as a global, dominant force, with multiple markets generating highest e-commerce revenues worldwide.

China, Japan, and South Korea rank as some of the leading e-commerce markets throughout the region, accounting for significant shares of total retail e-commerce sales in the world. China houses some of the leading e-commerce companies in the region, such as Alibaba, Pinduoduo, and JD.com. E-commerce in Southeast Asia is experiencing substantial growth, with the market projected to increase significantly by 2025 and beyond. The region’s internet economy jumped from $194 billion to over $269 billion at the end of 2025 and projected to reach $1480.47 Billion by 2034, a CAGR of 20.83% from 2026-2034 according to IMARC Group. E-commerce is a major driver of this growth, with the market volume expected to reach $133.62 billion in 2025 and continue growing at an annual rate of 8.79%.7

Vietnam and Thailand have emerged as the two fastest-growing e-commerce markets in Southeast Asia, according to a recently released Southeast Asia e-commerce report that highlights Vietnam’s ascent past the Philippines to become the third-largest e-commerce market in the region. In 2023, the total gross merchandise value (GMV) of the top eight e-commerce platforms in Southeast Asia reached US$114.6 billion, marking a 15% year-on-year increase. Despite macroeconomic challenges, the Southeast Asian e-commerce sector has demonstrated continuous growth, with this year’s GMV predicted to be double that of 2020. Vietnam and Thailand led the growth trajectory, with their GMVs increasing by 52.9% and 34.1%, respectively, over the same period last year. Vietnam’s e-commerce market has seen consistent growth, boasting an average annual growth rate of 16-30% over the past four years, the highest in the world. Indonesia remains the largest e-commerce market in ASEAN, contributing 46.9% to the region’s GMV. In this dynamic market, Shopee dominates with a total GMV revenue of $55.1 billion last year, capturing 48% of the market share. TikTok Shop has surged to become the second-largest e-commerce platform in Southeast Asia, following its acquisition of Tokopedia. The platform’s GMV nearly quadrupled in 2022, reaching $16.3 billion in the past year. In Vietnam, TikTok Shop holds a significant 24% market share, making it the second-largest e-commerce platform in the country. The report identifies key drivers propelling the e-commerce industry in the region. Influencers, known as KOLs, play a crucial role in navigating the e-commerce markets in Vietnam, Thailand, and Indonesia. Even a single livestream session with a KOL can generate millions of dollars in revenue.8

6 Id.

7 Southeast Asia E-commerce Expansion Powers Ahead.

8 Vietnam and Thailand: SEAs Fastest-Growing E-Commerce Markets – OpenGov, Asia July 18, 2024.

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Additionally, e-commerce platforms in the region are increasingly adopting innovative AI applications to enhance user experience and operational efficiency. However, sellers face pressure from parcel delivery service sourcing platforms, highlighting the need for efficient logistics solutions in the growing market. As OpenGov Asia reported, Vietnam is intensifying efforts to develop cross-border e-commerce as a key economic growth driver, supported by various policies, guidance, and innovative solutions. The sector is expanding at a rate 2.3 times faster than regular e-commerce between 2022 and 2025, with projections indicating a 20% annual growth until 2026. Over the past five years, Vietnamese businesses have significantly broadened their international reach, with the number of products exported via international e-commerce platforms increasing by 300%, and many SMEs achieving annual revenues surpassing US$1 million. The Vietnamese government, along with ministries, sectors, localities, and the business community, is actively promoting digital transformation and sustainable development in e-commerce. The Ministry of Industry and Trade (MoIT) emphasizes expanding markets through online platforms and digital ecosystems, supported by robust logistics. These initiatives underscore Vietnam’s commitment to digital transformation and economic modernization, aiming for sustainable growth in the digital economy and improved global market access for Vietnamese businesses.9

Digitalization and O2O Online-to-Offline Commerce.

Digitalization and O2O are becoming a disrupting factor at a significant pace and merits our close attention as well. As a business strategy, O2O is online-to-offline commerce that relies on identifying and drawing potential consumers found on online channels and funnels them into actual customers at a traditional brick-and-mortar store. This structure not only includes taking advantage of promotions offered through online channels for in-store purchases, but also in-store pick-up of purchased online orders and in-store online sales.

O2O Commerce has demonstrated that most brands do not have to separate strategies between online channels and offline channels in marketing. We believe that O2O businesses can compete with pure e-commerce players by focusing on targeting the right consumers who are willing to make the trip to the store to compare products, test or try on the products for experiential purpose and trust build-up, or save on delivery time when they buy the product. Businesses are taking notice to these trends and adapting using technology tools to improve their products and services and to enhance the consumer experience.

The increasing O2O Commerce trend of having multiple touchpoints with consumers has also generated significant benefits to users and merchants. For example, online businesses can benefit from the offline presence, delivery networks and storage infrastructure of offline businesses; meanwhile, the offline businesses can also benefit from users and Internet traffic directed from online visits as well as consumer insights and data collected from online activities.

Healthcare.

Our search for a potential business combination is expected to include evaluating and targeting companies in the private healthcare space in Southeast Asia and the APAC region with a scalable model and strong fundamentals. According to Bain & Company’s report, “Asia-Pacific Front Line of Healthcare 2024,” the APAC region will be the fastest-growing region in healthcare spending, accounting for more than 20% of global spending by 2030. Access to care, cost, and quality remain critical challenges for healthcare systems. Consumers take greater ownership of their health and are ready to spend more.

Roughly 50% of all consumers (58% of Gen Z) plan to spend more on healthcare in exchange for better health outcomes, better experiences, and greater efficiency. Consumers desire a single touchpoint to manage their health and are increasingly placing high trust in primary care providers and other alternative sites of care like pharmacies and digital health. The Asia-Pacific Front Line of Healthcare 2024 report also revealed that telehealth usage persists post-Covid-19, making online-offline a “new normal.” Telehealth usage grew roughly twofold across Asia-Pacific markets during the pandemic and stabilized in 2023.10 According to Horizon Grandview Research, the telehealth market in Asia Pacific is expected to reach a projected revenue of US$ 167,192.3 million by 2030. A compound annual growth rate of 27.6% is expected of Asia Pacific telehealth market from 2025 to 2030.

We believe that the emergence of the internet of things in healthcare with integrated analytics, advanced wearable devices, and strong mobile connectivity has significantly transformed the healthcare industry and has enabled efficient patient monitoring, optimizing prescriptions, and chronic disease management. Furthermore, deep learning and AI functionalities enhance the personalization of healthcare and even provide physicians with feedback on their performance and consultation and training for performance enhancement.

9 Id.

10 Asia-Pacific Front Line of Healthcare 2024 | Bain & Company, April 3, 2024.

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Education.

We see considerable growth potential in Southeast Asia in particular for private and international schools, mainly due to the continued growth of the economies in these parts of Asia. Private education is estimated to be a $10 trillion–dollar industry globally by 2030.11 In 2022, the worldwide international education market (school segment) was valued at $53.8 billion. The worldwide international education market (school segment) is expected to grow and reach $95.9 billion by 2030 and the global market is estimated to be growing at an approximate CAGR of 7.5% between 2023-2030.12 Emerging markets have seen a surge in private provision of education during the last decade. Population growth during the last century, along with macroeconomic gains, has paved the way for this trend. Rising affluence has contributed to increased enrollment across levels of education. As a result, private sector education has become quite sophisticated over the past ten years.13

Singapore and Malaysia have the most developed private education markets. Malaysia has a long history of establishing private higher education institutions and generating significant investments from corporations and private equity. Both countries are also benefiting from the increased popularity of international schools. The Thai, Indonesian and Vietnamese markets, though smaller in size, are expected to expand as their economies grow, bringing more high-quality, private offerings. In recent years, Indonesia and Thailand are also topping the list that offer premium private schools, many of which are international schools to accommodate the expatriate community as well.14

Renewable Energy Investment.

We also intend to identify and analyze businesses within the renewable energy industry, as we believe that this sector represents an attractive target market given the size, breadth and prospects for growth. To address climate change, countries adopted the Paris Agreement at the COP21 in Paris on December 12, 2015; the Paris Agreement entered into force less than a year later. In the agreement, all countries agreed to work to limit global temperature rise to well below 2 degrees Celsius, and given the grave risks, to strive for 1.5 degrees Celsius. Implementation of the Paris Agreement is essential for the achievement of the Sustainable Development Goals, and provides a roadmap for climate actions that will reduce emissions and build climate resilience.

The Paris Agreement requires all countries to take action, while recognizing their differing situations and circumstances, yet all countries are responsible for taking action on both mitigation and adaptation. Each country submitted their own nationally determined climate actions for which they have an obligation to implement, and if they do, it will bend the curve downward in the projected global temperature rise. The agreement not only formalizes the process of developing national plans, but will require countries to continuously upgrade their commitments so that they are ready to implement the 2030 Sustainable Development Agenda. A new UN report has revealed a concerning trajectory for the Asia Pacific region, projecting a delay until 2062 to achieve the Sustainable Development Goals (SDGs), overshooting the schedule by a staggering 32 years.15 Among the 17 SDGs, Goal 13 on climate action required most attention, as progress on all of its targets is off track and some are in reverse, according to the report. This underscored the need to integrate climate action into national policies, strengthen resilience and improve adaptive capacity to cope with climate-related disasters, it noted. The report also called for significant ramp-up in investment towards sustainable infrastructure and renewable energy sources.

Mobile Technology and Smart Devices.

The advance of mobile technology and proliferation of smart devices has ushered in an era of leapfrogging development in the Southeast Asia and Asia Pacific technology space, which we will consider in our search for a business combination. In 2024, Malaysia recorded the highest internet adoption rate across Southeast Asia at over 97 percent. In contrast, Indonesia, the region’s most populous country, had an internet adoption rate of 66.5 percent that year. Singapore, Brunei, and Malaysia boast some of the highest mobile internet penetration rates in the world, attributable to their national mobile internet infrastructures. While Southeast Asia’s most populous markets, Indonesia and the Philippines, also have the largest online populations in the region, there is still room for growth due to mobile infrastructures being unable to accommodate the high user demand. However, mobile network infrastructure is developing quickly, as Indonesia’s mobile internet penetration surpassed 76 percent in 2022, marking a significant increase from under 50 percent in 2017.16

11 The Future of Education: Navigating a $10 Trillion Ocean by 2030 - MyFutureChoice, October 2, 2023.

12 International Education Market - Innovius Research, June 23, 2023.

13 Id.

14 Id.

15 Asia-Pacific off track on path to SDGs, UN data shows | UN News, February 2024.

16 Internet adoption rates in Southeast Asia 2024 | Statista, January 2024.

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The digital transformation of South and Southeast Asia is opening a range of opportunities for its citizens, especially for younger generations. Many Asian countries are even in the lead globally in certain sectors of digitalization. For example, the Philippines and Malaysia have become the top two countries in e-commerce retail growth, increasing by 25% and 23% per year, respectively.17

Scarcity of Listed Southeast Asian and APAC Tech Companies.

Also contributing to our market opportunity is our belief that the scarcity of listed Southeast Asia and APAC tech companies will lead to strategic opportunities. The tech industry in Southeast Asia, home to about one-tenth of the world’s population and some of the fastest-growing economies like Indonesia, is overdue for recognition. The region did not have a single major tech company listed till gaming and e-commerce leader, Sea Ltd., went public in New York in 2017. The dearth of public companies remains despite a smartphone-using population growing at rates unmatched in much of the world, driven by economic growth and government policies that encourage investment in technology. That potential is attracting the likes of Amazon.com Inc. and Chinese majors including Tencent Holdings Ltd. and Alibaba Group Holding Ltd., who see Southeast Asia’s increasingly affluent consumers as key to their global ambitions.

Despite an attractive long list of high growth businesses in Southeast Asia, there is a lack of mid-to late-stage funding to bring the high growth businesses to an initial public offering. We are committed to closing the gaps in the fast-growing e-commerce market in Southeast Asia and APAC region and believe that we have the experience and commitment to turn a high growth business into a quality publicly listed company.

Our management team’s efforts to seek a suitable business combination target will be complemented by the experience and network of our founders who will utilize their extensive networks of seasoned industry operators and advisors to not only identify potential targets and effect the initial business combination efficiently but, post-closing, serve in the meaningful role of trusted non-family advisors. We believe that our team and vision will make us an attractive partner for founders and owners in the industries in which we plan to pursue business combination targets. Our team has a proven track record of experience and deal-making in the technology, digital and consumer sectors. As such, we believe that we will have a significant competitive advantage in identifying and acquiring a target in Southeast Asia or the APAC area. We also believe that we are well-positioned to identify attractive businesses that would benefit from the diverse skill set of our management team, including the integration of business best-practices with marketing best-practices, and using data-driven insights and technology to understand customer preferences and to optimize the customer experience. We intend to focus on evaluating companies or assets with leading competitive positions, attractive financial profiles and robust long-term potential for growth and profitability.

Our Business Strategy

Our business strategy is to utilize our management team’s past experience to identify and complete our initial business combination with a company that our management believes, with proper utilization of our network and experience, has compelling potential for value creation.

We will aim to create significant value uplift for our shareholders via a business combination by leveraging our skills and networks. Our management team has a wide network of relationships globally and especially in the Asia-Pacific region, providing significant access to attractive opportunities for transformational growth. Our management team has a deep understanding of the ongoing global trends that drive high growth industries, such as internet, financial technology, e-commerce, O2O Retail, consumer, healthcare, education, renewable energy and big data, AI, cloud-based technology, which will play an integral part in realizing those trends. Furthermore, the team has a proven track record of sourcing, executing and monetizing opportunities making it well placed to add value to target businesses, both strategically and operationally.

Our business strategy is to identify and complete our initial business combination with a company that complements the experience of our management team and can benefit from their operational and investment expertise. Our selection process will leverage their broad and deep relationship network, unique industry experiences and deal sourcing capabilities to access a broad spectrum of differentiated opportunities.

We intend to identify and complete our initial business combination with a company that can benefit from (i) the managerial and operational experience of our management team, (ii) additional capital, and (iii) access to public securities markets. We plan to leverage our management team’s network of potential proprietary and public transaction sources where we believe a combination of our relationships, knowledge and experience could effect a positive transformation or augmentation of existing businesses to improve their overall value. We believe this approach will create long-term value for our shareholders.

17 How digitalization is making South and Southeast Asia engines of growth | World Economic Forum (weforum.org), February 10, 2022.

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There is no geographic limitation to the location of targets, as these types of opportunities are not necessarily bound by geography. We do believe that there are attractive business combination candidates in the Asia Pacific that are looking to the US for both opportunities and capital. We believe that a US-based company with a listing and capital would be an ideal fit for one of those companies. Such a connection would unlock value and increase growth opportunities for the right company. We believe that the way businesses and consumers operate, make decisions, and spend has forever changed because of the pandemic.

Upon completion of this offering, our management team will communicate with their network of relationships to articulate the parameters for our search for a target company and a potential business combination and begin the process of pursuing and reviewing potential opportunities.

If we were to complete a business combination with a Chinese entity, we could be subject to certain legal and operational risks associated with or having the majority of post-business combination operations in China. PRC laws and regulations governing PRC based business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of any post-business combination subsidiaries, significant depreciation of the value of our shares or a complete hindrance of our ability to offer, or continue to offer, our securities to investors, including investors in the United States. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. These recently enacted measures, and new measures which may be implemented, could materially and adversely affect the operations of any post-business combination company which we may acquire as our initial business combination. As a result, we expressly disclaim any intent to and will not consummate a business combination with a target business located in China (including Hong Kong and Macau).

Competitive Advantage

Our sponsor is an affiliate of AEI Capital Ltd., based in Kuala Lumpur Malaysia with satellite offices in Singapore and Hong Kong, which focuses on technology enabled products and solutions to identify, harness and develop key trends relevant to their customers and markets. AEI Capital Ltd. works with tech scalable businesses with the potential to improve productivity and reduce costs through our in-depth organization transformation expertise and technology-enabled business growth insights. AEI Capital Ltd. works directly with its investee-companies to enhance the intrinsic value of their equity investment in each portfolio company by focusing on (i) Capitalization; (ii) Strategization; and (iii) Digitalization, to engineer their growth direction.

AEI Capital Ltd., along with our officers, directors and advisors, bring deep and extensive experience including a significant track record of successfully identifying, investing in and operating businesses across a broad range of industries including technology, AI, healthcare, energy and cloud-based technology, which provides us with a competitive advantage in sourcing, evaluating and pursuing a broad range of opportunities in these targeted sectors primarily in the Asia Pacific area. In particular, we believe that our management team’s expertise and experience that creates a competitive advantage for us includes:

●	Significant industry experience and market knowledge

Our team has extensive experience in managing, investing and monetizing assets with a focus to creating and delivering significant value to shareholders. Our management and directors, in addition to their own deep and sophisticated sector knowledge, have a strong network of relationships with industry professionals across key expertise and geographies in the technology sector, which they can draw upon to further enable them to identify and take advantage of a wide range of investment opportunities. This extensive market knowledge has a significant positive impact on investment decisions and aids in a holistic evaluation of transactions.

●	Deal flow and sourcing

Members of our management, advisors and our sponsor have developed deep relationships with market leaders in the global technology industry that will provide a substantial pipeline of proprietary acquisition opportunities.

●	Value Creation Capabilities

The members of our team have extensive experience working closely with management teams and board members to assist with growth strategy and value creation. The target company can benefit from both the operational and financial experience of our team to unlock additional value.

●	Capital Structure Optimization and Support

The members of our team have strong expertise in navigating the capital markets. With strong relationships in the banking and finance industry, proven ability to complete capital raising efforts, and a proven history of executing M&A deals and other transactions, we believe that we will be able to complete a business combination that will create value for our shareholders.

●	Core strength in the APAC region

We believe that the Asia Pacific region is becoming an increasingly important player in the global technology landscape. Home to a large base of technology companies, the region is also growing rapidly and it contains numerous established and fast-growing companies that largely remain undiscovered to global market participants. As such, even though we may identify potential targets in other regions, we believe it is critical to understand the dynamics behind the Asia Pacific technology space. Accordingly, our management team is especially established in Asia Pacific, thanks to our close relationships with professionals in the industry and our region-specific expertise that has been developed over four decades. We believe our strong network and deep understanding of Asia Pacific will be instrumental in potentially identifying and executing a deal with a high-quality target in the region.

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Our Acquisition Philosophy and Business Combination Criteria

We will aim to create significant value uplift via a business combination by leveraging our skills and networks. Consistent with our business strategy, we plan to invest in an innovative high-quality company with strong growth potential, an exceptional management team and operational upside. We will target opportunities that have well-established regulations and a safe and healthy track records. We will focus on companies in Asia Pacific, where our management team is able to leverage its extensive experience and network to source for attractive investment opportunities, as well as impart its expertise on strategic, operational, and transactional matters. We expect considerable investor interest in Asia, as the region is home to a wealth of untapped resources, along with highly valuable companies that have remained undiscovered to the global marketplace.

Strong management teams will be a key criterion in our target selection - teams with a track record of value creation, accompanied with a clear growth vision for the business. We have selected some guiding factors, which along with our key competitive advantages, will enable us to identify the appropriate businesses to create compelling combination opportunities. Specifically, we will prioritize companies that we believe have the following attributes:

●	strong growth potential and operational upside. These businesses may be in growth sectors of the technology areas of interest, which are expected to benefit from the strong demand pull with the technology efforts;

●	headed by strong management teams with a track record of value creation, accompanied with a clear growth vision for the business;

●	a significant market opportunity and sustainable runway for growth;

●	a proven business/operational model that has the ability to compound at high or rising returns on invested capital;

●	a strong hidden or innate value that can be unlocked with more operational, commercial or financial focus;

●	a business that will benefit from being publicly traded and that can effectively utilize the broader access to capital markets to pursue further growth opportunities;

●	a management team focused on execution and possessing high standards of integrity; and

●	a reasonable entry valuation that provides an asymmetric risk-reward.

These factors, combined with the strengths and expertise of our management team, will enable us to successfully deliver a value accretive transaction. These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Our Acquisition Process

In identifying opportunities for our business combination, our management will utilize a comprehensive, disciplined approach that incorporates several steps. For a more detailed description, see “Proposed Business — Our Acquisition Process.”

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We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, directors or officers, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, directors or officers. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsor, directors or officers, we, or a committee of independent directors, would obtain an opinion from an independent entity, that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Members of our management team, including our officers and directors, directly or indirectly own founder shares and may own private placement rights following this offering and, accordingly, may have a conflict of interest in determining whether a particular target company is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors, as well as our management team, may have a conflict of interest with respect to evaluating a particular business combination, including if the retention or resignation of any such officers, directors, and management team members was included by a target business as a condition to any agreement with respect to such business combination.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity subject to his or her fiduciary duties. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then, subject to such officer’s and director’s fiduciary duties under Cayman Islands law, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties to materially affect our ability to complete our initial business combination.

Our founders, sponsor, officers, and directors may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among investment mandates. In addition, our founders, sponsor, officers, and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.

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As more fully discussed in “Management — Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have fiduciary duties or contractual obligations that may take priority over their duties to us.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or an independent accounting firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects.

We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target.

However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% of net assets test. If the initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Subject to certain limitations described elsewhere in the prospectus under “Proposed Business — Permitted Purchases of Our Securities,” we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares either (i) upon the completion of our initial business combination , whether in connection with a shareholder meeting called to approve the initial business combination or by means of a tender offer or (ii) if we propose an amendment to our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

The net proceeds of this offering and the sale of the placement units released to us from the trust account upon the closing of our initial business combination may be used as consideration to pay the sellers of a target business with which we complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may use the balance of the cash released to us from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. In addition, we may be required to obtain additional financing in connection with the closing of our initial business combination to be used following the closing for general corporate purposes as described above, which will have a dilutive or negative effect on the ownership interest and voting power of unaffiliated securityholders.

Our amended and restated memorandum and articles of association will provide that, following this offering and prior to the consummation of our initial business combination, we will be prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) or (y) amend the foregoing provisions, unless (in connection with any such amendment to our amended and restated memorandum and articles of association) we offer our public shareholders the opportunity to redeem their public shares.

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Our Sponsor

Our Sponsor is AEI Capital SPAC Venture II LLC, a limited liability company incorporated in the Cayman Islands owned by AEI CapForce Venture II (Labuan) LLP and AEI CapForce Venture IV (Labuan) LLP, private investment funds advised by European Credit Investment Bank Ltd. and managed by AEI Fund Management Co. Ltd., a fund management company owned by AEI Capital Ltd., which is based in Kuala Lumpur, Malaysia, with satellite offices in Singapore and Hong Kong, and focuses on technology enabled products and solutions to identify, harness and develop key trends relevant to their customers and markets. As of the date of this prospectus, other than Mr. John Tan, no other person has a direct or indirect material interest in our Sponsor. In addition, our independent director nominees have received from our sponsor Class B ordinary shares for their services as a director, which will vest upon the Closing of this offering. Other than our management team, none of the other members of our sponsor will participate in our company’s activities.

The following table sets forth the payments to be received by our Sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our Sponsor or its affiliates, assuming the underwriters full exercise of the over-allotment:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
AEI Capital SPAC Venture II LLC	2,875,000 Class B Ordinary Shares	$25,000

	250,280 Private Placement Units	$2,502,800

	Loan repayment	Actual amount loaned. Up to $3,000,000 of such loan may be convertible into units identical to the placement units, at a price of $10.00 per unit, at the option of the lender upon consummation of our initial business combination.

	Payment to our sponsor or its affiliate for office space, utilities and secretarial and administrative support	$10,000 per month, for up to 18 months (or up to 24 months by means of up to six one-month extension) from the closing of this offering, as discussed herein.

	Reimbursement for any out-of-pocket expenses related to our formation and initial public offering and to identifying, investigating and completing an initial business combination	Actual amount incurred

We do not expect the issuance of placement shares or additional Class A ordinary shares upon the conversion of founder shares will result in any material dilution of our public shareholders’ equity interests. For more information, see the section titled “Dilution” for more information. However, because our sponsor acquired the founder shares at a nominal price, our public shareholders will incur immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the rights included in the units. See the section titled “Risk Factors — Risks Relating to our Securities — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.”

Pursuant to a letter agreement to be entered with us, each of our Sponsor, directors and officers has agreed to restrictions on its ability to transfer, assign, or sell the founder shares and private placement rights, as summarized in the table on page 114 of this prospectus.

In addition, in order to facilitate our initial business combination or for any other reason determined by our sponsor in its sole discretion, our sponsor may surrender or forfeit, transfer or exchange our founder shares, private placement rights or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities.

Notwithstanding our founder’s and management team’s past experiences, past performance is not a guarantee (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) that we will provide an attractive return to our shareholders from any business combination we may consummate. You should not rely on the historical record of the members of our management team or our sponsor or their respective affiliates or any related investment’s performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward. Each of our officers and directors may become an officer or director of another special purpose acquisition company with a class of securities intended to be registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, even before we have entered into a definitive agreement regarding our initial business combination. For more information, see the section of this prospectus entitled “Management — Conflicts of Interest” and see “Risk Factors.”

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Further, our initial shareholders, including our Sponsor, will own approximately 20% of our issued and outstanding shares following this offering. As a result, we may be considered a “foreign person” under rules promulgated by the Committee on Foreign Investment in the United States (“CFIUS”) and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS), or ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited.

Other Considerations

The net proceeds of this offering and the sale of the placement units released to us from the trust account upon the closing of our initial business combination may be used as consideration to pay the sellers of a target business with which we complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may use the balance of the cash released to us from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. In addition, we may be required to obtain additional financing in connection with the closing of our initial business combination to be used following the closing for general corporate purposes as described above, which will have a dilutive or negative effect on the ownership interest and voting power of unaffiliated securityholders.

There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise. None of our sponsors, officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business combination.

Corporate Information

Our executive offices are located at Duplex Penthouse, Unit A-33A-6, Level 33A, Tower A, UOA Bangsar Tower, No. 5, Bangsar Utama 1 Road, 59000 Kuala Lumpur, Malaysia, and our telephone number is +603 2770 2752. We are a Cayman Islands exempted company incorporated on July 8, 2021, with limited liability. Cayman Islands exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for, a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (as Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

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We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

A majority of our executive officers and directors reside outside of the United States which means it may be difficult to effect service of process upon us or our officers and directors who reside outside of the United States. Our initial business combination may also be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data but we believe it is unlikely in view of the fact that we do not have a PRC subsidiary or any China operations and the Sponsor and none of our officers and directors reside in the PRC. These laws continue to develop, however, and the PRC government may exert more oversight and control over offerings that are conducted overseas and foreign investment in issuers with significant management based in or significant ties to China and/or Hong Kong by adopting other rules and restrictions. Non-compliance could result in penalties or other significant legal liabilities.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that is held by non-affiliates equals or exceeds $700.0 million as of the prior December 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our Class A ordinary shares held by non-affiliates did not equal or exceed $250.0 million as of the prior last business day of the second fiscal quarter which is December 31, or (2) our annual revenues did not exceed $100.0 million during such completed fiscal year and the market value of our Class A ordinary shares held by non-affiliates did not equal or exceed $700.0 million as of the prior last business day of the second fiscal quarter which is December 31. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

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Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if subsequently signed into law, will amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Nevertheless, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor, and that as a result an exchange may determine to delist our securities.

Our auditor, CBIZ CPAs P.C., is a United States accounting firm headquartered in Kansas City, Missouri and is subject to regular inspection by the PCAOB. CBIZ CPAs P.C. is not headquartered in mainland China or Hong Kong and was not identified as a firm subject to the PCAOB’s Determination Report announced on December 16, 2021. As a result, we do not believe that Holding Foreign Companies Accountable Act and related regulations will affect us. Additionally, due to the exclusion of any target company being based in or having the majority of its operations in China (including Hong Kong and Macau) from any consideration as a potential target company for a business combination, we do not believe that Holding Foreign Companies Accountable Act and related regulations will affect the post-combination entity because we have no intention whatsoever of completing a business combination with a business located in China, Hong Kong and Macau.

Moreover, on August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China – the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. The Statement of Protocol is intended to grant to the PCAOB complete access to the audit work papers, audit personnel, and other information it needs to inspect and investigate any firm it chooses, with no loopholes and no exceptions, which is a profoundly welcome step. Nonetheless, should the PCAOB determine in the future that it cannot inspect or investigate PRC-based companies, such companies may be subject to delisting, which would have infinite adverse effects on such listed companies and may hinder our ability to find a target company and holders of our ordinary shares.

The Offering

In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below of this prospectus entitled “Risk Factors.”

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Securities offered	10,000,000 Units, at $10.00 per unit, each unit consisting of:

	●	one Class A ordinary share; and

	●	one right to receive one-fifth (1/5) of one Class A ordinary share.

The ordinary shares being offered are of a different class as those held by our sponsor and its affiliates. The private placement rights are identical to the rights sold as part of the units in this offering except that: they (including the Class A ordinary shares issuable upon conversion of these rights) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination, as described below and they (including the ordinary shares issuable upon conversion of these rights) are entitled to registration rights.

Proposed Nasdaq symbols	Units: “AEIBU” Class A ordinary shares: “AEIB” Rights: “AEIBR”

Trading commencement and separation of Class A ordinary shares and rights

The units are expected to begin trading on or promptly after the date of this prospectus. We expect the Class A ordinary shares and rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus (or if such date is not a business day, the following business day, unless the underwriter permits earlier trading), subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and rights.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Separate trading of the Class A ordinary shares and rights is prohibited until we have filed a Current Report on Form 8-K	In no event will the Class A ordinary shares and rights be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which closing is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:

Number outstanding before this offering	0

Number of placement units to be sold in a private placement simultaneously this offering	233,030(1)

Number outstanding after this offering	10,233,030(1)

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Ordinary shares:

Number outstanding before this offering	0 Class A ordinary shares and 2,875,000 Class B ordinary shares (founder shares)(2)

Number outstanding after this offering	10,233,030 Class A ordinary shares and 2,500,000 Class B ordinary shares(1)(3)

Rights:

Number outstanding before this offering and the private placement	0

Number of rights to be outstanding after this offering and the private placement	10,233,030(1)(4)

Exercisability	Each unit includes one right entitling the holder thereof to receive one-fifth (1/5) of one Class A ordinary share upon consummation of our initial business combination, subject to adjustment as described in this prospectus. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law.

1 Assumes no exercise of the underwriters’ over-allotment option and the forfeiture by our sponsor of an aggregate of 375,000 founder shares.

2 Includes up to an aggregate of 375,000 shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

3 Comprised of 10,233,030 Class A ordinary shares (including 233,030 placement shares) and 2,500,000 founder shares. The founder shares are convertible into Class A ordinary shares, subject to adjustment as described herein adjacent to the caption “Founder shares conversion and anti-dilution rights.”

4 Includes 10,000,000 public rights and 233,030 placement rights.

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Founder shares

As of the date hereof, our initial shareholders hold 2,875,000 founder shares, 375,000 of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised. The number of founder shares issued and outstanding was determined based on the expectation that the founder shares would represent at least 20% of the outstanding shares after this offering (excluding the placement units and underlying securities).

As such, our initial shareholders will collectively own approximately 20% of our issued and outstanding shares after this offering (including the placement shares to be issued to the sponsor and assuming they do not purchase any units in this offering). None of our sponsor, officers or directors have expressed any intention to purchase any units in this offering. Up to an aggregate 375,000 founder shares will be subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised so that our initial shareholders will maintain ownership of at least 20% of our ordinary shares after this offering.

Effective as of August 6, 2021, our sponsor transferred a total of 45,000 founder shares among our Chief Financial Officer (15,000 shares) and among our three independent director nominees (10,000 shares each) at their original purchase price pursuant to executed securities assignment agreements. Also effective August 6, 2021, our sponsor transferred a total of 30,000 founder shares among our six advisors (5,000 shares each) in connection with this offering. On April 5, 2022, we amended and restated the executed securities assignment agreement for one of our independent director nominees, Christopher Clower, in response to his request to serve as a member of our advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by sponsor of 10,000 shares to Lionel H. Derriey, our new independent director nominee.

On January 28, 2023, we amended and restated the executed securities assignment agreement for one of our independent director nominees, Dr. Li Zhong Yuan, in response to his request to serve as a member of our advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by sponsor of 5,000 additional shares to Juan Fernandez, our new independent director nominee.

On December 18, 2023, Andy Chow delivered a letter of resignation as an Independent Director Nominee, Chair of the Audit Committee, Member of the Compensation Committee and Member of the Corporate Governance and Nominating Committee of the Company and relinquished his 10,000 shares previously granted. On the same day, Victor Chua, formerly an advisor to the Company, agreed to an appointment to fill the vacancy created by Mr. Chow’s resignation. In connection with Mr. Chua’s appointment, Mr. Chua relinquished the 5,000 shares granted for his advisor service and accepted 10,000 shares granted to him by the Sponsor. In addition, on April 30, 2024, Puan Chan Cheong’s and Hans-Peter Ressel’s role on the advisory board was terminated and, as a result, both Mr. Cheong and Mr. Ressel relinquished the entirety of their 5,000 shares back to the Sponsor.

We will effect a share capitalization or other appropriate mechanism prior to this offering should the size of the offering change, in order to maintain such percentage ownership. The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:

●

the founder shares are Class B ordinary shares that automatically convert into Class A ordinary shares at the time of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of this offering (including pursuant to the over-allotment option), plus (ii) the total number of Class A ordinary shares issued, deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by us in connection with or in relation to the consummation of an initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued or to be issued to any seller in the initial business combination and any private placement rights issued to our sponsor, subject to adjustment pursuant to certain anti-dilution rights as described herein under “Description of Securities — Founder Shares and Placement Shares.” Holders of founder shares may also elect to convert their founder shares into an equal number of Class A ordinary shares, subject to adjustment as provided herein, at any time;

●	the founder shares are subject to certain transfer restrictions, as described in more detail below;

●	the founder shares are entitled to registration rights; and

●	our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) from the closing of this offering or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame and (iv) vote any founder shares held by them and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination. Public shareholders will not be offered the opportunity to vote on or redeem their shares in connection with any such extension.

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If we submit our initial business combination to our public shareholders for a vote, we will complete our initial business combination only we receive an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. As a result of an agreement in which we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor, our sponsor, officers and directors are expected to vote their shares in favor of our initial business combination. As a result, in the event that only the minimum number of shares representing a quorum is present at a shareholders’ meeting held to vote on our initial business combination, in addition to our initial shareholders’ founder shares and placement shares, we would need only 3,633,486 or 36.3% of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination approved in favor of our initial business combination in order to have our initial business combination approved. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or abstain from voting (subject to the limitation described in this prospectus.

Transfer restrictions on founder shares	Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares (or Class A ordinary shares issuable upon conversion thereof), until the earlier to occur of: (A) twelve (12) months after the completion of Business Combination; (B) the date on which the post-combination company consummates a liquidation, merger, share exchange, or other similar transaction that results in all of the post-combination company’s shareholders having the right to exchange their ordinary shares for cash, securities, or other property; or (C) pursuant to certain permitted transfers, including transfers to family members, affiliates, or for estate planning purposes (except as described herein under “Principal Shareholders — Restrictions on Transfers of Founder Shares and placement units”). Notwithstanding the foregoing, the Insider Shares will be released from the lock-up if subsequent to the Business Combination, the Class A ordinary shares of the post-combination company (or if the post combination company is not organized under the laws of the Cayman Islands, the equivalent to Class A ordinary shares in the jurisdiction of organization of the post-combination company) equals or exceeds $11.50 per share for any twenty (20)trading days within any 30-trading day period commencing at least ninety (90)days after our initial Business Combination. The Insiders will also agree not to transfer any ownership interest in, except to permitted transferees, their Private Placement warrants until at least thirty (30)days following the completion of the Business Combination. However, if after a Business Combination there is a transaction whereby all the outstanding ordinary shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the Insider Shares or the Private Placement warrants (or any Class A ordinary shares thereunder) shall be permitted to participate. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions in the letter agreement, as discussed throughout this prospectus, as the lock-up.

Founder shares conversion and anti-dilution rights

The founder shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares at the time of the consummation of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of this offering (including pursuant to the over-allotment option), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued or to be issued to any seller in the initial business combination and any placement rights issued to our sponsor. Any conversion of founder shares described herein will take effect as a compulsory redemption of founder shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Holders of founder shares may also elect to convert their founder shares into an equal number of Class A ordinary shares, subject to adjustment as provided herein, at any time. In no event will the founder shares convert into Class A ordinary shares at a rate of less than one-to-one.

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The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt.

Voting rights; Appointment of Directors

Holders of record of the Class A ordinary shares and holders of record of the founder shares will vote together as a single class on all matters submitted to a vote of our shareholders, with each ordinary shares entitling the holder to one vote except as required by law.

Holders of record of our Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in our amended and restated memorandum and articles of association or as required by the Companies Act or Nasdaq rules, an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company is generally required to approve any matter voted on by our shareholders. Approval of certain actions require a special resolution under Cayman Islands law, which requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of the company, and pursuant to our amended and restated memorandum and articles of association, such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, meaning, following our initial business combination, the holders of more than 50% of our ordinary shares voting for the appointment of directors can elect all of the directors. Only holders of founder shares will have the right to appoint directors in any election held prior to or in connection with the completion of our initial business combination. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association relating to the rights of holders of founder shares to appoint directors may be amended by a special resolution passed by a majority of at least 90% of our shares voting in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of the founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote. If we seek shareholder approval of our initial business combination, we will complete our initial business combination only if we receive an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, our sponsor, officers and directors have agreed to vote their founder shares and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination. As a result, in the event that only the minimum number of shares representing a quorum is present at a shareholders’ meeting held to vote on our initial business combination, in addition to our initial shareholders’ founder shares, we would need 3,633,486 or 36.3%, of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved in favor of our initial business combination in order to have our initial business combination approved.

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Placement units

Simultaneously with the consummation of this offering, our sponsor has committed to purchase an aggregate of 233,030 placement units (or up to 250,280 placement units if the over-allotment option is exercised in full).

These placement units will be purchased in a private placement that will occur simultaneously with the purchase of public units at the closing of this offering. The placement units (and underlying placement shares and placement rights) are identical to the units and rights sold in this offering. Our initial shareholders have agreed (A) to vote their placement shares in favor of any proposed business combination, (B) not to convert any placement shares in connection with a shareholder vote to approve a proposed initial business combination or sell any placement shares to us in a tender offer in connection with a proposed initial business combination and (C) that the placement shares shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. In the event of a liquidation prior to our initial business combination, the placement units will likely be worthless.

Each placement unit is identical to the units offered by this prospectus except as described below. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares or placement shares, which will expire worthless if we do not consummate a business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)). Our sponsor, officers, directors and director nominees have agreed to waive their redemption rights with respect to any founder shares or placement shares (i) in connection with the consummation of a business combination, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto, to redeem 100% of our public shares if we do not complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) from the closing of this offering or with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) if we fail to consummate a business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) from the closing of this offering or if we liquidate prior to the expiration of the 18-month period. However, our initial shareholders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 12-month period. A portion of the purchase price of the placement units will be added to the proceeds from this offering to be held in the trust account such that, at the time of closing, $100,000,000 (or $115,000,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)), the proceeds from the sale of the placement units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the placement units, placement rights and placement shares will expire worthless.

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Transfer restrictions on Placement Units	The placement units and their component securities will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares and Placement Units”).

Proceeds to be held in trust account

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the placement units be deposited in a trust account. Of the net proceeds of this offering and the sale of the placement units, $100,000,000, or $10.00 per unit ($115,000,000, or $10.00 per unit, if the underwriters’ over-allotment option is exercised in full) will be placed into a trust account in the United States at J.P. Morgan Securities LLC, with Odyssey Trust Company acting as trustee, and $442,640 will be used to pay expenses in connection with the closing of this offering and for working capital following this offering.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, our amended and restated memorandum and articles of association will provide that the proceeds from this offering and the sale of the placement units, will not be released from the trust account until the earliest of (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (i) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, and (c) the redemption of our public shares if we are unable to complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)), subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholder. Public shareholders will not be offered the opportunity to vote on or redeem their shares in connection with any such extension.

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Anticipated expenses and funding sources	Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay our taxes and/or to redeem our public shares in connection with an amendment to our amended and restated memorandum and articles of association, as described above. The proceeds held in the trust account will be invested only in U.S. government securities with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof. Assuming an interest rate of 0.1%, we estimate the trust account will generate approximately $100,000 of interest annually; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:

●	the net proceeds of this offering and the sale of the placement units not held in the trust account, which will be approximately $737,660 in working capital after the payment of approximately $442,640 in expenses relating to this offering; and

●	any loans or additional investments from our sponsor, or an affiliate of our sponsor or certain of our officers and directors, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. Up to $3,000,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the placement units.

Conditions to completing our initial business combination

Nasdaq rules require that we consummate an initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted). Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that ordinarily renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. However, we may structure our initial business combination so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

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Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% of net assets test. If the initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as our initial business combination for purposes of seeking shareholder approval or conducting a tender offer, as applicable.

Permitted purchases of public shares and public rights by our affiliates	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase public shares or public rights in privately-negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares or rights our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing our securities during certain blackout periods when they are in possession of any material non-public information and (ii) clear all trades of company securities with a compliance officer prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or public rights in such transactions prior to completion of our initial business combination. See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our sponsor, initial shareholders, directors, officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction. Our sponsor, directors, officers, advisors or any of their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) of, or Rule 10b-5 under, the Exchange Act.

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The purpose of any such transaction could be to (1) increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of rights outstanding and/or increase the likelihood of approval on any matters submitted to the right holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public shareholders upon completion of our initial business combination

Subject to certain limitations described adjacent to “Limitation on redemptions,” we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares, either (i) upon the completion of our initial business combination or (ii) if we propose an amendment to our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein.

The amount in the trust account is initially anticipated to be $10.00 per public share, however, there is no guarantee that investors will receive $10.00 per share upon redemption. There will be no redemption rights upon the completion of our initial business combination with respect to our rights. Our sponsor, officers, directors and director nominees have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and placement shares held by them and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination or otherwise.

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Limitation on redemptions

Our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). However, a greater net tangible asset or cash requirement may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. Furthermore, although we will not redeem shares in an amount that would cause our net tangible assets to fall below $5,000,001, we do not have a maximum redemption threshold based on the percentage of shares sold in this offering, as many blank check companies do.

In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

In addition, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms.

By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Manner of conducting redemptions	Subject to certain limitations described adjacent to “Limitation on redemptions,” we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares either (i) upon the completion of our initial business combination, whether in connection with a shareholder meeting called to approve the initial business combination or by means of a tender offer or (ii) if we propose an amendment to our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and stock purchases would not typically require shareholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

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●	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 under the Exchange Act to purchase Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event that we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other reasons, we will:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

●	file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the initial business combination. A quorum for such meeting will be present if the holders of a majority of issued and outstanding shares entitled to vote at the meeting are represented in person or by proxy. Our sponsor will count towards this quorum and has agreed to vote its founder shares and any public shares purchased during or after this offering in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained.

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As a result, in the event that only the minimum number of shares representing a quorum is present at a shareholders’ meeting held to vote on our initial business combination, in addition to our initial shareholders’ founder shares and placement shares, we would need 3,633,486 or 36.3% of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination approved in favor of our initial business combination in order to have our initial business combination approved. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or abstains from voting (subject to the limitation described in this prospectus). We intend to give approximately 30 days (but not less than ten days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. The quorum and voting thresholds, and the voting agreement of our sponsor, may make it more likely that we will consummate our initial business combination.

Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against, or abstain from voting on, the proposed transaction.

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed business combination is not approved and we continue to search for a target company, we will promptly return any certificates delivered, or shares tendered electronically, by public shareholders who elected to redeem their shares.

Our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination.

In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

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Redemption rights in connection with proposed amendments to our amended and restated memorandum and articles of association	Our amended and restated memorandum and articles of association provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by holders of 65% of our ordinary shares entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares entitled to vote thereon. In all other instances, our amended and restated memorandum and articles of association may be amended by holders of a majority of our outstanding ordinary shares entitled to vote thereon, subject to applicable provisions of the Companies Act or applicable stock exchange rules. Our amended and restated memorandum and articles of association will provide that we may not issue additional shares that would entitle the holders thereof to receive funds from the trust account or vote on any initial business combination or on matters related to our pre-initial business combination activity. Our initial shareholders, who will collectively beneficially own 20% of our outstanding ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. Our sponsor, executive officers, and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares. Our sponsor, officers, directors and director nominees have entered into a letter agreement with us pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, placement shares and any public shares held by them in connection with the completion of our initial business combination.

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Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, all amounts held in the trust account will be disbursed directly by the trustee to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination,” to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other assets, companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated memorandum and articles of association provides that we will have until the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months of the offering by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) to complete our initial business combination.

If we are unable to complete our initial business combination within such time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay taxes and potentially, dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under the Companies Act to provide for claims of creditors and the requirements of other applicable law.

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Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares and placement shares held by them if we fail to complete our initial business combination within the period to consummate the initial business combination. However, if our sponsor, officers or directors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time period.

Our sponsor, officers and directors have agreed, pursuant to letter agreements with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within the period to consummate the initial business combination, or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then outstanding public shares, subject to the limitations described above under “Proposed Business — Limitations on Redemptions.”

For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal and, in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person.

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Limited payments to insiders

Effective as of August 6, 2021, our sponsor transferred a total of 45,000 founder shares among our Chief Financial Officer (15,000 shares) and among our three independent director nominees (10,000 shares each) at their original purchase price pursuant to executed securities assignment agreements. Also effective August 6, 2021, our sponsor transferred a total of 30,000 founder shares among our six advisors (5,000 shares each) in connection with this offering. On April 5, 2022, we amended and restated the executed securities assignment agreement for one of our independent director nominees, Christopher Clower, in response to his request to serve as a member of our advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by sponsor of 10,000 shares to Lionel H. Derriey, our new independent director nominee.

On January 28, 2023, we amended and restated the executed securities assignment agreement for one of our independent director nominees, Dr. Li Zhong Yuan, in response to his request to serve as a member of our advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by sponsor of 5,000 additional shares to Juan Fernandez, our new independent director nominee.

On December 18, 2023, Andy Chow delivered a letter of resignation as an Independent Director Nominee, Chair of the Audit Committee, Member of the Compensation Committee and Member of the Corporate Governance and Nominating Committee of the Company and relinquished his 10,000 shares previously granted. On the same day, Victor Chua, formerly an advisor to the Company, agreed to an appointment to fill the vacancy created by Mr. Chow’s resignation. In connection with Mr. Chua’s appointment, Mr. Chua relinquished the 5,000 shares granted for his advisor service and accepted 10,000 shares granted to him by the Sponsor. In addition, on April 30, 2024, Puan Chan Cheong’s and Hans-Peter Ressel’s role on the advisory board was terminated and, as a result, both Mr. Cheong and Mr. Ressel relinquished the entirety of their 5,000 shares back to the Sponsor.

The founder shares will be worthless if we do not complete an initial business combination. In addition, the following payments will be made to our sponsor, officers or directors, or our or their respective affiliates, none of which will be made from the proceeds of this offering held in the trust account, prior to the completion of our initial business combination:

●

Repayment to sponsor of a loan of up to an aggregate of $800,000 to cover our offering related and organizational expenses, which is due the earlier of (i) 24 months after the closing of our initial public offering or (ii) the date of the consummation our initial business combination unless sooner paid in accordance with the terms of the promissory note;

●	Payment to AEI Capital SPAC Venture II LLC, our sponsor, or its affiliate of $10,000 per month, for up to 18 months (or up to 24 months by means of up to six one-month extensions after the closing of the offering by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) from the closing of this offering, as discussed in greater detail in this proxy statement, for office space, utilities and secretarial and administrative support;

●	Reimbursement for any out-of-pocket expenses related to our formation and initial public offering and to identifying, investigating and completing an initial business combination; and

●	Repayment of any other loans from our sponsor, an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined, except as described below, nor have any written agreements been executed with respect thereto. Up to $3,000,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the placement units.

Additionally, in connection with the successful completion of our initial business combination, we may determine to provide a payment to our sponsor, officers, directors, advisors, or our or their respective affiliates; however, any such payment would not be made from the proceeds of this offering held in the trust account and we currently do not have any arrangement or agreement with our sponsor, officers, directors, advisors, or our or their respective affiliates, to do so. Our audit committee will review on a quarterly basis all payments that were or are to be made to our sponsor, officers or directors, or our or their respective affiliates.

Audit Committee	We will establish and maintain an audit committee, which will be composed of at least three independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. A listed company of the Nasdaq must have an audit committee with a minimum of three independent directors who satisfy the independence requirements of Nasdaq Rule 10A-3. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section of this prospectus entitled “Management — Committees of the Board of Directors — Audit Committee.”

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Conflicts of Interest

As more fully discussed in the “Management — Conflicts of Interest” section starting on page 143 of this prospectus, there are actual or potential material conflicts of interest between our sponsor, its affiliates, our officers, directors, or their promoters, on the one hand, and our unaffiliated public shareholders, on the other hand, including those that may arise in determining whether to pursue a business combination and those that arise from the manner in which we compensate our sponsor, officers or directors.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present business combination opportunities to such entity. Accordingly, in the future, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations under Cayman Islands law, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. We do not believe, however, that any fiduciary duties or contractual obligations of our officers arising in the future would materially undermine our ability to complete our initial business combination.

In addition, our sponsor, officers, directors and advisors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers, directors and advisors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. However, we do not believe that any potential conflicts would materially affect our ability to complete our initial business combination

Our amended and restated memorandum and articles of association will provide that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

Further, our amended and restated memorandum and articles of association provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one that we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Additionally, the personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in the best interests of our shareholders. Specifically:

●	Our sponsor, executive officers, directors and members of our strategic advisory board directly or indirectly own founder shares, and our sponsor will purchase placement units in a transaction that will close simultaneously with the closing of this offering. The low price that our initial shareholders paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Because our initial shareholders acquired the founder shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the rights included in the units. See the section titled “Risk Factors — Risks Relating to our Securities — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.”

●	Our sponsor, officers, directors and director nominees have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares held by them in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within the period to consummate the initial business combination. Additionally, our sponsor, directors and each member of our management team have agreed to vote any shares owned by them in favor of any proposed initial business combination and waive their rights to liquidating distributions from the trust account with respect to their founder shares if we do not complete our initial business combination within the prescribed time frame. In addition, subject to certain exceptions, the founder shares and placement units are subject to transfer restrictions.

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If we are unable to complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering), or by such earlier liquidation date as our board of directors may approve, the founder shares and private placement rights may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which would cause our sponsor, officers, directors, director nominees and members of our advisory board to lose their entire investment in us if our initial business combination is not completed (except with respect to any public shares they may hold) and could create an incentive for them to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders.

●	Our officers and directors may negotiate employment or consulting agreements with a target business in connection with a particular business combination and may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to any agreement with respect to our initial business combination.

●	The following payments will be made to our sponsor, officers or directors, or our or their respective affiliates, none of which will be made from the proceeds of this offering held in the trust account, prior to the completion of our initial business combination: (i) payment to our sponsor or its affiliate of $10,000 per month, for up to 18 months (or up to 24 months by means of up to six one-month extensions after the closing of the offering by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) from the closing of this offering as described in detail in this proxy statement/prospectus, for office space, utilities and secretarial and administrative support; (ii) reimbursement for any out-of-pocket expenses related to our formation and initial public offering and to identifying, investigating and completing an initial business combination; and (iii) repayment of (A) a loan of up to an aggregate of $800,000 to cover offering related and organizational expenses, which is due the earlier of (i) 24 months after the closing of our initial public offering or (ii) the date of the consummation our initial business combination, unless sooner paid in accordance with the terms of the promissory note and (B) any other loans from our sponsor, an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $3,000,000 of such loans may be convertible into units identical to the placement units, at a price of $10.00 per unit, at the option of the lender upon consummation of our initial business combination.

Indemnity	Our sponsor has agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that their only assets are securities of our company. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

We have not requested that our sponsor reserve funds for this indemnity and we have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

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SUMMARY OF RISK FACTORS

We are a company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see the section of this prospectus entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these, and the other risks set forth in the section of this prospectus entitled “Risk Factors on page 41 of this prospectus.” Such risks include, but are not limited to:

Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination

●	Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination. See “Risk Factors,” page 41 for further information.

●	If we seek shareholder approval of our initial business combination, our initial shareholders and members of our management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote. See “Risk Factors,” page 42 for further information.

●	Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash. See “Risk Factors,” page 42 for further information.

●	The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target. See “Risk Factors,” page 42 for further information.

●	The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure. See “Risk Factors,” page 43 for further information.

●	The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares. See “Risk Factors,” page 43 for further information.

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●	The requirement that we complete an initial business combination within the period to consummate the initial business combination may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders. See “Risk Factors,” page 43 for further information.

●	We may not be able to complete an initial business combination within the period to consummate the initial business combination, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may only receive $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption, and our rights will expire worthless. See “Risk Factors,” page 43 for further information.

●	Changes in the U.S. political environment and financial regulatory changes in the United States could negatively impact our business. See “Risk Factors,” page 44 for further information.

●	Due to our ties to the PRC and/or Hong Kong, we may be a less attractive partner to non-PRC or non-Hong Kong based target companies as compared to a SPAC without ties to PRC or Hong Kong, which may therefore make it harder for us to complete an initial business combination. See “Risk Factors,” page 45 for further information.

●	China Securities Regulatory Commission and other Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. It is possible that we may need to obtain approvals or permissions from the CSRC or another PRC regulatory body if Chinese government agencies alter regulations to make them applicable to China based executive officers and directors with ties to the PRC. If the CSRC or another PRC regulatory body subsequently determines that its approval is needed for this offering, we cannot predict whether we will be able to obtain such approval. As a result, we may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities, or even could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Risk Factors,” page 45 for further information.

●	We may require permission from PRC authorities for this Offering and a Business Combination and may be subject to PRC intervention or influence on our operations. See “Risk Factors,” page 45 for further information.

●	Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) pandemic. See “Risk Factors,” page 46 for further information.

●	Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination. See “Risk Factors,” page 47 for further information.

●	If we seek shareholder approval of our initial business combination, our initial shareholders, directors, executive officers, advisors and their respective affiliates may elect to purchase shares from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares. See “Risk Factors,” page 46 for further information.

●	If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination or fails to comply with the procedures for tendering its shares, such shares may not be redeemed. See “Risk Factors,” page 47 for further information.

●	You will not be entitled to protections normally afforded to investors of many other blank check companies. See “Risk Factors,” page 48 for further information.

●	Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. See “Risk Factors,” page 48 for further information.

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Risks Relating to the Post-Business Combination Company

●	Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment. See “Risk Factors,” page 73 for further information.

●	The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. See “Risk Factors,” page 73 for further information.

●	Our management may not be able to maintain control of a target business after our initial business combination. Upon the loss of control of a target business, new management may not possess the skills, qualifications or abilities necessary to profitably operate such business. See “Risk Factors,” page 73 for further information.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. See “Risk Factors,” page 69 for further information.

●	We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company. See “Risk Factors,” page 74 for further information.

Risks Relating to Our Management Team

●	We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate. See “Risk Factors,” page 74 for further information.

●	Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business. See “Risk Factors,” page 74 for further information.

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Risks Relating to Our Securities

●	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions. See “Risk Factors,” page 77 for further information.

●

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and were the PCAOB to determine that it cannot inspect or fully investigate our auditor, trading of our securities may be prohibited under the Holding Foreign Companies Accountable Act, which may result in the delisting of our securities. Moreover, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor, and that as a result an exchange may determine to delist our securities. See “Risk Factors,” page 78 for further information.

●	Our sponsor paid an aggregate of $25,000, or approximately $0.01 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of the Class A ordinary shares. See “Risk Factors,” page 79 for further information.

●	Since our sponsor paid only approximately $0.01 per share for the founder shares, our officers and directors could potentially make a substantial profit even if we acquire a target business that subsequently declines in value. See “Risk Factors,” page 80 for further information.

●

Our rights and founder shares may have an adverse effect on the market price of the Class A ordinary shares and make it more difficult to effectuate our initial business combination. A provision of our rights agreement may make it more difficult for use to consummate an initial business combination. See “Risk Factors,” page 80 for further information.

●

The determination of the offering price of our units, the size of this offering and terms of the units is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company. See “Risk Factors,” page 81 for further information.

●

We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks. See “Risk Factors,” page 82 for further information.

●

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities. See “Risk Factors,” page 83 for further information.

●	An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences. See “Risk Factors,” page 83 for further information.

General Risk Factors

●	We are a company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective. See “Risk Factors,” page 83 for further information.

●	Past performance by our sponsor and our management team including their affiliates and including the businesses referred to herein, may not be indicative of future performance of an investment in us or in the future performance of any business that we may acquire. See “Risk Factors,” page 83 for further information.

●	Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss. See “Risk Factors,” page 84 for further information.

●	We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies. See “Risk Factors,” page 84 for further information.

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SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2025	December 31, 2025
	actual	as adjusted
Balance Sheet Data:
Working capital (deficiency)(1)	$(992,474)	$(293,068)
Total assets(2)	$81,594	$99,801,332
Total liabilities(3)	$1,017,922	$94,400
Value of Class A ordinary shares subject to redemption(4)	$-	$100,000,000
Shareholders’ deficit(5)	$(936,328)	$(293,068)

If no business combination is completed within the period to consummate the initial business combination, the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest to pay our expenses, taxes and potentially dissolution expenses), will be used to fund the redemption of our public shares. Our sponsor, directors and each member of our management team have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we do not complete our initial business combination within such 12-month time period.

(1)	The “as adjusted” calculation includes $737,660 of cash held outside the trust account, plus $(936,328) of actual shareholders’ deficit on December 31, 2025, less the over-allotment liability of $94,400.

(2)	The “as adjusted” calculation equals $100,000,000 of cash held in trust from the proceeds of this offering and the sale of the private placement rights, plus $737,660 in cash held outside the trust account, plus $(936,328) of actual shareholders’ deficit on December 31, 2025.

(3)	The “as adjusted” calculation equals the over-allotment liability of $94,400, assuming the underwriters’ over-allotment option is not exercised.

(4)	The “as adjusted” calculation equals 10,000,000 ordinary shares sold in the offering multiplied by the redemption value of $10.00 per share / unit.

(5)	Excludes 10,000,000 Class A ordinary shares sold in the offering which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of ordinary shares that may be redeemed in connection with our initial business combination ($10.00 per share).

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider all of the risks described below carefully, together with the other information contained in this prospectus, before making a decision to invest in our public shares. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination

Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may choose not to hold a shareholder vote before we complete our initial business combination if the initial business combination would not require shareholder approval under applicable law or stock exchange listing requirement. For instance, if we were seeking to acquire a target business where the consideration, we were paying in the transaction was all cash, we would not be required to seek shareholder approval to complete such a transaction. Except as required by law or stock exchange, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may complete our initial business combination even if a majority of our public shareholders do not approve of the initial business combination we complete.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a suitable target or to consummate an initial business combination. In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many companies have already entered into business combinations with special purpose acquisition companies, and there are still many special purpose acquisition companies preparing for an initial public offering or seeking targets for their initial business combination, as well as many additional special purpose acquisition companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, effort and resources to identify and select a suitable target and to consummate an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find a suitable target for and/or consummate an initial business combination.

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If we seek shareholder approval of our initial business combination, our initial shareholders and members of our management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Pursuant to a letter agreement, our sponsor, officers and directors have agreed to vote their founder shares, as well as any public shares purchased during or after this offering (including in open market and privately-negotiated transactions), in favor of our initial business combination. As a result, in the event that only the minimum number of shares representing a quorum is present at a shareholders’ meeting held to vote on our initial business combination, in addition to our initial shareholders’ founder shares and placement shares, we would need 3,633,486, or 36.3% of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination approved in favor of our initial business combination in order to have our initial business combination approved. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or abstain from voting (subject to the limitation described in this prospectus. Our initial shareholders will own shares representing approximately 20% of our outstanding ordinary shares immediately following the completion of this offering (assuming they do not purchase any units in this offering and the over-allotment option is not exercised). Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the initial business combination, unless we seek such shareholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure, and may substantially dilute your investment in us.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the Class B ordinary shares results in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our initial business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. As a result, our obligations to redeem public shares, for which redemption is requested, may not allow us to complete the most desirable business combination or optimize our capital structure.

In addition, raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provisions of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure and may result in substantial dilution from your purchase of our Class A ordinary shares. The effect of this dilution will be greater for shareholders who do not redeem. We may not be able to generate sufficient value from the completion of our initial business combination in order to overcome the dilutive impact of these and other factors, and, accordingly, you may incur a net loss on your investment. Please see “— Risks Relating to Our Securities — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.”

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the initial business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

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The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the founder shares result in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the founder shares at the time of the consummation of our business combination.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the founder shares result in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the founder shares at the time of the consummation of our business combination.

The requirement that we complete an initial business combination within the period to consummate the initial business combination may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning an initial business combination will be aware that we must complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)). Consequently, such target business may have leverage over us in negotiating an initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only $10.00 per share, or less than such amount in certain circumstances, and our rights will expire worthless.

Our amended and restated memorandum and articles of association will provide that we must complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)). We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, political considerations, volatility in the capital and debt markets and the other risks described herein. If we have not completed our initial business combination within such time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under the Companies Act to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may receive only $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption, and our rights will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors below.

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The ongoing war in Ukraine and the resulting international response could materially and adversely affect our search for a business combination or the operations of a target business.

The military conflict between Russia and Ukraine, which began in February 2022, remains a significant source of global economic and political uncertainty in 2026. While both sides have faced shifting frontlines, the war has evolved into a prolonged conflict that continues to disrupt regional stability, increase financial market volatility, and impact the global markets for securities and commodities. Following Russia’s actions, various countries, including the United States, Canada, the United Kingdom, Germany, and France, as well as the European Union, issued broad-ranging economic sanctions against Russia. The sanctions consist of the prohibition of trading in certain Russian securities and engaging in certain private transactions, the prohibition of doing business with certain Russian corporate entities, large financial institutions, officials and persons, and the freezing of Russian assets. The sanctions include a possible commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications, commonly called “SWIFT”, the electronic network that connects banks globally, and imposed restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. A number of large corporations and U.S. states have also announced plans to curtail business dealings with certain Russian businesses.

The imposition of the current sanctions (and potential imposition of further sanctions in response to continued Russian military activity) and other actions undertaken by countries and businesses may adversely impact various sectors of the Russian economy, and the military action has severe impacts on the Ukrainian economy, including its exports, food production and raw materials. Furthermore, as of early 2026, the intersection of the Ukraine war with recent escalations in the Middle East has exacerbated shocks to oil prices and global shipping routes, further straining the economic environment in which we operate. The persistence of this conflict may negatively impact our ability to consummate a business combination by heightened investor risk aversion and market volatility may restrict our ability to raise additional financing. Further, any potential target company with direct or indirect exposure to the region may face operational hurdles, including supply chain delays or loss of customers. There may be an enhanced focus by the SEC on disclosures related to direct or indirect exposure to sanctioned parties or impacted regions. The duration of ongoing hostilities, corresponding sanctions and related events, as well as the duration and ultimate outcome of these conflict, cannot be predicted and may result in a negative impact on the markets and thereby may negatively impact AEI CapForce II Investment Corp’s ability to identify a suitable target or negotiate and consummate a business combination.

Changes in the U.S. political environment and financial regulatory changes in the United States could negatively impact our business.

The current U.S. political environment and the resulting uncertainties regarding actual and potential shifts in U.S. foreign investment, trade, taxation, economic, environmental and other policies under the Biden administration could lead to disruption, instability and volatility in the global markets. The consequences of previously enacted legislation could also impact our business operations in the future. For example, bipartisan legislation enacted in August 2018 has increased and may continue to significantly increase the number of transactions that are subject to the jurisdiction of the Committee on Foreign Investment in the United States (the “CFIUS”), which has the authority to review and potentially block or impose conditions on certain foreign investments in U.S. companies or real estate. CFIUS’ expanded jurisdiction may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our stockholders. The Biden administration may also pursue tax policies seeking to increase the corporate tax rate and further limit the deductibility of interest, or materially alter the taxation of capital gains, among other things. Such changes could materially increase the taxes imposed on us.

Our sponsor, AEI Capital SPAC Venture II LLC, is owned by AEI CapForce Venture II (Labuan) LLP and AEI CapForce Venture IV (Labuan) LLP, private investment funds advised by European Credit Investment Bank Ltd. and managed by AEI Fund Management Co. Ltd., a fund management company owned by AEI Capital Ltd. AEI Capital Ltd. is principally based in Kuala Lumpur, Malaysia with satellite offices in Singapore and Hong Kong. AEI Capital Ltd. is a non-U.S. person, which means that we may be deemed a foreign owned business at the time of the business combination. Our sponsor is projected to own approximately 20.92% of our outstanding shares, including the placement shares owned by our sponsor, following this offering, assuming the full exercise of the over-allotment option. Certain federally licensed businesses in the United States, are subject to rules or regulations that limit foreign ownership. In addition, CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Because we may be considered a “foreign person” under such rules and regulations, any proposed business combination between us and a U.S. business engaged in a regulated industry or which may affect national security, we could be subject to such foreign ownership restrictions and/or CFIUS review.

The scope of CFIUS was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”) to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, also subject certain categories of investments to mandatory filings. If our potential initial business combination with a U.S. business falls within the scope of foreign ownership restrictions, we may be unable to consummate a business combination with such business. In addition, if our potential business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing or determine to submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance. The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination (24 months, or up to 30 months, if we extend the time to complete a business combination as described in this prospectus) our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we liquidate, our public shareholders may only receive $10.00 per share initially, and our rights will expire worthless. This will also cause you to lose any potential investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

The excise tax included in the U.S. Inflation Reduction Act of 2022 may decrease the value of our securities following our initial business combination, hinder our ability to consummate an initial business combination, and decrease the amount of funds available for distribution in connection with a liquidation.

We are not permitted to use the proceeds placed in the Trust Account and the interest earned thereon to pay any excise taxes or any other similar fees that may be imposed on us pursuant to any current, pending or future rules or laws, including without limitation any excise tax due imposed under the Inflation Reduction Act (“IRA”) of 2022 (H.R. 5376) on any redemptions of shares by the Company. On August 16, 2022, President Biden signed into law the IRA, which, among other things, imposes a 1% excise tax on the fair market value of shares repurchased by a domestic corporation beginning in 2023, with certain exceptions (the “Excise Tax”). In the event an Excise Tax and/or any other similar fees or taxes in nature are levied or imposed on us pursuant to any current, pending or future rule(s) or law(s), including without limitation any Excise Tax imposed under the IRA in relation to a redemption of securities, we agree to promptly (but in any event sufficiently prior to the due date for such tax or fee to assure timely payment thereof) pay such Excise Tax timely with respect to any future redemptions that occur prior to or in connection a Business Combination or our liquidation, which costs will be disproportionately absorbed by public holders of our Ordinary Shares who do not elect to redeem, in the case of Excise Tax incurred in connection with partial redemptions.

Because we are a Cayman Islands company, we do not believe that we will be a “domestic corporation” within the meaning of the IRA following this offering. Nonetheless, it is possible that the Excise Tax will apply to any redemptions of our Ordinary Shares including partial redemptions in connection with an initial business combination, redemptions in complete liquidation if we do not consummate an initial business combination and any amendment to our Articles of Association or Memorandum of Association to extend the time to consummate an initial business combination in particular if we were to identify a domestic target and, as is often the case, migrate to the United States to effect the business combination. Under such facts, it is not clear whether we would nonetheless be subject to the Excise Tax if we redeem our ordinary shares after the migration. Consequently, the value of your investment in our securities may decrease as a result of the Excise Tax. In addition, the Excise Tax may make a transaction with us less appealing to potential business combination targets, and thus, potentially hinder our ability to enter into and consummate an initial business combination. Further, the application of the Excise Tax in the event of a liquidation is uncertain absent further guidance.

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Due to our ties to the PRC and/or Hong Kong, we may be a less attractive partner to non-PRC or non-Hong Kong based target companies as compared to a SPAC without ties to PRC or Hong Kong, which may therefore make it harder for us to complete an initial business combination.

Although we expressly disclaim any intent to and will not consummate a business combination with a target business located in China (including Hong Kong and Macau) and we currently do not have a People’s Republic of China (“PRC”) subsidiary or any China operations, a minority of our executive officers and directors have significant ties to China, which may make us a less attractive partner to potential target companies outside the PRC than a non-PRC related SPAC. In order to reduce or limit such risks, we affirmatively exclude as an initial business combination target any company located in China (including Hong Kong and Macau). Although we expressly disclaim any intent to and will not consummate a business combination with a target business located in China (including Hong Kong and Macau) our significant ties to China may impede our efforts to complete an initial business combination with a target company that is non-PRC or non-Hong Kong based which may potentially limit or negatively impact our search for an initial business combination.

China Securities Regulatory Commission and other Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. It is possible that we may need to obtain approvals or permissions from the CSRC or another PRC regulatory body if Chinese government agencies alter regulations to make them applicable to executive officers and directors with ties to the PRC. If the CSRC or another PRC regulatory body subsequently determines that its approval is needed for this offering, we cannot predict whether we will be able to obtain such approval. As a result, we may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities, or even could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Our initial business combination may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may exert more oversight and control over offerings that are conducted overseas and foreign investment in issuers with significant management based in and/or having significant ties to China and/or Hong Kong by adopting other rules and restrictions. Non-compliance could result in penalties or other significant legal liabilities.

Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (“CAC”). In April 2020, the CAC and certain other PRC regulatory authorities promulgated the Measures for Cybersecurity Review, which requires that operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On January 4, 2022, the CAC, in conjunction with 12 other government departments issued the New Measures for Cybersecurity Review (the “New Measures”). The New Measures amends the Measures for Cybersecurity Review (Draft Revision for Comments) (the “Draft Measures”) released on July 10, 2021 and came into effect on February 15, 2022.

The New Measures include data processing activities of network platform operators that affect or may affect national security into cybersecurity review, and make it clear that network platform operators with personal information of more than one million users must apply for cybersecurity review to the Cybersecurity Review Office when they go public abroad. The PRC Data Security Law, which took effect on September 1, 2021, imposes data security and privacy obligations on entities and individuals that carry out data activities, provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. On August 20, 2021, the Standing Committee of the People’s Congress promulgated the PRC Personal Information Protection Law (the “PIPL”), which is to take effect on November 1, 2021. The PIPL sets out the regulatory framework for the handling and protection of personal information and the transmission of personal information overseas. If our potential future target business in China involves collecting and retaining internal or customer data, such target might be subject to the relevant cybersecurity laws and regulations, including the PRC Cybersecurity Law and the PIPL, and the cybersecurity review before effecting a business combination.

In addition, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities. According to Law (the “Opinions”), which were available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. As of the date of this prospectus, no official guidance and related implementation rules have been issued in relation to these recently issued opinions and the interpretation and implementation of the Opinions remain unclear at this stage. While we are not targeting a China, Hong Kong or Macau based company for the initial business combination, we cannot assure you that PRC government agencies and laws will not be modified such that we will not be required to obtain the pre-approval of the Chinese Securities Regulatory Commission (the “CSRC”) and potentially other PRC governmental authorities to pursue any business combination due to our officers’ and directors’ ties the PRC.

There remains uncertainty as to how the above-mentioned initiatives will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or further detailed implementation and interpretation related thereto. We will take all reasonable measures and actions to comply with any such laws, regulations or rules that are or come into effect, as applicable, and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review in the future. During such review, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

We may require permission from PRC authorities for this Offering and a Business Combination and may be subject to PRC intervention or influence on our operations.

We are a Cayman Islands exempted company with no operations in the PRC thus we believe that we are not required to obtain permission from any PRC authorities to operate. Since we will not undertake our initial business combination with any company being based in or having the company’s operations in China (including Hong Kong and Macau), and because we do not have a PRC subsidiary or any China operations and none of our executive officers and directors reside in the PRC, we do not expect that any permission or approval would be required from the PRC authorities to search for a target company or to consummate our initial business combination. However, we cannot predict future PRC legislation, particularly with regards to directors and officers with significant ties to the PRC, and the perception from potential target companies or the market, therefore it is uncertain whether that would make us a less attractive partner to a non-China or non-Hong Kong-based target company and such perception may potentially limit or negatively impact our search for an initial business combination.

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Furthermore, given that a minority of our executive officers and directors have significant ties to China, we may be a less attractive partner to potential target companies outside the PRC than a non-PRC related SPAC. In order to reduce or limit such risks, we affirmatively exclude as an initial business combination target any company located in China (including Hong Kong and Macau). Although we expressly disclaim any intent to and will not consummate a business combination with a target business located in China (including Hong Kong and Macau) our significant ties to China may impede our efforts to complete an initial business combination with a target company that is non-PRC or non-Hong Kong based which may potentially limit or negatively impact our search for an initial business combination.

On September 8, 2006, the Chinese Ministry of Commerce, together with several other government agencies, promulgated the Regulations on Merger and Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Regulations”, including its amendment on June 22, 2009), which implemented a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC.

The M&A Regulations, which have since been adopted by six PRC regulatory agencies, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by any such special purpose vehicle seeking CSRC’s approval of overseas listings. However, substantial uncertainty remains regarding the scope and applicability of the M&A Regulations and the CSRC approval requirement to offshore special purpose vehicles.

Based on our understanding of the current PRC laws and regulations, our company is not required to obtain any prior permission under the M&A Regulations or the Opinions from any PRC governmental authorities (including the CSRC) for consummating this offering, given that: (a) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Regulations; and (b) our company is a blank check company incorporated in the Cayman Islands rather than in China and currently our company does not own or control any equity interest in any PRC company or operate any business in China. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities. However, there remains some uncertainty and no assurance as to how our interpretations to the M&A Rules and the Opinions will be interpreted or implemented by the relevant PRC governmental authorities, including the CSRC, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or adopt new interpretation of existing rules that would require us to obtain CSRC or other PRC governmental approvals for this offering or, in the context of an overseas offering.

While the application of the M&A Rules remains unclear, we believe that the CSRC approval was not required in the context of this offering. However, there can be no assurance that the relevant PRC government agencies, including the CSRC, would reach the same conclusion. If the CSRC or another PRC governmental authority subsequently determines that its approval is needed for this offering, or approval obtained for the business combination is subsequently rescinded, we may face adverse actions or sanctions by the CSRC or other PRC governmental authorities. These governmental authorities may delay this offering or a potential business combination, impose fines and penalties or take other actions that could result in our inability to consummate an initial business combination or materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities or their continued listing on a U.S. exchange which may adversely affect the Company and its shareholders.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the coronavirus (COVID-19) pandemic.

Our amended and restated memorandum and articles of association will provide that we must complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) from the closing of this offering. We may not be able to find a suitable target business and complete an initial business combination within the period to consummate the initial business combination. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the outbreak of coronavirus (“COVID-19”) continues to grow both in the U.S. and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

Additionally, the outbreak of COVID-19 may continue to negatively impact businesses we may seek to acquire. If we have not completed an initial business combination within such applicable time period, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under the Companies Act to provide for claims of creditors and the requirements of other applicable law.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or rights from public holders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our Class A ordinary shares or public rights.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares or public rights or a combination thereof, in privately-negotiated transactions or in the open market, either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public rights in such transactions. See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our sponsor, initial shareholders, directors, officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

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Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately-negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of any such transaction could be to (1) increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of rights outstanding and/or increase the likelihood of approval on any matters submitted to the right holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public rights and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange. However, in the event our sponsor, directors, officers, advisors or their affiliates were to purchase shares or rights from public stockholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

■	the Company’s registration statement/proxy statement on Form F-4 filed for the Company’s business combination transaction would disclose the possibility that the Company’s Sponsor or its affiliates will purchase the Company’s securities outside the redemption process, along with the purpose of such purchases;

■	the Company’s Sponsor or its affiliates will purchase the Company’s securities at a price no higher than the price offered through the Company’s redemption process;

■	the Form F-4 Registration Statement/Proxy Statement filed for the Company’s business combination transaction would include a representation that any of the Company’s securities purchased by the Company’s Sponsor or its affiliates would not be voted in favor of approving the business combination transaction;

■	the Company’s Sponsor and its affiliates do not possess any redemption rights with respect to the Company’s securities or, if they possess redemption rights, they waive such rights; and

■	the Company discloses in its Form 8-K, before to the Company’s security holder meeting to approve the business combination transaction, the following material items:

○	the amount of the Company’s securities purchased outside of the redemption offer by the Company’s Sponsor or its affiliates, along with the purchase price;

○	the purpose of the purchases by the Company’s Sponsor or its affiliates;

○	the impact, if any, of the purchases by the Company’s Sponsor or its affiliates on the likelihood that the business combination transaction will be approved;

○	the identities of Company security holders who sold to the Company’s Sponsor or its affiliates (if not purchased on the open market) or the nature of Company security holders (e.g., 5% security holders) who sold to the Company’s Sponsor or its affiliates; and

○	the number of Company securities for which the Company has received redemption requests pursuant to its redemption offer.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future and could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense or accept less favorable terms, or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors. In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy materials or tender offer documents, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or submit public shares for redemption. For example, we intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent, or to deliver their shares to our transfer agent electronically prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. In the event that a shareholder fails to comply with these, or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business — Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”

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You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or rights, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) from the closing of this offering or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, and (iii) the redemption of our public shares if we are unable to complete an initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) from the closing of this offering, subject to applicable law and as further described herein. In addition, if we are unable to complete an initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months for any reason, and we are required to wind-up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond 18 months (or up to 24 months by means of up to six one-month extensions after the closing of the offering by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) from the closing of this offering, as further described in this proxy statement/prospectus, before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. In that case, public shareholders may be forced to wait beyond 18 months (subject to six one-month extensions of time, as discussed in this prospectus) from the closing of this offering before they receive funds from our trust account. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of rights will not have any right to the proceeds held in the trust account with respect to the rights. Accordingly, to liquidate your investment, you may be forced to sell your public shares or rights, potentially at a loss. Public shareholders will not be offered the opportunity to vote on or redeem their shares in connection with any such extension.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the placement units are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we will have net tangible assets in excess of $5,000,001 upon the successful completion of this offering and the sale of the placement units and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see the section of this prospectus entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our rights will expire worthless.

We expect to encounter competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources to ours, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the placement units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, because we are obligated to pay cash for the Class A ordinary shares that our public shareholders redeem in connection with our initial business combination, target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating an initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption, and our rights will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors below.

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We may engage our underwriter or its affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with any related financing transactions.

We may engage our underwriter or its affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay the underwriter or its affiliates fair and reasonable fees or other compensation that would be determined at that time in an arm’s-length negotiation; provided that no agreement will be entered into with our underwriter or its affiliates and no fees or other compensation for such services will be paid to the underwriter or its affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriter’s compensation in connection with this offering.

If the net proceeds of this offering and the sale of the placement units not being held in the trust account are insufficient to allow us to operate until the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)), we may be unable to complete our initial business combination, in which case our public shareholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our rights will expire worthless.

The funds available to us outside of the trust account may not be sufficient to allow us to operate until the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months of the offering by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) following the closing of this offering, assuming that our initial business combination is not completed during that time. We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 18 months (subject to a six one-month extensions of time, as discussed in this prospectus); however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

Of the net proceeds of this offering and the sale of the placement units, approximately $737,660 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $442,640, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $442,640, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. None of our sponsor, or any affiliate of our sponsor or any of our officers and directors is under any obligation to advance funds to us in such circumstances except with respect to the original promissory note executed on July 8, 2021, which principal amount was increased to $800,000 and due the earlier of (i) 24 months after the closing of our initial public offering or (ii) the date of the consummation our initial business combination pursuant to the Seventh Amendment to Promissory Note effective March 9, 2026, between the sponsor and us. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $3,000,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the placement units.

Prior to the completion of our initial business combination, we do not expect to seek advances or loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption, and our rights will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors below

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per unit.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.

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Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not completed an initial business combination within the period to consummate the initial business combination, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption.

Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per unit held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per unit due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our taxes, if any, provided that such liability will not apply to any claims by a third party or prospective target business that executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full). In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per unit in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per unit and (ii) the actual amount per unit held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per unit due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our taxes, if any, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per unit.

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We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers. We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we complete an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Since we have not yet selected a particular industry or target business with which to complete our initial business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Although we may consummate our initial business combination with a target business in any industry or geographic region we choose and are not limited to any particular industry, type of business or geographic region, we expressly disclaim any intent to and we will not pursue a business combination with a target company (either directly or through any subsidiaries) in China (including Hong Kong and Macau) nor will we consummate a business combination with any such entity. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately consummate our initial business combination. To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete our initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. We may not properly ascertain or assess all of the significant risk factors. An investment in our shares may not ultimately prove to be more favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Our initial business combination or related reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, effect a business combination with a target company in another jurisdiction, reincorporate in the jurisdiction in which the partner company or business is located or in another jurisdiction. Such transactions may require a holder of our securities to recognize taxable income in the jurisdiction in which the holder of such securities is a tax resident (or in which its members are resident if it is a tax transparent entity), in which the target company is located, or in which we reincorporate. We do not intend to make any cash distributions to holders of our securities to pay such taxes. Holders of our securities may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

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As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination. Because our pool is limited to companies that are based or having the majority of their operations outside of China (including Hong Kong and Macau), fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

On January 24, 2024, the SEC issued final rules (the “2024 SPAC Rules”), effective as of July 1, 2024. The 2024 SPAC Rules, among other items, impose additional disclosure requirements in initial public offerings by SPACs and business combination transactions involving SPACs and private operating companies; amend the financial statement requirements applicable to business combination transactions involving such companies; update and expand guidance regarding the general use of projections in SEC filings, as well as when projections are disclosed in connection with proposed business combination transactions; increase the potential liability of certain participants in proposed business combination transactions; and could impact the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940, as amended. The 2024 SPAC Rules may materially adversely affect our business, including our ability to negotiate and complete, and the costs associated with, our initial business combination, and results of operations, as well as our ability to optimize the trust’s income potential in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations.

It is possible that a claim could be made that we have been operating as an unregistered investment company. This risk may be increased if we continue to hold the funds in the trust account in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, rather than instructing the trustee to liquidate the securities in the trust account and hold the funds in cash. However, if we are deemed to be an investment company and subject to compliance with and regulation under the Investment Company Act, we would be subject to additional regulatory burdens and expenses for which we have not allotted funds. As a result, unless we are able to modify our activities so that we would not be deemed an investment company, we would expect to abandon our efforts to complete an initial business combination and instead liquidate. If we are required to liquidate, our stockholders would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of our stock following such a transaction.

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The SEC issued final rules to regulate SPACs — including rules related to the extent to which SPACs could become subject to regulation under the Investment Company Act — that may increase our costs and the time needed to complete our initial business combination.

On January 24, 2024, the SEC adopted the SPAC Rules relating to, among other items, disclosures in business combination transactions involving SPACs and private operating companies, the condensed financial statement requirements applicable to transactions involving shell companies, the use of projections by SPACs in SEC filings in connection with proposed business combination transactions, the potential liability of certain participants in proposed business combination transactions and the extent to which SPACs could become subject to regulation under the Investment Company Act, including a rule that would provide SPACs a safe harbor from treatment as an investment company if they satisfy certain conditions that limit a SPACs duration, asset composition, business purpose and activities. The SPAC Rules may increase the costs and time needed to negotiate and complete an initial business combination and may constrain the circumstances under which we could complete an initial business combination. Further, the need for compliance with the SPAC Rule may cause us to liquidate the funds in the Trust Account or liquidate our company at an earlier time than we might otherwise choose.

In part as a result of the SPAC Rules, there is currently uncertainty concerning the applicability of the Investment Company Act to SPACs. It is possible that following our initial public offering, a claim could be made that we have been operating as an unregistered investment company. This risk may be increased if we hold the funds in the trust account in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, rather than instructing the trustee to liquidate the securities in the trust account and hold the funds in cash. We do not believe that our principal activities will subject us to regulation as an investment company under the Investment Company Act.

If we are deemed to be an investment company under the Investment Company Act, we may have to change our operations, wind down our operations, or register as an investment company under the Investment Company Act. Our activities may be restricted, including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We are mindful of the SEC’s investment company definition and guidance and intend to identify and complete an initial business combination with an operating business, and not with an investment company, or to acquire minority interests in other businesses exceeding the permitted threshold.

We do not believe that our anticipated activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time, (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank.

Pursuant to the trust agreement, the trustee is not permitted to invest in securities or assets other than as described above. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended solely as a temporary depository for funds pending the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity; or (iii) absent an initial business combination within the completion window, from the closing of this offering, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares.

We are aware of litigation claiming that certain SPACs should be considered to be investment companies. Although we believe that these claims were without merit, we cannot guarantee that we will not be deemed to be an investment company and thus subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete an initial business combination or may result in our winding down our operations and our liquidation. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our rights will expire worthless, and our public shareholders would also lose the possibility of an investment opportunity in a target company as well as any potential price appreciation in the combined company following a business combination.

The excise tax included in the Inflation Reduction Act of 2022 may decrease the value of our securities following our initial business combination, hinder our ability to consummate an initial business combination, and decrease the amount of funds available for distribution in connection with a liquidation.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on the fair market value of stock repurchased by a domestic corporation beginning in 2023, with certain exceptions (the “Excise Tax”). Because there is a possibility that we may acquire a U.S. domestic corporation or engage in a transaction in which a domestic corporation becomes our parent or our affiliate and our securities will trade on Nasdaq following the date of this prospectus, we may become a “covered corporation” within the meaning of the Inflation Reduction Act following the consummation of our initial business combination, and while not free from doubt, it is possible that the Excise Tax could apply to any redemptions of our ordinary shares after December 31, 2022, including redemptions in connection with an initial business combination and any amendment to our memorandum and articles of association to extend the time to consummate an initial business combination, unless an exemption is available.

As an entity incorporated as a Cayman Islands exempted company, the 1% Excise Tax is not expected to apply to redemptions of our public Ordinary Shares (absent any regulations and other additional guidance that may be issued in the future with retroactive effect). However, in connection with an initial business combination involving a company organized under the laws of the United States, it is possible that we domesticate and continue as a Delaware corporation prior to certain redemptions and, because our securities are trading on the Nasdaq, it is possible that we will be subject to the Excise Tax with respect to any subsequent redemptions that are treated as repurchases for this purpose. If we are subject to the Excise Tax, any shareholders that do not elect to redeem their shares in connection with the initial business combination may economically bear the impact of the Excise Tax.

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In all cases, the extent of the Excise Tax that may be incurred will depend on a number of factors, including the fair market value of our public Ordinary Shares redeemed, the extent such redemptions could be treated as dividends and not repurchases, and the content of any regulations and other additional guidance from the U.S. Department of the Treasury that may be issued and applicable to the redemptions. Issuances of shares by a repurchasing corporation in a year in which such corporation repurchases shares may reduce the amount of Excise Tax imposed with respect to such repurchase. The Excise Tax is imposed on the repurchasing corporation itself, not the shareholders from whom the shares are repurchased. The imposition of the Excise Tax could, however, reduce the amount of cash available to the company (or the cash contribution to the target business in connection with our initial business combination).

Consequently, the value of your investment in our securities may decrease as a result of the Excise Tax. In addition, the Excise Tax may make a transaction with us less appealing to potential business combination targets, and thus, potentially hinder our ability to enter into and consummate an initial business combination. Further, the application of the Excise Tax in the event of a liquidation is uncertain, and the proceeds held in the trust account could be subject to the Excise Tax, in which case the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

●	restrictions on the nature of our investments; and
●	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

●	registration as an investment company;
●	adoption of a specific form of corporate structure; and
●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act.

Notwithstanding our investment of the proceeds held in our trust account in United States “government securities” following the closing of our initial public offering, we may still be considered to be operating as an unregistered investment company. If we are found to be operating as an unregistered investment company, we may be required to change or wind down our operations, or register as an investment company under the Investment Company Act. Our investors may face adverse consequences if we are required to wind down our operations as a result of our status as an unregistered investment company, such as the losses of the investment opportunity in a target company and any price appreciation in the combined company. If facts and circumstances change over time, we will update our disclosure to reflect how these changes impact the risks that we may be considered to be operating as an unregistered investment company under the new SPAC Rules.

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This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of either: (a) the completion of our initial business combination; (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within the period to consummate the initial business combination or (ii) with respect to any other provisions relating to the rights of holders of our Class A ordinary shares; or (c) absent our completing an initial business combination within the period to consummate the initial business combination, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we do not complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders. As a result, our public shareholders will lose the investment opportunity in a target company and any price appreciation in the combined company. While we do not believe that our anticipated principal activities will subject us to the Investment Company Act, if any facts and circumstances change over time which would materially impact the risk that we may be considered to be operating as an unregistered investment company, we will update our disclosure to reflect such changes. However, if we are required to wind down our operations as a result of this status, such as the losses of the investment opportunity in a target company, any price appreciation in the combined company would be lost and our shares could become worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

On March 30, 2022, the SEC issued proposed rules relating to, among other items, enhancing disclosures in business combination transactions involving SPACs and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; effectively eliminating the safe harbor relating to the use of projections in SEC filings in connection with proposed business combination transactions; increasing the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act. On January 24, 2024, the SEC adopted the a set of SPAC Rules relating to, among other items, disclosures in business combination transactions involving SPACs and private operating companies, the condensed financial statement requirements applicable to transactions involving shell companies, the use of projections by SPACs in SEC filings in connection with proposed business combination transactions, the potential liability of certain participants in proposed business combination transactions and the extent to which SPACs could become subject to regulation under the Investment Company Act, including a rule that would provide SPACs a safe harbor from treatment as an investment company if they satisfy certain conditions that limit a SPACs duration, asset composition, business purpose and activities. The SPAC Rules may increase the costs and time needed to negotiate and complete an initial business combination and may constrain the circumstances under which we could complete an initial business combination. Further, the need for compliance with the SPAC Rule may cause us to liquidate the funds in the Trust Account or liquidate our company at an earlier time than we might otherwise choose.

There are no authorities addressing the proper allocation of tax basis to the components of a unit, and therefore, investors may not appropriately allocate such basis for U.S. federal income tax purposes.

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. We intend to treat the acquisition of a unit, for U.S. federal income tax purposes, as the acquisition of one Class A ordinary share and, by purchasing a unit, you agree to adopt such treatment for U.S. federal income tax purposes. The price allocated should be the shareholder’s tax basis in such share. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of a Class A ordinary share comprising the unit. The foregoing treatment of the unit and a holder’s purchase price allocation are not binding on the Internal Revenue Service, or “IRS” or the courts. The IRS or the courts may not agree with such characterization and investors could suffer adverse U.S. federal income tax consequences as a result. Accordingly, we urge each prospective investor to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit).

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than approximately $10.00 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we do not to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of franchise and income tax (less, in the case we are unable to complete our initial business combination our dissolution expenses). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than approximately $10.00 per share.

If we have not completed an initial business combination until the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)), our public shareholders may be forced to wait beyond such period to consummate the initial business combination before redemption from our trust account.

If we have not completed an initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)), the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less our dissolution expenses), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public shareholders from the trust account will be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to wind-up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the period to consummate the initial business combination before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we complete our initial business combination prior thereto and only then in cases where investors have sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we do not complete our initial business combination.

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Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it were proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some, or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine and imprisonment in the Cayman Islands.

We may not hold an annual meeting of shareholders until after the completion of our initial business combination.

In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on the Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to appoint directors and to discuss company affairs with management.

The grant of registration rights to our sponsor and other holders of our private placement units (and the securities comprising such units) may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor and their permitted transferees can demand that we register the Class A ordinary shares into which founder shares are convertible, holders of our private placement units (and the securities comprising such units) and their permitted transferees can demand that we register the private placement units (and the securities comprising such units) or holders of securities that may be issued upon conversion of working capital loans and their permitted transferees may demand that we register such units, shares, rights or the Class A ordinary shares upon conversion of such rights and any other securities of the company acquired by them prior to the consummation of our initial business combination. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the ordinary shares owned by our initial shareholders, holders of our private placement units or holders of our working capital loans or their respective permitted transferees are registered.

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may pursue business combination opportunities in any sector, except that we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence.

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Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our public shares will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the initial business combination contained an actionable material misstatement or material omission.

We may seek acquisition opportunities in industries or sectors which may or may not be outside of our management’s area of expertise.

We will consider a business combination outside of our management’s area of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our public shares will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholder who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses and our strategy will be to identify, acquire and build a company in our target investment area, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange requirements, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption, and our rights will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

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We may seek business combination opportunities with a financially unstable business or an entity lacking an established record of revenue, cash flow or earnings, which could subject us to volatile revenues, cash flows or earnings or difficulty in retaining key personnel.

To the extent we complete our initial business combination with a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent accounting or investment banking firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity or our board cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent accounting firm or independent investment banking firm which is a member of FINRA or other firm that ordinarily renders valuation opinions that the price we are paying is fair to our company or fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to our initial business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of December 31, 2025, we had $25,448 in cash and a working capital deficiency of $992,474. Further, we expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. In addition, management is currently evaluating the impact of the COVID-19 pandemic on the industry and its effect on our financial position, results its operations and/or search for a target company. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our rights will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, consultants and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein

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We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, its members and our executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers, directors or existing holders. Our directors also serve as officers and board members for other entities, including, without limitation, those described under the section of this prospectus entitled “Management — Conflicts of Interest.” Our sponsor and our directors and officers, or their respective affiliates may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in the section of this prospectus entitled “Proposed Business — Evaluation of a Target Business and Structuring of our Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the initial business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our sponsor, officers and directors will lose their entire investment in us if our initial business combination is not completed (except with respect to any public shares they may hold), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On August 6, 2021, our sponsor purchased 2,875,000 founder shares. Our sponsor subsequently transferred 45,000 founder shares among our Chief Financial Officer and each of our three independent director nominees, and 20,000 founder shares among each member of our strategic advisory board. Our sponsor currently owns 2,810,000 founder shares, up to 375,000 founder shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. The number of founder shares issued was determined based on the expectation that such founder shares would represent approximately 20% of the outstanding shares after this offering (without giving effect to the private placement and assuming they do not purchase units in this offering). The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor has committed to purchase an aggregate of 233,030 placement units (or up to 250,280 placement units if the over-allotment option is exercised in full) at a price of $10.00 per unit, for an aggregate purchase price of $2,330,300 (or up to $2,502,800 if the over-allotment option is exercised in full). Each placement unit consists of one Class A ordinary share and one right to receive one fifth (1/5) of a Class A ordinary share upon the consummation of an initial business combination. These securities will also be worthless if we do not complete an initial business combination. Holders of founder shares have agreed (A) to vote any shares owned by them in favor of any proposed initial business combination and (B) not to redeem any founder shares in connection with a shareholder vote to approve a proposed initial business combination or in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association. In addition, we may obtain loans from our sponsor, affiliates of our sponsor or an officer or director. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 12-month anniversary of the closing of this offering nears, which is the deadline for entering into an agreement to complete an initial business combination unless extended, as provided herein or in accordance with our amended and restated memorandum and articles of association.

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Since our officers and directors will share in any appreciation of the founder shares purchased at approximately $0.01 per share, a conflict of interest may arise in determining whether a particular target business is appropriate for our initial business combination.

Each of the officers and directors who will assist us in sourcing potential acquisition targets has an interest in the founder shares as of the date hereof. These officers and directors will not receive any cash compensation from us prior to a business combination but will share in any appreciation of the founder shares, provided that we successfully complete a business combination. We believe that this structure aligns the incentives of these officers and directors with the interests of our shareholders. However, investors should be aware that, as these officers and directors have paid approximately $0.01 per share or less for the interest in the founder shares, this structure also creates an incentive whereby our officers and directors could potentially make a substantial profit even if we complete a business combination with a target that ultimately declines in value and is not profitable for our public shareholders

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	our inability to pay dividends on our Class A ordinary shares;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, our ability to pay expenses, make capital expenditures and acquisitions and fund other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements and execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the placement units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability. Of the net proceeds from this offering and the sale of the placement units, $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full) will be available to complete our initial business combination and pay related fees and expenses.

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We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

●	solely dependent upon the performance of a single business, property or asset; or

●	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

In evaluating a prospective target business for our initial business combination, our management will rely on the availability of all of the funds from the sale of the placement units to be used as part of the consideration to the sellers in the initial business combination. If the sale of some or all of the placement units fails to close, for any reason, we may lack sufficient funds to consummate our initial business combination.

Our sponsor has agreed to purchase an aggregate of up to 233,030 of the placement units (or up to 250,280 placement units if the over-allotment option is exercised in full) at a price of $10.00 per unit, for an aggregate purchase price of $2,330,300 ($2,502,800 if the over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of our initial business combination. Each placement unit consists of one Class A ordinary share and one right to receive one fifth (1/5) of a Class A ordinary share upon the consummation of an initial business combination. These securities will also be worthless if we do not complete an initial business combination. The funds from the sale of forward-purchase shares may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. The obligations under the forward-purchase agreement do not depend on whether any public shareholders elect to redeem their shares and provide us with a minimum funding level for the initial business combination.

If the sale of the placement units does not close for any reason, including by reason of the failure by the sponsor to fund the purchase price for its units, we may lack sufficient funds to consummate our initial business combination. The forward-purchase investor’s obligations to purchase the units are subject to termination prior to the closing of the sale by mutual written consent of the parties.

We may be able to complete only one business combination with the proceeds of this offering and the sale of the placement units, which will cause us to be solely dependent on a single business, which may have a limited number of products or services and limited operating activities. This lack of diversification may negatively impact our operating results and profitability.

Of the net proceeds from this offering and the sale of the placement units, $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full) will be available to complete our initial business combination and pay related fees and expenses. We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments.

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Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

●	solely dependent upon the performance of a single business, property or asset, or

●	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions). The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may be less, and potentially significantly less, than the market price for our shares at such time.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the initial business combination may not be as successful as we anticipate. To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our initial business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

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If we pursue a target company with operations or opportunities outside of the Cayman Islands for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target a company with operations or opportunities outside of the Cayman Islands for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates. If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

●	costs and difficulties inherent in managing cross-border business operations and complying with different commercial and legal requirements of overseas markets;

●	rules and regulations regarding currency redemption;

●	complex corporate withholding taxes on individuals;

●	laws governing the manner in which future business combinations may be effected;

●	exchange listing and/or delisting requirements;

●	tariffs and trade barriers;

●	regulations related to customs and import/export matters;

●	local or regional economic policies and market conditions;

●	export limits of raw materials and related in-country value-added processing requirements

●	unexpected changes in regulatory requirements;

●	longer payment cycles;

●	tax issues, including but not limited to restrictions on our ability to change our tax residence from the Cayman Islands, complex withholding or other tax regimes which may apply in connection with our business combination or to our structure following our business combination, and tax law changes and variations in tax laws as compared to the United States;

●	currency fluctuations and exchange controls, including devaluations and other exchange rate movements;

●	rates of inflation;

●	liquidity of domestic capital and lending markets and challenges in collecting accounts receivable;

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●	compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010 (the “Bribery Act”) and similar regulations in other countries, which prohibit U.S. companies and their intermediaries from engaging in bribery or other prohibited payments to foreign officials and require companies to keep books and records that accurately and fairly reflect the transactions of the company and to maintain an adequate system of internal accounting controls;

●	cultural and language differences;

●	employment regulations;

●	underdeveloped or unpredictable legal or regulatory systems;

●	corruption;

●	protection of intellectual property;

●	social unrest, crime, strikes, riots and civil disturbances;

●	regime changes and political upheaval;

●	terrorist attacks, natural disasters and wars;

●	deterioration of political relations with the United States; and

●	government appropriation of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

If we effect a business combination with a target company organized in another jurisdiction, we may take actions in connection with the business combination that could have adverse tax consequences.

As described above, we may effect a business combination with a target company in another jurisdiction, reincorporate in the jurisdiction in which the target company or business is located, or reincorporate in another jurisdiction. Such transactions may result in tax liability for a shareholder or rights holder in the jurisdiction in which the shareholder or rights holder is a tax resident (or in which its members are resident if it is a tax transparent entity), in which the target company is located, or in which we reincorporate. In the event of a reincorporation pursuant to our initial business combination, such tax liability may attach prior to the consummation of redemptions of any of our public shares properly submitted to use for redemption in connection with such business combination. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders or rights holders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation. Furthermore, we may effect a business combination with a target company that has business operations outside of the Cayman Islands and, possibly, business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their respective affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their rights agreements. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments, including their rights agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, changed industry focus and extended the time to consummate an initial business combination. Amending our amended and restated memorandum and articles of association will require the approval of holders of 65% of our ordinary shares and amending our rights agreement will require a vote of holders of at least a majority of the public rights and, solely with respect to any amendment to the terms of the placement rights or any provision of our rights agreement with respect to the placement rights, a majority of the number of the then outstanding placement rights.

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In addition, our amended and restated memorandum and articles of association will require us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)), or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity. To the extent any such amendments would be deemed to fundamentally change the nature of any securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders or rights holders.

We may effect a business combination with a target company in another jurisdiction, reincorporate in the jurisdiction in which the target company or business is located or reincorporate in another jurisdiction. Such transactions may result in tax liability for a shareholder or rights holder in the jurisdiction in which the shareholder or rights holder is a tax resident (or in which its members are resident if it is a tax transparent entity), in which the target company is located, or in which we reincorporate. We do not intend to make any cash distributions to shareholders or rights holders to pay such taxes. Shareholders and rights holders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of at least 65% of our ordinary shares, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association to facilitate the completion of an initial business combination that some of our shareholders may not support.

Our amended and restated memorandum and articles of association will provide that any of its provisions related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the private placement of units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and including to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated) may be amended if approved by holders of 65% of our ordinary shares entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares entitled to vote thereon. In all other instances, our amended and restated memorandum and articles of association may be amended by holders of a majority of our outstanding ordinary shares entitled to vote thereon, subject to applicable provisions of the Companies Act or applicable stock exchange rules. We may not issue additional securities that can vote on amendments to our amended and restated memorandum and articles of association.

Our initial shareholders, who will collectively beneficially own up to 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association, which govern our pre-initial business combination behavior more easily than some other blank check companies, and this may increase our ability to complete an initial business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

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Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)), or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (including interest, net of taxes), divided by the number of then outstanding public shares. These agreements are contained in a letter agreement that we have entered into with our sponsor, officers and directors. Our shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, officers or directors for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

Our letter agreement with our sponsor, directors and officers may be amended without shareholder approval.

Our letter agreement with our sponsor, directors and officers contains provisions relating to transfer restrictions of our founder shares, indemnification of the trust account, waiver of redemption rights and participation in liquidation distributions from the trust account. This letter agreement may be amended without shareholder approval (although releasing the parties from the restriction not to transfer our founder shares for 180 days following the date of this prospectus will require the prior written consent of the underwriters). Moreover, certain other agreements relating to this offering may be amended without shareholder approval. While we do not expect our board to approve any amendment to these agreements prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to this agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we do not complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders.

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the placement units. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination, which will have a dilutive or negative effect on the ownership interest and voting power of unaffiliated securityholders. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, we may be required to obtain additional financing in connection with the closing of our initial business combination for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, or to fund the purchase of other companies. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share plus any pro rata interest earned on the funds held in the trust account and not previously released to us to pay our taxes on the liquidation of our trust account and our rights will expire worthless. As a result, our public shareholders will lose the investment opportunity in a target company and any price appreciation in the combined company. While we do not believe that our anticipated principal activities will subject us to the Investment Company Act, if any facts and circumstances change over time which would materially impact the risk that we may be considered to be operating as an unregistered investment company, we will update our disclosure to reflect such changes. However, if we are required to wind down our operations as a result of this status, such as the losses of the investment opportunity in a target company, any price appreciation in the combined company would be lost and our shares could become worthless.

In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our sponsor, officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. Further, as described in the risk factor entitled “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share,” under certain circumstances our public shareholders may receive less than $10.00 per share upon the liquidation of the trust account.

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Holders of our Class A ordinary shares will not be entitled to vote on any appointment of directors we hold prior to our initial business combination.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. Accordingly, you may not have any say in the management of our company prior to the completion of an initial business combination.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”), or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending June 30, 2026. Only in the event that we are deemed to be a large-accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

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Provisions in our amended and restated memorandum and articles of association and the Companies Act may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for Class A ordinary shares and could entrench management. Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions will include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, and the fact that prior to the completion of our initial business combination only holders of our founder shares, which have been issued to our sponsor, are entitled to vote on the appointment of directors, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under the Companies Act, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

Mr. Tan, our Chief Executive Officer, is not a U.S. person, he resides in Malaysia, and immediately following the consummation of the offering, our Sponsor will own approximately 20% of our issued and outstanding shares. Controlling or non-controlling investments in U.S. businesses that produce, design, test, manufacture, fabricate or develop one or more critical technologies in one of 27 identified industries – including aviation, defense, semiconductors, telecommunications and biotechnology – are subject to a mandatory filing with the Committee on Foreign Investment in the U.S. (“CFIUS”). In addition, CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Because we may be considered a “foreign person” under such rules and regulations, any proposed business combination between us and a U.S. business engaged in a regulated industry or which may affect national security, we could be subject to such foreign ownership restrictions and/or CFIUS review. The scope of CFIUS was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”) to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, also subject certain categories of investments to mandatory filings. If our potential initial business combination with a U.S. business falls within the scope of foreign ownership restrictions, we may be unable to consummate a business combination with such business. In addition, if our potential business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing or determine to submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance. The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we liquidate, our rights will expire worthless. This will also cause you to lose any potential investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

We have identified a material weakness in our internal control over financial reporting. If our remediation of such material weaknesses is not effective, or if we identify additional material weaknesses in the future or otherwise fail to develop and maintain effective internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

In preparing our financial statements as of December 31, 2025, we identified a material weakness in our internal control over financial reporting, as defined in the SEC guidelines for public companies. The material weakness identified relates to ineffective review controls over the financial statement preparation process including the Company’s authentication procedure in verifying a vendor’s receiving bank account details by only relying on revised invoices and amended payment instruction details communicated from an email address appearing as the authentic email address of the relevant billing party. This was identified through a suspected wire transfer error arising from a suspected external email spoofing scam and phishing effort under the mask of the email address of the relevant billing party to divert the Company’s payments to separate bank accounts under the same entity name with the relevant billing party’s entity name as per the revised invoices received by the Company from an email address appearing as the authentic email address of the relevant billing party billing party to verify the accuracy of such revised invoices.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness including developing dual-factor authentication requirements and account verification requirements will help ensure that all requests for a change in payment type and/or location are legitimate as well as scheme detection training for officers, directors and employees about red flags and warning signs. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

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Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in persona obtained in the federal or state courts of the United States against our company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in persona judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

A minority of our executive officers and directors have significant ties to the PRC. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of U.S. securities laws or those of any U.S. state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

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Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Risks Associated with Acquiring and Operating a Business in Foreign Countries

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may adversely affect us.

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations. If we pursue a target a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

●	costs and difficulties inherent in managing cross-border business operations;
●	rules and regulations regarding currency redemption;
●	complex corporate withholding taxes on individuals;
●	laws governing the manner in which future business combinations may be effected;
●	exchange listing and/or delisting requirements;
●	tariffs and trade barriers;
●	regulations related to customs and import/export matters;
●	local or regional economic policies and market conditions;
●	unexpected changes in regulatory requirements;
●	challenges in managing and staffing international operations;
●	longer payment cycles;
●	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
●	currency fluctuations and exchange controls;
●	rates of inflation;
●	challenges in collecting accounts receivable;
●	cultural and language differences;
●	employment regulations;
●	underdeveloped or unpredictable legal or regulatory systems;
●	corruption;
●	protection of intellectual property;
●	social unrest, crime, strikes, riots and civil disturbances;
●	regime changes and political upheaval;
●	terrorist attacks and wars; and
●	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such initial business combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted following a business combination with a foreign target company.

Managing a business, operations, personnel or assets in another country is challenging and costly. Management of the target business that we may hire (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

Many industries in Asia are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates.

Governments in many Asian countries have imposed regulations that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in certain industries. As a result, the number of potential acquisition candidates available to us (excluding China) may be limited or our ability to grow and sustain the business, which we ultimately acquire will be limited. Our Certificate of Incorporation to be adopted upon the effectiveness of this prospectus prohibit us from undertaking our initial business combination with any company being based in or having the majority of the company’s operations in China (including Hong Kong and Macau).

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If a country in Asia (excluding China) enacts regulations in industry segments that forbid or restrict foreign investment, our ability to consummate our initial business combination could be severely impaired. Our Certificate of Incorporation to be adopted upon the effectiveness of this prospectus prohibit us from undertaking our initial business combination with any company being based in or having the majority of the company’s operations in China (including Hong Kong and Macau).

Many of the rules and regulations that companies face concerning foreign ownership are not explicitly communicated. If new laws or regulations forbid or limit foreign investment in industries in which we want to complete our initial business combination, they could severely impair our candidate pool of potential target businesses. Additionally, if the relevant central and local authorities find us or the target business with which we ultimately complete our initial business combination to be in violation of any existing or future laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

●	levying fines;
●	revoking our business and other licenses;
●	requiring that we restructure our ownership or operations; and
●	requiring that we discontinue any portion or all of our business.

Any of the above could have an adverse effect on our company post-business combination and could materially reduce the value of your investment.

Corporate governance standards in Asia may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far enough to prevent improper business practices. Therefore, stockholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.

If our management following our initial business combination is unfamiliar with United States or other foreign securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, our management may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States or other foreign securities laws. If new management is unfamiliar with United States or other foreign securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

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We may reincorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

The requirement that our initial business combination occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the trust account at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the Nasdaq listing rules, our initial business combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. None of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to their other business activities, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. In addition, we do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel after our initial business combination, however, remains to be determined. Although some of our key personnel serve in senior management or advisory positions following our initial business combination, it is likely that most, if not all, of the management of the target business will remain in place. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to consummate our initial business combination with.

We may consummate a business combination with a target business in any geographic location or industry we choose; provided however, we expressly disclaim any intent to and we will not pursue a business combination with a target company (either directly or through any subsidiaries) with any operations in China (including Hong Kong and Macau) nor will we consummate a business combination with any such entity. Our officers and directors may not have enough experience or sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding our initial business combination.

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Risks Relating to the Post-Business Combination Company

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

Accordingly, any shareholders who choose to remain shareholders following the initial business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the initial business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that, certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our management may not be able to maintain control of a target business after our initial business combination. Upon the loss of control of a target business, new management may not possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding Class A ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.

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We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the initial business combination contained an actionable material misstatement or material omission.

Risks Relating to Our Management Team

We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, certain of our directors and executive officers have time and attention requirements for other employment, executive positions, director positions and management duties. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management, director or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

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Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the initial business combination. Such negotiations would take place simultaneously with the negotiation of the initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the initial business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to his or her fiduciary duties under the Companies Act. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers and directors is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers and directors are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management — Officers, Directors and Director Nominees.”

Following the completion of this offering and until we complete our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor, its members, and our officers and directors are, or may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business. We do not have employment contracts with our officers and directors that will limit their ability to work at other businesses. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, subject to his or her fiduciary duties under the Companies Act.

In particular, John Tan, our Chief Executive Officer and Chairman of the Board and Gilbert Loke, our Chief Financial Officer, may serve in the same or similar capacities in other businesses, which may present additional conflicts of interest in pursuing an acquisition target. These conflicts may not be resolved in our favor and a potential target business may be presented to such other blank check companies prior to its presentation to us, subject to our officers’ and directors’ fiduciary duties under the Companies Act. Our amended and restated memorandum and articles of association will provide that we renounce our interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis. For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management — Officers, Directors and Director Nominees,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

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Involvement of members of our management and companies with which they are affiliated in civil disputes and litigation, governmental investigations or negative publicity unrelated to our business affairs could materially impact our ability to consummate an initial business combination.

Our directors and officers and companies with which they are affiliated have been, and in the future will continue to be, involved in a wide variety of business affairs, including transactions, such as sales and purchases of businesses, and ongoing operations. As a result of such involvement, members of our management and companies with which they are affiliated in have been, and may in the future be, involved in civil disputes, litigation, governmental investigations and negative publicity relating to their business affairs.

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or executive officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us, including the formation or participation in one or more other blank check companies. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in the best interests of our shareholders. If this were the case, it would be a breach of their fiduciary duties to us as a matter of the Companies Act and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. See “Description of Securities — Certain Differences in Corporate Law — Shareholders’ Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.

We may amend the terms of the rights in a manner that may be adverse to holders of rights with the approval by the holders of at least a majority of the then outstanding rights. As a result, the conversion ratio of your rights could be changed, the conversion period could be shortened and the number of Class A ordinary shares upon conversion of a Right could be changed, all without your approval.

Our rights will be issued in registered form under a right agreement between Odyssey Trust Company, as right agent, and us. The right agreement provides that the terms of the rights may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the right agreement to the description of the terms of the rights and the right agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the right agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the right agreement as the parties to the right agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the rights, provided that the approval by the holders of at least a majority of the then-outstanding rights is required to make any change that adversely affects the interests of the registered holders of rights. Accordingly, we may amend the terms of the rights in a manner adverse to a holder of rights if holders of at least a majority of the then outstanding rights approve of such amendment. Although our ability to amend the terms of the rights with the consent of at least a majority of the then outstanding rights is unlimited, examples of such amendments could be amendments to, among other things, change the conversion ratio of the rights, shorten the conversion period or change the number of Class A ordinary shares upon conversion of a right.

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Our right agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Rights, which could limit the ability of Right holders to obtain a favorable judicial forum for disputes with our company.

Our right agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the right agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the right agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our Rights shall be deemed to have notice of and to have consented to the forum provisions in our right agreement. If any action, the subject matter of which is within the scope the forum provisions of the right agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such right holder in any such enforcement action by service upon such right holder’s counsel in the foreign action as agent for such right holder. This choice-of-forum provision may limit a right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our right agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Because each unit contains one right to receive one fifth (1/5) of one Class A ordinary share upon consummation of our initial business combination and only a whole share will be issued in exchange for Rights, the units may be worth less than units of other special purpose acquisition companies.

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one fifth (1/5) of one Class A ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert its rights in order to receive one fifth (1/5) of one Class A ordinary share underlying each right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of rights.

As a result, you must hold rights in multiples of five (5) in order to receive Class A ordinary shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Holders of Class A ordinary shares will not be entitled to vote on continuing the company in a jurisdiction outside of the Cayman Islands.

As holders of our Class A ordinary shares, our public shareholders will not have the right to vote on continuing the company in a jurisdiction outside of the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside of the Cayman Islands).

Risks Relating to Our Securities

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our units approved for listing on Nasdaq on or promptly after the date of this prospectus. This offering is not contingent on such approval. Following the date that the Class A ordinary shares and rights are eligible to trade separately, we anticipate that the Class A ordinary shares and rights will be separately listed on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels.

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Generally, we must maintain a minimum amount in shareholders’ equity (generally, $2,500,000) and a minimum number of holders of our securities (generally 400 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our share price would generally be required to be at least $4.00 per share, our shareholders’ equity would generally be required to be at least $5.0 million, and we would be required to have a minimum of 400 round lot holders of our securities (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) and with four market makers. We cannot assure you that we will be able to meet those initial listing requirements at that time. If the Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Class A ordinary shares is a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units and eventually our Class A ordinary shares and rights will be listed on Nasdaq, our units, Class A ordinary shares and rights will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and were the PCAOB to determine that it cannot inspect or fully investigate our auditor, trading of our securities may be prohibited under the Holding Foreign Companies Accountable Act, which may result in the delisting of our securities.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

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On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two, and thus, would reduce the time before our securities may be prohibited from trading or delisted.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, CBIZ CPAs P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is headquartered in New York, New York, and is subject to inspection by the PCAOB on a regular basis, and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. Despite having a U.S. based auditor that is registered with the PCAOB and subject to PCAOB inspection, there are still risks to the company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. Such risks include but not limited to that trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act and as a result an exchange may determine to delist our securities. Nevertheless, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor, and that as a result an exchange may determine to delist our securities.

These recent developments would add uncertainties to our offering and initial business combination and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the March 2021 interim final amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations or ties to the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the March 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our common stock could be adversely affected, trading in our securities may be prohibited and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time. Moreover, on August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China – the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. The Statement of Protocol is intended to grant to the PCAOB complete access to the audit work papers, audit personnel, and other information it needs to inspect and investigate any firm it chooses, with no loopholes and no exceptions

Our sponsor paid an aggregate of $25,000, or approximately $0.01 per founder share (assuming the over-allotment option is exercised in full and thus no forfeiture by our sponsor of any founder shares) and accordingly, you will experience immediate and substantial dilution upon the purchase of our Class A ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary shares and none to the rights included in the unit) and the pro forma net tangible book value per Class A ordinary shares after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the rights included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 84.60% (or $8.46 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $1.54 and the initial offering price of $10.00 per unit, assuming that our net tangible assets will be at least $5,000,001 upon consummation of our initial business combination as a result of additional financing or that our amended and restated memorandum and articles of association is further amended to allow us to redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, because of the anti-dilution rights of the founder shares, any equity or equity-linked securities issued or deemed issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares and would be exacerbated to the extent the public shareholders seek redemptions from the trust account.

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Since our sponsor paid only $25,000 approximately $0.01 per founder share (assuming the over-allotment option is exercised in full and thus no forfeiture by our sponsor of any founder shares), our officers and directors could potentially make a substantial profit even if we acquire a target business that subsequently declines in value.

On August 6, 2021, our sponsor acquired 2,875,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.01 per share. Our sponsor subsequently transferred 45,000 founder shares among our Chief Financial Officer and each of our three independent director nominees, and 20,000 founder shares among each member of our strategic advisory board. Our sponsor currently owns 2,810,000 founder shares, up to 375,000 founder shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. The founder shares will be convertible into Class A ordinary shares, as described elsewhere in this prospectus. Our officers and directors have a significant economic interest in our sponsor. As a result of the low acquisition cost of our founder shares, our sponsor, its affiliates and our management team could make a substantial profit even if we select and consummate an initial business combination with an acquisition target that subsequently declines in value or is unprofitable for our public shareholders. Thus, such parties may have more of an economic incentive for us to enter into an initial business combination with a riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their founder shares.

The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.

We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.00 per public share, implying an initial value of $10.00 per public share. However, prior to this offering, our sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.01 per share. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares.

The following table shows the public shareholders’ and our sponsor’s investment per share and how these compare to the implied value of one Class A ordinary share upon the completion of our initial business combination. The following table assumes that (i) our valuation is $100,000,000 (which is the amount we would have in the trust account for our initial business combination assuming the underwriter’s over-allotment option is not exercised), (ii) no interest is earned on the funds held in the trust account, (iii) no public shares are redeemed in connection with our initial business combination and (iv) all founder shares are held by our initial shareholders upon completion of our initial business combination, and does not take into account other potential impacts on our valuation at the time of the initial business combination, such as (i) the value of our public and private placement rights, (ii) the trading price of our Class A ordinary shares, (iii) the initial business combination transaction costs, (iv) any equity issued or cash paid to the target’s sellers, (v) any equity issued to other third party investors, or (vi) the target’s business itself.

Public shares	10,000,000
Founder shares	2,500,000
Total shares	12,500,000
Total funds in trust available for initial business combination	$100,000,000
Public shareholders’ investment per Class A ordinary share(1)	$10.00
Sponsor’s investment per Class B ordinary share(2)	$0.01
Initial implied value per public share	$10.00
Implied value per share upon consummation of initial business combination(3)	$7.85

(1)	While the public shareholders’ investment is in both the public shares and the public rights, for purposes of this table the full investment amount is ascribed to the public shares only.
(2)	The total investment in the equity of the company by the sponsor is $2,355,300, consisting of (i) $25,000 paid by the sponsor for the founder shares and (ii) $2,330,300 paid by the sponsor for 233,030 placement units. For purposes of this table, the full investment amount is ascribed to the founder shares only.
(3)	All founder shares would automatically convert into Class A ordinary shares upon completion of our initial business combination or earlier at the option of the holder.

Based on these assumptions, each Class A ordinary share would have an implied value of $7.85 per share upon completion of our initial business combination, representing an approximately 21.5% decrease from the initial implied value of $10.00 per public share. While the implied value of $7.85 per Class A ordinary share upon completion of our initial business combination would represent a dilution to our public shareholders, this would represent a significant increase in value for our sponsor relative to the price it paid for each founder share. At $10.00 per Class A ordinary share, the 2,500,000 Class A ordinary shares that the sponsor would own upon completion of our initial business combination (after automatic conversion of the 2,500,000 founder shares) would have an aggregate implied value of $25,000,000. As a result, even if the trading price of our Class A ordinary share significantly declines, the value of the founder shares held by our sponsor will be significantly greater than the amount our sponsor paid to purchase such shares. In addition, our sponsor could potentially recoup its entire investment in our company even if the trading price of our Class A ordinary shares after the initial business combination is as low as $0.86 per share. As a result, our sponsor is likely to earn a substantial profit on its investment in us upon disposition of its Class A ordinary shares even if the trading price of our Class A ordinary shares declines after we complete our initial business combination. Our sponsor may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares.

This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

Our rights and founder shares may have an adverse effect on the market price of the Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing rights to purchase 10,000,000 Class A ordinary shares (or up to 11,500,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in placement rights to purchase an aggregate of 233,030 placement units (or up to 250,280 placement units if the underwriters’ over-allotment option is exercised in full). Our initial shareholders currently own an aggregate of 2,875,000 founder shares, 375,000 of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised in its entirety. The founder shares are convertible into Class A ordinary shares, subject to adjustment as set forth herein. In addition, if our sponsor or an affiliate of our sponsor or certain of our officers and directors make any working capital loans, up to $3,000,000 of such loans may be converted into units, at the price of $10.00 per unit at the option of the lender. Such units would be identical to the placement units.

To the extent we issue Class A ordinary shares to effectuate an initial business combination, the potential for the issuance of a substantial number of additional Class A ordinary shares upon conversion at the closing of an initial business combination could make us a less attractive business combination vehicle to a target business. Any such issuance will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the initial business combination. Therefore, our rights and founder shares may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business.

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The determination of the offering price of our units, the size of this offering and terms of the units is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the rights were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and rights underlying the units, include:

●	the history and prospects of companies whose principal business is the acquisition of other companies;

●	prior offerings of those companies;

●	our prospects for acquiring an operating business at attractive values;

●	a review of debt-to-equity ratios in leveraged transactions;

●	our capital structure;

●	an assessment of our management and their experience in identifying operating companies;

●	general conditions of the securities markets at the time of this offering; and

●	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

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We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association authorizes the issuance of up to 100,000,000 Class A ordinary shares, par value $0.0001 per share, 10,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 10,233,030 Class A ordinary shares (including 233,030 placement shares) issued and outstanding (assuming, in each case, that the underwriters have not exercised their over-allotment option) and 89,766,970 authorized but unissued Class A ordinary shares and 7,500,000 Class B ordinary shares available for issuance, which amount does not take into account the Class A ordinary shares reserved for issuance upon exercise of outstanding rights or the Class A ordinary shares issuable upon conversion of founder shares. Immediately after the consummation of this offering, there will be no preference shares issued and outstanding. Founder shares are convertible into Class A ordinary shares, subject to adjustment as set forth herein, including in certain circumstances in which we issue Class A ordinary shares or equity-linked securities related to our initial business combination.

We may issue a substantial number of additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination (although our amended and restated memorandum and articles of association will provide that we may not issue additional shares that would entitle the holders thereof to receive funds from the trust account or vote on any initial business combination or on matters related to our pre-initial business combination activity. We may also issue Class A ordinary shares upon conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. However, our amended and restated memorandum and articles of association will provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account, (ii) vote on any initial business combination or (iii) vote on matters related to our pre-initial business combination activity. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with the approval of our shareholders. However, our executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)), or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares.

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The issuance of additional ordinary or preference shares:

●	may significantly dilute the equity interest of investors in this offering;
●	may subordinate the rights of holders of ordinary shares if preference shares is issued with rights senior to those afforded our ordinary shares;
●	could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
●	may adversely affect prevailing market prices for our units, Class A ordinary shares and/or rights.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 pandemic. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, it is unclear whether the redemption rights with respect to our Class A ordinary shares suspend the running of a U.S. holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividend income” for U.S. federal income tax purposes. See “United States Federal Income Tax Considerations” below for a summary of the material U.S. federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

General Risk Factors

We are a company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a company incorporated under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we do not complete our initial business combination, we will never generate any operating revenues.

Past performance by our sponsor and our management team and their affiliates and businesses referred to herein, may not be indicative of future performance of an investment in us or in the future performance of any business that we may acquire.

Information regarding past performance of our sponsor and our management team and their affiliates including companies related thereto is presented for informational purposes only. Any past experience and performance of our sponsor and our management team and their affiliates or the other companies referred to herein is not a guarantee either (1) that we will be able to successfully identify a suitable candidate for our initial business combination or (2) of any results with respect to any initial business combination we may complete. You should not rely on the historical record of our sponsor and our management team and their affiliates or the performance of the other companies referred to herein as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. An investment in us is not an investment in our sponsor and our management team and their affiliates, nor the other companies referred to in this prospectus.

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Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss. If our efforts to maintain information security, cybersecurity, and data privacy are unsuccessful or if we are unable to meet increasingly demanding regulatory requirements, our reputation, results of operations, and financial condition could be adversely affected.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early-stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

Moreover, we may be unable to anticipate security incidents or implement adequate preventive measures. Unauthorized parties may also attempt to gain access to our systems or facilities, or those of third parties with whom we do business, through fraud, deception, or other bad acts. Although we intend to conduct regular training as part of our information security, cybersecurity, and data privacy efforts, that training may not be completely effective in preventing successful attacks.

Our only cybersecurity incident to date was a phishing scam in early March 2023 that went undetected for several weeks. The incident involved an email spoofing of a vendor’s email address to the company with a billing invoices from the Company’s vendor with erroneous receiving bank account details. By only relying on the revised invoices and amended payment instruction details communicated via the spoofing email using an email address appearing as the authentic email address of the relevant billing party, the Company made erroneous payments in non-material sums without making official voice or video calls with the official contact numbers of the relevant billing party to verify the accuracy of such revised invoices

If we, our vendors, or other third parties with whom we do business experience material data security incidents or fail to detect and appropriately respond to such incidents, it could adversely affect our reputation, results of operations, and financial condition.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the Market Value of our Class A ordinary shares held by non-affiliates equals or exceeds $700.0 million as of any December 31 before that time, in which case we would no longer be an emerging growth company as of the following June 30. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our Class A ordinary shares held by non-affiliates did not equal or exceed $250.0 million as of the prior last business day of the second fiscal quarter which is December 31, or (2) our annual revenues did not exceed $100.0 million during such completed fiscal year and the market value of our Class A ordinary shares held by non-affiliates did not equal or exceed $700.0 million as of the prior last business day of the second fiscal quarter which is December 31.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements.” Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to complete our initial business combination;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

●	our ability to consummate an initial business combination due to the uncertainty resulting from the COVID-19 pandemic;

●	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

●	our potential ability to obtain additional financing to complete our initial business combination;

●	our pool of prospective target businesses;

●	the ability of our officers and directors to generate a number of potential investment opportunities;

●	our public securities’ potential liquidity and trading;

●	the lack of a market for our securities;

●	negative interest rate for securities in which we invest the funds held in the trust account;

●	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

●	the trust account not being subject to claims of third parties; or

●	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section of this prospectus entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS

We are offering 10,000,000 public shares at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the placement units will be used as set forth in the following table.

	Without Over- Allotment Option	Over-Allotment Option Fully Exercised
Gross proceeds
Gross proceeds from public shares offered to public(1)	$100,000,000	$115,000,000
Gross proceeds from placement units offered in the private placement	2,330,300	2,502,800

Total gross proceeds	102,330,300	117,502,800

Estimated offering expenses(2)
Underwriting commissions (1.150% of gross proceeds from public shares offered to public)(3)	1,150,000	1,322,500

Legal fees and expenses	215,916	215,916
Accounting fees and expenses	40,000	40,000
SEC filing fees and expenses	16,974	16,974
FINRA filing fees and expenses	17,750	17,750
Nasdaq filing fees and expenses	75,000	75,000
Printing and road show expenses	1,000	1,000
Reimbursement to underwriters for expenses	75,000	75,000
Miscellaneous expenses	1,000	1,000

Total offering expenses (excluding underwriting commissions)	442,640	442,640
Proceeds after offering expenses	100,737,660	115,737,660

Held in trust account(3)	100,000,000	115,000,000
% of public offering size	100%	100%
Not held in trust account	$737,660	$737,660

The following table shows the expected use of the approximately $737,660 of net proceeds not held in the trust account.(4)

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination and regulatory reporting obligations(5)	$175,000	23.7%
Payment for office space, utilities and secretarial and administrative support ($10,000 per month for 18 months (subject to up to six one-month extensions of time))	$180,000	24.4%
Nasdaq continued listing fees	$75,000	10.2%
Working capital to cover miscellaneous expenses	$132,660	18.0%
Director and Officer liability insurance premiums	$175,000	23.7%
Total	$737,660	100.00%

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(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)	In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.
(3)	The remaining funds, less amounts released to the trustee to pay redeeming shareholders will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital.
(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.1% per year, we estimate the interest earned on the trust account will be approximately $100,000 per year; however, we can provide no assurances regarding this amount.
(5)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

Of the proceeds we receive from this offering and the sale of the placement units described in this prospectus, $100,000,000 ($10.00 per unit), or $115,000,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit), will be deposited into a segregated trust account located in the United States with J.P. Morgan Securities LLC and with Odyssey Trust Company acting as trustee, and $2,330,300 will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released until the earliest to occur of (a) the completion of our initial business combination; (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the period to consummate the initial business combination or (ii) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity; and (c) the redemption of all of our public shares if we have not completed our initial business combination within the period to consummate the initial business combination, subject to applicable law. Based on current interest rates, we expect that interest income earned on the trust account (if any) will be sufficient to pay our income and franchise taxes.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

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We believe that amounts not held in trust, together with funds available to us from loans from our sponsor, will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or their respective affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

On July 8, 2021, the Sponsor issued an unsecured promissory note to the Company, which was most recently amended pursuant to the Seventh Amendment to Promissory Note effective March 9, 2026, which increased the loan amount to $800,000. As of December 31, 2025, we have borrowed $721,836 under the promissory note with our sponsor. This loan is non-interest bearing, unsecured and amounts drawn are due the earlier of (i) 24 months after the closing of our initial public offering or (ii) the date of the consummation our initial business combination pursuant to the Seventh Amendment to Promissory Note effective March 9, 2026.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we intend to repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek shareholder approval of our initial business combination, and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, directors, officers, advisors or their respective affiliates may purchase shares in privately negotiated transactions either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the initial business combination, and instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (a) our completion of an initial business combination, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the period to consummate the initial business combination or (ii) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity and (c) the redemption of our public shares if we have not completed our initial business combination within the period to consummate the initial business combination, subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our sponsor, directors and each member of our management have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination. In addition, our sponsor, officers, directors and director nominees have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by it if we do not complete our initial business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we do not complete our initial business combination within the prescribed time frame.

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DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per unit and the NTBV per Class A ordinary share after this offering constitutes the dilution to investors in this offering. NTBV per share is determined by dividing our NTBV, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares that may be redeemed for cash), by the number of outstanding Class A ordinary shares.

The below calculations (A) assume that (i) no ordinary shares are issued to shareholders of a potential business combination target as consideration or issuable by a post-business combination company, for instance under an equity or employee share purchase plan, (ii) no ordinary shares and convertible equity or debt securities are issued in connection with additional financing that we may seek in connection with an initial business combination, (iii) no working capital loans are converted into private placement rights, as further described in this prospectus and (iv) no value is attributed to the rights, and (B) assume the issuance of 10,000,000 Class A ordinary shares (or 11,500,000 Class A ordinary shares if the over-allotment option is exercised in full) and 2,875,000 founder shares (up to 375,000 of which are assumed to be forfeited in the scenario in which the over-allotment option is not exercised in full).

Further, the issuance of additional ordinary or preference shares may significantly dilute the equity interest of public shareholders, which dilution would even further increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares. Pursuant to our amended and restated memorandum and articles of association, unless the holders of founder shares have elected to convert their founder shares into an equal number of Class A ordinary shares, the founder shares will automatically convert into Class A ordinary shares at the time of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of this offering (including pursuant to the over-allotment option), plus (ii) the total number of Class A ordinary shares issued, deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by us in connection with or in relation to the consummation of an initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued or to be issued to any seller in the initial business combination and any private placement rights issued to our sponsor, as adjusted to account for any subdivision (by share split, subdivision, exchange, share dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse share split, exchange, reclassification, reorganization, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding Class A ordinary shares into a greater or lesser number of shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding founder shares.

Additionally, up to $3,000,000 of loans from our sponsor, an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination may be convertible into units identical to the placement units, at a price of $10.00 per unit, at the option of the lender upon consummation of our initial business combination. The issuance of these units and underlying shares will further dilute the equity interest of public shareholders.

The following table illustrates the difference between the public offering price per unit and our NTBV per share, as adjusted to give effect to this offering and assuming redemption of our public shares at varying levels and the full exercise and no exercise of the over-allotment option.

As of December 31, 2025
Offering Price of $10.00 per Unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.85	$7.35	$2.65	$6.56	$3.44	$5.08	$4.92	$1.37	$8.63
Assuming No Exercise of Over-Allotment Option
$7.83	$7.34	$2.66	$6.55	$3.45	$5.09	$4.91	$1.53	$8.47

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For each of the redemption scenarios above, the NTBV was calculated as follows:

As of December 31, 2025
	No Redemption		25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		100% of Maximum Redemption
	No Over- Allotment	Full Over- Allotment	No Over- Allotment	Full Over- Allotment	No Over- Allotment	Full Over- Allotment	No Over- Allotment	Full Over- Allotment	No Over- Allotment	Full Over- Allotment

Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book value deficit before this offering	(0.40)	(0.35)	(0.40)	(0.35)	(0.40)	(0.35)	(0.40)	(0.35)	(0.40)	(0.35)
Increase (decrease) attributable to public shareholders	$8.23	$8.20	$7.74	$7.70	$6.95	$6.91	$5.49	$5.43	$1.93	$1.72
Pro forma net tangible book value after this offering	$7.83	$7.85	$7.34	$7.35	$6.55	$6.56	$5.09	$5.08	$1.53	$1.37
Dilution to public shareholders	$2.17	$2.15	$2.66	$2.65	$3.45	$3.44	$4.91	$4.92	$8.47	$8.63
% Dilution to public shareholders	21.70%	21.50%	26.60%	26.50%	34.50%	34.40%	49.10%	49.20%	84.70%	86.30%

Numerator:
Net tangible book value deficit before this offering	$(992,474)	$(992,474)	$(992,474)	$(992,474)	$(992,474)	$(992,474)	$(992,474)	$(992,474)	$(992,474)	$(992,474)
Net proceeds from this offering and sale of the placement units, net of expenses(1)	$100,737,660	$115,737,660	$100,737,660	$115,737,660	$100,737,660	$115,737,660	$100,737,660	$115,737,660	$100,737,660	$115,737,660
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	$56,146	$56,146	$56,146	$56,146	$56,146	$56,146	$56,146	$56,146	$56,146	$56,146
Less: Overallotment liability	$(94,400)	$-	$(94,400)	$-	$(94,400)	$-	$(94,400)	$-	$(94,400)	$-
Less: Proceeds held in trust subject to Redemptions(3)	$-	$-	$(23,676,730)	$(27,450,330)	$(47,353,460)	$(54,900,660)	$(71,030,190)	$(82,350,990)	$(94,706,931)	$(109,801,331)
Total	$99,706,932	$114,801,332	$76,030,202	$87,351,002	$52,353,472	$59,900,672	$28,676,742	$32,450,342	$5,000,001	$5,000,001

Denominator:(4)
Class B ordinary shares outstanding prior to this offering	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000	2,875,000
Class B ordinary shares forfeited if over-allotment is not exercised	(375,000)	-	(375,000)	-	(375,000)	-	(375,000)	-	(375,000)	-
Ordinary shares offered	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000	10,000,000	11,500,000
Ordinary shares included in the placement units offered(4)	233,030	250,280	233,030	250,280	233,030	250,280	233,030	250,280	233,030	250,280
Less: Ordinary shares subject to redemption	-	-	(2,367,673)	(2,745,033)	(4,735,346)	(5,490,066)	(7,103,019)	(8,235,099)	(9,470,693)	(10,980,133)
Total	12,733,030	14,625,280	10,365,357	11,880,247	7,997,684	9,135,214	5,630,011	6,390,181	3,262,337	3,645,147

(1)	Expenses applied against gross proceeds include offering expenses of approximately $442,640. Of this amount, $1,150,000 shall be payable to R. F. Lafferty & Co., Inc. upon the closing of this offering (or up to $1,322,500 in the event to underwriter’s overallotment option is exercised in full). See “Use of Proceeds.”
(2)	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, executive officers or their affiliates may purchase shares or public rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Effecting Our Initial Business Combination — Permitted Purchases of Our Securities.”
(3)

Assuming that our net tangible assets will be at least $5,000,001 upon consummation of our initial business combination as a result of additional financing or that our amended and restated memorandum and articles of association is further amended to allow us to redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

(4)

Assuming that shares underlying the rights are excluded from the calculation, but had these been included, these would be further dilutive and the offering price of $10 per share was not reduced for the value of rights, which is deemed de minimis.

The difference between the public offering price per Class A ordinary shares, allocating all of the unit purchase price to the Class A ordinary share and none to the right included in the unit) and the pro forma net tangible book value per share of our Class A ordinary shares after this offering constitutes the dilution to you and the other investors in this offering. Our initial shareholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, you and the other public shareholders will incur an immediate and substantial dilution of approximately $8.63 (or $8.47 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share after this offering of $1.37 (assuming the full exercise of the underwriters’ over-allotment option, the maximum redemption and assuming that our net tangible assets will be at least $5,000,001 upon consummation of our initial business combination as a result of additional financing or that our amended and restated memorandum and articles of association is further amended to allow us to redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001) and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A ordinary shares on a greater than one-for-one basis upon conversion of the founder shares at the time of our initial business combination. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

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As of December 31, 2025, our net tangible book value was $(992,474), or approximately $(0.40) per ordinary share (or $(0.35) per ordinary share if the underwriters’ over-allotment option is exercised in full). After giving effect to the sale of 10,000,000 Class A ordinary shares included in the units we are offering by this prospectus (or 11,500,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), the sale of the placement units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2025 would have been $5,000,001, or approximately $1.53 per share (or $1.37 per share if the underwriters’ over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of the approximately 94.71% of 10,000,000 Class A ordinary shares that may be redeemed for cash, or 95.48% of 11,500,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) of $1.93 per share (or $1.72 per share if the underwriters’ over-allotment option is exercised in full) to our initial shareholders as of the date of this prospectus and dilution to public shareholders from this offering will be $8.47 per share (or $8.63 if the underwriters’ over-allotment option is exercised in full).

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the public rights included in the units or the placement rights:

	No exercise of over-allotment option		Exercise of over-allotment option in full
Public offering price		$10.00		$10.00
Net tangible book value before this offering	$(0.40)		$(0.35)
Increase attributable to public shareholders and sale of the placement rights	1.93		1.72
Pro forma net tangible book value after this offering		1.53		1.37
Dilution to public shareholders		$8.47		$8.63
Percentage of dilution to public shareholders		84.70%		86.30%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by 94.71% of $100,000,000 because holders of up to 94.71% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes), divided by the number of Class A ordinary shares sold in this offering assuming that our net tangible assets will be at least $5,000,001 upon consummation of our initial business combination as a result of additional financing or that our amended and restated memorandum and articles of association is further amended to allow us to redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

The following table sets forth information with respect to our initial shareholders and the public shareholders:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial Shareholders(1)	2,500,000	19.64%	$25,000	0.02%	$0.01
Holders of placement shares	233,030	1.83%	2,330,300	2.28%	$10.00
Public Shareholders	10,000,000	78.53%	100,000,000	97.70%	$10.00
	12,733,030	100.00%	$102,355,300	100.00%

(1)	Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of an aggregate of 375,000 founder shares held by our sponsor.

The pro forma net tangible book value per unit after the offering (assuming that the underwriters’ over-allotment option is not exercised) is calculated as follows:

	Without Over- allotment	With Over- allotment
Numerator:
Net tangible book deficit before this offering	$(992,474)	$(992,474)
Net proceeds from this offering and sale of the placement units, net of expenses(1)	100,737,660	115,737,660
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	56,146	56,146
Less: Over-allotment liability	(94,400)	-
Less: Proceeds held in trust subject to redemption (2) (3)	(94,706,931)	(109,801,331)

	$5,000,001	$5,000,001
Denominator: (4)

Class B ordinary shares outstanding prior to this offering	2,875,000	2,875,000
Class B ordinary shares forfeited if over-allotment is not exercised	(375,000)	-
Class A ordinary shares included in the units offered	10,000,000	11,500,000
Ordinary shares included in the placement units offered(3)	233,030	250,280
Less: Shares subject to redemption	(9,470,693)	(10,980,133)
	3,262,337	3,645,147

(1)	Expenses applied against gross proceeds include offering expenses of $442,640 and underwriting commissions of $1,150,000 or $1,322,500 if the underwriters exercise their over-allotment option. See “Use of proceeds.”
(2)	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, directors, executive officers, advisors or their respective affiliates may purchase shares or public rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per unit. See “Proposed Business — Permitted Purchases of Our Securities.”
(3)	Assuming that our net tangible assets will be at least $5,000,001 upon consummation of our initial business combination as a result of additional financing or that our amended and restated memorandum and articles of association is further amended to allow us to redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.
(4)	Assuming that shares underlying the rights are excluded from the calculation, but had these been included, these would be further dilutive and the offering price of $10 per share was not reduced for the value of rights, which is deemed demi minis.

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CAPITALIZATION

The following table sets forth our capitalization on December 31, 2025, and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our units in this offering and the sale of the placement units and the application of the estimated net proceeds derived from the sale of such securities assuming no exercise by the underwriters of their over-allotment option:

	December 31, 2025
	Actual	As Adjusted(1)
Promissory note payable to related party(2)	$721,836	$-
Over-allotment liability	-	94,400
Shareholders’ deficit:
Class A ordinary shares, $0.0001 par value, 100,000,000 shares authorized; -0- and 10,000,000 shares are subject to possible redemption, respectively(3)	-	100,000,000
Preference shares, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	-	-
Class A ordinary shares, $0.0001 par value, 100,000,000 shares authorized; -0- and 233,030 shares issued and outstanding (excluding -0- and 10,000,000 shares subject to possible redemption), actual and as adjusted, respectively(3) (4)	-	23
Class B ordinary shares, $0.0001 par value, 10,000,000 shares authorized, 2,875,000 and 2,500,000 shares issued and outstanding, actual and as adjusted, respectively(5)	288	250
Additional paid-in capital	24,712	-
Accumulated deficit	(961,328)	(293,341)
Total shareholders’ deficit	$(936,328)	$(293,068)
Total capitalization	$(214,492)	$99,801,332

(1)	Assumes the underwriters’ over-allotment option has not been exercised and the resulting forfeiture of an aggregate of 375,000 founder shares held by our sponsor have occurred.

(2)	Our sponsor has agreed to loan us up to $800,000 to be used for a portion of the expenses of this offering. As of December 31, 2025, we have borrowed $721,836 under the promissory note with our sponsor, which is due the earlier of (i) 24 months after the closing of our initial public offering or (ii) the date of the consummation our initial business combination.

(3)	Upon the completion of our initial business combination, or if we propose an amendment to our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, subject to the limitations described herein and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

(4)

All of the 10,000,000 Class A ordinary shares sold as part of the units in the offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation if there is a shareholder vote or tender offer in connection with our initial business combination and in connection with certain amendments to our amended and restated memorandum and articles of association. In accordance with SEC and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the 10,000,000 Class A ordinary shares sold as part of the units in the offering will be issued with other freestanding instruments (i.e., public rights), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. Our Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). While redemptions cannot cause our net tangible assets to fall below $5,000,001, all Class A ordinary shares sold in this offering are redeemable and classified as such on the balance sheet until such date that a redemption event takes place.

As of December 31, 2025, the Company has not issued any Class A ordinary shares. Although the Company is authorized to issue Class A shares as part of its capital structure, no shares have been issued or are outstanding as of the reporting date. Should Class A shares be issued in the future, subject to possible redemption, based on features not solely within the company’s control, they will be classified outside of permanent equity in accordance with the guidance.

(5)	Actual share amount is prior to any forfeiture of founder shares by our sponsor and as adjusted amount assumes no exercise of the underwriters’ over-allotment option.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated on July 8, 2021, as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the units, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.

The issuance of additional shares in connection with a business combination to the owners of the target or other investors:

●	may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in our founder shares resulted in the issuance of our Class A ordinary shares on a greater than one-to-one basis upon conversion of our founder shares;

●	may subordinate the rights of holders of our Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

●	could cause a change in control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

●	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

●	may adversely affect prevailing market prices for our Class A ordinary shares and/or rights.

●	Similarly, if we issue debt securities, or otherwise incur significant debt, it could result in:

●	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

●	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

●	our inability to pay dividends on our ordinary shares;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, our ability to pay expenses, make capital expenditures and acquisitions and fund other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements and execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

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As indicated in the accompanying financial statements, as of December 31, 2025, we had $25,448 in cash and incurred offering costs of $56,146 and other expenses of $961,328 as compared to $25,498 in cash and incurred offering costs of $30,723 and other expenses of $846,480 as of June 30, 2025. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Critical Accounting Policies and Estimates

Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the proposed public offering and that will be charged to shareholders’ equity upon the completion of the proposed public offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs will be satisfied prior to the completion of this offering through receipt of $25,000 from the sale of the founder shares and an aggregate of up to $800,000 in loans available from our sponsor under an unsecured promissory note originally executed on July 8, 2021 as amended thereafter, and due the earlier of (i) 24 months after the closing of our initial public offering or (ii) the date of the consummation our initial business combination pursuant to the Seventh Amendment to Promissory Note effective March 9, 2026, which increased the loan amount to $800,000. As of December 31, 2025, we had borrowed $721,836 under this promissory note as compared to $628,773 borrowed under this promissory note as of June 30, 2025. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $442,640, underwriting commissions of $1,150,000 (or $1,322,500 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the placement units for a purchase price of approximately $2,330,300 (or approximately $2,502,800 if the over-allotment option is exercised in full), will be $100,737,660 (or $115,737,660 if the underwriter’s over-allotment option is exercised in full). Of this amount, $100,000,000 (or $115,000,000 if the over-allotment option is exercised in full) will be held in the trust account. The remaining $737,660 will not be held in trust. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations.

The remaining amount of approximately $737,660 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $442,640, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $442,640, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

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We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less taxes payable), to complete our initial business combination. We may withdraw interest income (if any) to pay our taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. Based on assumed interest rates, we expect that the interest income earned on the amount in the trust account (if any), will be sufficient to pay our income and franchise taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $737,660 of proceeds held outside the trust account, as well as certain funds from loans from our sponsor. We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination, other than funds available from loans from our sponsor. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we will repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we will repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Up to $3,000,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the placement units. The terms of such loans by our sponsor, officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during the 12-month period subsequent to our IPO to include approximately $175,000 for legal, accounting, due diligence, travel and other expenses in connection with any business combination and regulatory reporting obligations; $75,000 for Nasdaq continued listing fees; $180,000 for office space, utilities and secretarial and administrative support; $175,000 for Director and Officer liability insurance premiums; and approximately $132,660 for working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

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We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we do not complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations, which will have a dilutive or negative effect on the ownership interest and voting power of unaffiliated securityholders.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending June 30, 2026. Only in the event that we are deemed to be a large-accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of our internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

However, our management has identified a material weakness in our internal control over financial reporting, as defined in the SEC guidelines for public companies. The material weakness identified relates to ineffective review controls over the financial statement preparation process including the Company’s controls over the Company’s authentication procedure in verifying a vendor’s receiving bank account details by only relying on revised invoices and amended payment instruction details communicated from an email address appearing as the authentic email address of the relevant billing party. This was identified through a suspected wire transfer error arising from a suspected external email spoofing scam and phishing effort under the mask of the email address of the relevant billing party to divert the Company’s payments to separate bank accounts under the same entity name with the relevant billing party’s entity name as per the revised invoices received by the Company from an email address appearing as the authentic email address of the relevant billing party, without the Company making official voice calls or video calls with the official contact numbers of the relevant billing party to verify the accuracy of such revised invoices. We are in the process of implementing improvements and preventive measures in response to the foregoing to ensure error-free preparation of our financial statements going forward such as developing dual-factor authentication requirements and account verification requirements will help ensure that all requests for a change in payment type and/or location are legitimate as well as scheme detection training for officers, directors and employees about red flags and warning signs. See “Risk Factors — Risks Relating to the Offering — We have identified a material weakness in our internal control over financial reporting. If our remediation of such material weaknesses is not effective, or if we experience additional material weaknesses in the future or otherwise fail to develop and maintain effective internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.”

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Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the placement units held in the trust account will be invested in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk. However, if the interest rates of U.S. Treasury obligations become negative, we may have less interest income available to us for payment of taxes, and a decline in the value of the assets held in the trust account could reduce the principal below the amount initially deposited in the trust account.

Related Party Transactions

On August 6, 2021, our sponsor purchased 2,875,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.01 per share. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. Prior to the completion of this offering, our sponsor will transfer a certain amount of founder shares to each of our independent director nominees at their original purchase price.

We may reimburse our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Our sponsor subsequently transferred 45,000 founder shares among our Chief Financial Officer and each of our three independent director nominees, and 20,000 founder shares among each member of our strategic advisory board as consideration for their anticipated service on our advisory board in connection with our potential future potential business combination. Our sponsor currently owns 2,810,000 founder shares, up to 375,000 founder shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. Specifically, effective August 6, 2021, our sponsor transferred a total of 45,000 founder shares among our Chief Financial Officer (15,000 shares) and among our three independent director nominees (10,000 shares each) at their original purchase price pursuant to executed securities assignment agreements. Also effective August 6, 2021, our sponsor transferred 30,000 Class B ordinary shares among our six advisors, 5,000 shares each to Juan Fernandez, Victor Chua, Dr. Eva Law, Puan Chan Cheong, Ye Xiang, and Hans-Peter Ressel, as consideration for their anticipated service on our advisory board in connection with our potential future potential business combination.

On April 5, 2022, we amended and restated the executed securities assignment agreement for one of our independent director nominees, Christopher Clower, in response to his request to serve as a member of our advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by sponsor of 10,000 shares to Lionel H. Derriey, our new independent director nominee. On January 28, 2023, we amended and restated the executed securities assignment agreement for one of our independent director nominees, Dr. Li Zhong Yuan, in response to his request to serve as a member of our advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by sponsor of 5,000 additional shares to Juan Fernandez, our new independent director nominee.

On December 18, 2023, Andy Chow delivered a letter of resignation as an Independent Director Nominee, Chair of the Audit Committee, Member of the Compensation Committee and Member of the Corporate Governance and Nominating Committee of the Company and relinquished his 10,000 shares previously granted. On the same day, Victor Chua, formerly an advisor to the Company, agreed to an appointment to fill the vacancy created by Mr. Chow’s resignation. In connection with Mr. Chua’s appointment, Mr. Chua relinquished the 5,000 shares granted for his advisor service and accepted 10,000 shares granted to him by the Sponsor. In addition, on April 30, 2024, Puan Chan Cheong’s and Hans-Peter Ressel’s role on the advisory board was terminated and, as a result, both Mr. Cheong and Mr. Ressel relinquished the entirety of their 5,000 shares back to the Sponsor. For more details, see “Certain Relationships and Related Party Transactions.”

Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their respective affiliates and will determine which fees and expenses and the amount of expenses that will be reimbursed. Except as noted above, there is no cap or ceiling on payments that may be made to our sponsor, officers, directors or any of their respective affiliates.

Our sponsor originally agreed to loan us up to $300,000 pursuant to an executed promissory note effective as of July 8, 2021, to be used for a portion of the expenses of this offering. As of December 31, 2025, we have borrowed $721,836 under the promissory note with our sponsor as compared to $628,773 borrowed under this promissory note as of June 30, 2025. The loan is non-interest bearing, unsecured and due the earlier of (i) 24 months after the closing of our initial public offering or (ii) the date of the consummation our initial business combination pursuant to the Sixth Amendment to Promissory Note effective December 4, 2025. The Seventh Amendment to Promissory Note effective March 9, 2026 increased the loan amount to $800,000. The loan will be repaid upon the closing of this offering. The value of our sponsor’s interest in this transaction corresponds to the principal amount outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we will repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $3,000,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the placement units. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

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Our sponsor has agreed to purchase an aggregate of 233,030 placement units (or up to 250,280 placement units if the over-allotment option is exercised in full if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each placement unit consists of one Class A ordinary share and one right to receive 1/5th of one Class A ordinary shares at the closing of our initial public offering.

Our sponsor will be permitted to transfer the placement units and components securities held by them to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor.

Pursuant to a registration rights agreement we will enter into with our initial shareholders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of units issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to two demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of December 31, 2025 and June 30, 2025, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

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PROPOSED BUSINESS

General

We are a blank check company established as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any potential business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target with respect to an initial business combination with us.

While we may pursue a target in any industry, section or geography, we intend to seek a target in Southeast Asia and the Asia Pacific (APAC) region in the “new economy” that is composed of a trilogy of interactive features that include globalization, information technology and the communication revolution, or high growth industries, such as internet, financial technology such as e-commerce, O2O Retail (i.e., online-to-offline commerce is a business model that draws potential customers from online channels to make purchases in physical stores), renewable energy, AI, cloud-based technology, healthcare, education, and other consumer-driven and big data or digitally-enabled characteristics that should enable us to capitalize on a number of major global trends, including the globally optimized value chain — a familiar feature of the current phase of globalization that is expected to give way to value chains that blend digital technology with older lower-cost technologies, allow greater integration across products and services, and leverage the growth of independent global platforms for the exchange of goods and services, however, we expressly disclaim any intent to and will not consummate a business combination with a target business located in China (including Hong Kong and Macau).

We intend to capitalize on our management team’s significant expertise that has been cultivated over the past four decades. Our diverse, complementary management team has a proven track record of sourcing and executing deals, as well as direct experience in operating and managing companies, especially in the Asia Pacific region. Our management team also has a strong network in the industry and a deep understanding of the most pressing trends in the space. We believe that these factors will benefit our ability to search for, and conduct rigorous due diligence on, a high-quality target company.

Our Management Team

Our management team is led by John Tan, our Chief Executive Officer and Chairman of the Board, who has been leading the Asia-Pacific (APAC)-focused private equity investment group headquartered in Kuala Lumpur, Malaysia, with satellite offices in Singapore and Hong Kong, with AUM exceeding $7 billion, and Gilbert Loke, our Chief Financial Officer who resides and is based in Kuala Lumpur, and who brings extensive accounting and financial experience; their summary biographies and those of our independent director nominees and advisors appear in the following narrative.

John Tan Honjian, Chief Executive Officer and Chairman of the Board

Mr. Tan, based in Kuala Lumpur, Malaysia, has served as our Chairman and Chief Executive Officer since July 2021. Mr. Tan brings extensive expertise as a corporate strategist and private equity investor with significant legal experience in local and cross-border corporate mergers and acquisitions, corporate joint ventures and strategic alliances, foreign investment, private equity and venture capital deals, private fund establishment and structuring for private equity fund and venture capital funds, project financing, structuring of investment deals for high net-worth family offices, strategic structuring of business deals, and property transactions for both corporate and individual clients. On June 24, 2024, Mr. Tan was appointed as Chief Executive Officer, President, Chief Financial Officer and Secretary of UBuyHoldings, Inc. and on April 16, 2025, Mr. Tan resigned as its Chief Financial Officer. Mr. Tan has also served as Chief Executive Officer and Chairman of the Board of Capforce Inc. (formerly, OpGen Inc.) since August 2, 2024. Since January 16, 2023, Mr. Tan has served as a director for Mayfair Capital Markets Ltd., a licensed asset management firm in London, since March 20, 2024, he has served as a director for AEI Caelus Asset Management Ltd., an independent asset management firm serving individuals and families across Asia, since January 28, 2019, he has served as President of AEI Tech Venture Group, tech venture builder with an in-house early-stage investment arm that co-builds digital business units of established mid-sized pre-IPO companies and from January 4, 2016 to October 1, 2025, served as a director for HydroGold Holdings Sdn Bhd., water filter company.

Since January 2015, Mr. Tan has served as Chairman and CEO of AEI Capital Group headquartered in Kuala Lumpur, Malaysia with satellite offices in Singapore and Hong Kong, where he leads the Asia-Pacific-focused private equity investment group with AUM exceeding USD $7 billion with the support of a seasoned team backed by diverse experience in M&A transactions, private equity deals and IPOs.

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AEI Capital Group specializes in late-stage, pre-IPO investments, merger and acquisition/joint venture transactions, private equity/venture capital deals, private investment in public equity (PIPE), hedge fund portfolio, private fund structuring, and buy-out of high growth small and medium-sized enterprises and tech ventures, with preferred exit via IPO on global stock exchanges such as HKEX, ASX and NASDAQ. AEI Capital Group received the award of Best Private Equity Firm (East Asia) in Fund Awards 2021 and 2022 granted by Wealth & Finance International (WFI).

Since January 2020, Mr. Tan has served as co-President, Investment Banking Services Group at European Credit Investment Bank Ltd. where he leads its offshore investment banking services group to serve small-mid cap listed companies across Asia Pacific whose capital market needs are still mostly underserved by onshore investment banks and global institutional investors. Since January 2016, Mr. Tan has served as a Partner with Ng, Gan and Partners in Kuala Lumpur, Malaysia and served as President of AEI Tech Venture Group since January 2016. Since January 2017, Mr. Tan has served as President for Ashita Group in Malaysia where he chairs the Strategic Planning Committee on the Board of this corporate group exceeding billion-dollar annual turnover. Mr. Tan has served on the board of directors of various high growth companies across Asia Pacific and acted as the Board advisor to various public listed companies across Asia Pacific. Earlier in his career, Mr. Tan specialized in mergers and acquisitions, capital markets and private equity as a common law-qualified cross-border corporate lawyer at Rajah and Tann Singapore LLP, the largest law firm in the ASEAN region, headquartered in Singapore, with affiliate offices in Cambodia, China, Indonesia, Laos, Malaysia, Myanmar, Philippines, Thailand and Vietnam, and founded in 1976. Mr. Tan also served as the regional counsel for Linde plc (NYSE: LIN), the largest industrial gas company by market share and revenue and a Fortune 100 Company in charge of the ASEAN and South Asia regions. Mr. Tan has received the honor of Global Innovator Award 2018 in Finance and Investment Category by Global SME Alliance, United Nations due to his significant contribution on ASEAN-plus- China One-Belt-One-Road private equity investment thesis. Mr. Tan spoke as a Panel Speaker in the Global SME Summit alongside with global leaders such as France’s ex-Prime Minister Mr. Jean-Pierre Raffarin and China’s ex-Vice Premier Mdm. Wu Gui Xian. Mr. Tan completed his Master of Business Administration (MBA) Essentials Programme at the London School of Economics and Political Science (LSE), with an Executive Program completed at the University of Oxford on Blockchain Strategy. Linde plc (NYSE: LIN), the largest industrial gas company by market share and revenue and also completed his Postgrad Executive Programme in Alternative Investments at Harvard University. We believe he is well qualified to serve on our board due to his extensive investment and advisory background.

Gilbert Loke (Che Chan), Chief Financial Officer and Director

Mr. Loke, based in Kuala Lumpur, Malaysia, has served as our Chief Financial Officer since July 8, 2021 and will also serve as our director upon the effectiveness of the registration statement of which this prospectus is a part. Mr. Loke brings extensive experience in the financial industry, with an emphasis on corporate and private banking. Mr. Loke has served as the Chairman and Chief Financial Officer of Greenpro Capital Corp (NASDAQ:GRNQ) since July 2019 and as Chief Financial Officer and Executive Director of Greenpro Venture Capital Ltd. since its inception on July 19, 2013. Mr. Loke has extensive knowledge in accounting and has been an accountant for more than 30 years. Since January 2020, Mr. Loke as served as Co-Chairman of the Association of Chartered Wealth Managers, a premier professional organization dedicated to advancing knowledge in the wealth management industry in Hong Kong, the Greater Bay Area and the ASEAN regions. He was trained and qualified with UHY (formerly known as Hacker Young), Chartered Accountants, one of the large accounting firms based in London, England between 1980 and 1988. His extensive experience in auditing, accounting, taxation, SOX compliance and corporate listing has prompted him to specialize in corporate advisory, risk management and internal controls serving those small medium-sized enterprises.

From September 1999 until June 2013, Mr. Loke served as an adjunct lecturer in ACCA P3 Business Analysis at HKU SPACE (HKU School of Professional and Continuing Education), which is an extension of the University of Hong Kong and provides professional and continuing education. Mr. Loke worked as an independent, non-executive director of ZMay Holdings Limited, a public company listed on the Hong Kong Stock Exchange from January 2008 to July 2008, as Chief Financial Officer for Asia Properties Inc. from May 31, 2011 to March 28, 2012, and Sino Bioenergy Inc., with both companies listed on the OTC Markets in the United States from 2011 to 2012. Mr. Loke has served as the Chief Executive Officer and a director of Greenpro Resources Corporation since October 16, 2012. He also served as the Chief Executive Officer and a director of Moxian Corporation from October 2012 until December 2014. Mr. Loke served as an independent director of Odenza Corp. from February 2013 to May 2015. He has also served as the Chief Financial Officer, Secretary, Treasurer, and a director of CGN Nanotech, Inc. from September 4, 2014 to September 28, 2016.

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Mr. Loke served as director of Greenpro Talents Ltd. from November 16, 2015 to June 6, 2017, and as director of GC Investment Management Limited, which is the investment manager of Greenpro Asia Strategic SPC, since April 6, 2016. Mr. Loke earned his Masters of Business Administration degree (MBA) from Bulacan State University, Philippines in 2007, and earned his professional accountancy qualifications from the Accounting and Financial Reporting Council, the Association of Chartered Certified Accountants, the Association of International Accountants, the Hong Kong Society of Accountants and the Hong Kong Institute of Certified Public Accountants. He also earned other professional qualifications including the Association of Chartered Wealth Managers as a Chartered Wealth Manager in Hong Kong. Mr. Loke brings to the board of directors accounting and financial expertise and business leadership.

Our Independent Director Nominees

Victor Chua, Independent Director Nominee, Chair of the Audit Committee, Member of the Compensation Committee and Member of the Corporate Governance and Nominating Committee

Mr. Chua, based in Kuala Lumpur, Malaysia, is the Managing Partner and Founder of Vynn Capital in February 2018, a venture capital firm investing in early-stage technology companies in the Asia Pacific that works alongside family offices and large institutions and companies in technology adoption and innovation. Vynn Capital is a partner of the United Nations World Tourism Organization that works with companies in the industries of travel mobility, property, food and fast-moving consumer goods or packaged goods. Since May 2024, Mr. Chua has served as a director of WYZ auto, a B2B marketplace in the tire industry in Southeast Asia, since March 2020, he has served as a director for Epost Plus in Malaysia, an e-commerce company, and since January 2019, he has served as a director of Pomona Technologies, a technology company focused on helping brands connect with consumers. Prior to that, he was the Vice President of Investments for Gobi Partners, an early to late stage venture capital firm where he managed two Southeast Asia-focused early stage funds and a growth stage fund. Prior to that, he served with the venture capital arm of Malaysia’s Ministry of Finance where he managed direct and indirect investments. Some of the notable investments he supervised include Carsome (Malaysia), Travelio (Indonesia), Dropee, Triip.me (Vietnam), Hermo and Jirnexu.

Earlier in his career, he was with Willis Towers Watson, where he advised corporate, pension and sovereign wealth funds on investment strategies. He was an honoree of the Forbes Asia 30 under 30 in 2017. He is the Immediate Past Chairman of the Malaysia Venture Capital and Private Equity Association and a mentor with the Founder Institute and other grass-root entrepreneurial initiatives. Mr. Chua is also a Council Member of the Malaysian Venture Capital and Private Equity Development Council appointed by the Securities Commission of Malaysia. Mr. Chua was also a startup founder of an online education platform as well as two other businesses. He is a member of Mensa and a CFA charter holder. Mr. Chua earned a Bachelor’s of Commerce degree in Actuarial Studies in 2009 from Macquarie University.

Juan Fernandez, Independent Director Nominee, Chair of the Compensation Committee, Member of the Audit Committee and Member of the Corporate Governance and Nominating Committee

Juan Fernandez, based in Spain, is the Chief Operating Officer of Genesis Unicorn Acquisition Corp and the Managing Director of NCA SF 36 JAFP, SL, where he has been since February 2022 and November 2022, respectively. He was also an advisor to another SPAC, Benessere Capital Acquisition Corp, which completed its IPO in January 2021, from January 2021 to December 2022. Benessere Capital Acquisition Corp has focused its search on technology-focused middle market and emerging growth companies in North, Central and South America. Previously, Mr. Fernandez served as President of Gira Cluster of Automotive Industries of Cantabria from May 2019 to March 2021 based in Spain. He has also served as the General Manager of Chassis Brakes International Spain, part of Hitachi Automotive Systems from April 2019 to February 2021 based in San Felices de Buelna, Autonomía de Cantabria, Spain. From September 2018 to April 2019, Mr. Fernandez served as the Smart Factory Platform Leader of Linxens based in Levallois, Île-de-France, France.

From January 2017 to April 2019, Mr. Fernandez served as the Site Director of Linxens. From September 2015 to December 2016, Mr. Fernandez served as the Senior Area Sales Manager Southern Europe for Quintus Technologies, based in Västerås, Sweden. From September 2014 to September 2015, Mr. Fernandez served as the Site Director of Hutchinson based in Châteaudun, France. From April 2013 to August 2014, Mr. Fernandez served as the Production Area Manager of Gestamp based in Le Theil, Basse-Normandie, France. From November 2005 to March 2013, Mr. Fernandez served as Process Engineer Manager at ArcelorMittal Aviles, Spain. From September 2003 to October 2005, Mr. Fernandez served as Resident Engineer of ArcelorMittal based Electrolux premises in Conegliano, Veneto, Italy. In 2018, Mr. Fernandez received his Executive MBA degree at École Nationale des Ponts et Chaussées (now ESCP). In 1999, Mr. Fernandez received his DEA (Master in Sciences) at Ecole Polytechnique.

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Lionel H. Derriey, Independent Director Nominee, Chair of the Corporate Governance and Nominating Committee, Member of the Audit Committee and Member of the Compensation Committee

Lionel Derriey, based in the United States, brings more than 30 years of international finance expertise including with emerging companies and investment funds on value creation, growth and fundraising to the company. Mr. Derriey is known for creating viable solutions to solve business challenges or market needs and has succeeded as a team leader who encourages and fosters individual strengths and provides opportunities for personal and team growth. Presently, Mr. Derriey served on the Advisory Board of Readiness Associates from April 2021 to September 2023 to support the company’s mission to ensure that business are prepared for disasters and emergencies, and are compliant with existing federal regulations. Prior to that, for 18 years from 2002 to 2020, Mr. Derriey served as Director of Alesar Limited where he advised businesses on financing opportunities, arranged debt purchase facility for UK commercial and consumer finance company, organized financing of UK commercial property development lender, introduced German commercial property investment opportunities to UK investors resulting in expanded sales distribution channels among other duties. Since September 2022, Mr. Derriey has served as a part-time director of Alesar LLC.

Prior to that, from 2007 to 2012, Mr. Derriey served as a Financial Services Consultant for DFD Select Group SARL in Paris where he inaugurated and marketed investment opportunities to insurers, family offices, funds of hedge funds, wealth managers, private banks, pension funds and actuarial consultants. In this role, Mr. Derriey developed structured products and alternative investments appropriate to investors’ need, marketed distressed real estate credit funds as part of U.S. government co-investment program. From 2005 to 2007, Mr. Derriey served as a Director for Criterion Capital Limited (CCL) in London where he identified publicly-quoted investment opportunities that featured significant asset backing or other downside protection, often from real estate or other tangible assets and coordinated CCL’s bid to acquire a leading UK health and fitness chain where he valued assets and development potential of brand and discovered significant potential cost savings and formulated tactics on maximizing CCL’s bid. From 2000 to 2005, Mr. Derriey served as the Director of Investments for Eisner LLP in New York where he managed private equity portfolio of 37 companies and, during that time, increased their value by advising on fundraising and business and corporate development, worked with private equity funds on portfolio companies, appraised effectiveness of business plan execution and formulating enhancements and introduced corporate clients to appropriate venture capital funding sources including some funds of funds. Mr. Derriey is a graduate of The Wharton School of Business with an MBA in Finance and a graduate of Dartmouth College with a Bachelor of Arts in History.

Our independent director nominees have experience in public company governance, executive leadership, operational oversight and capital markets experience. Our directors also have experience with acquisitions, divestitures and corporate strategy and implementation, which we believe will significantly benefit us as we evaluate potential acquisition or merger candidates as well as following the completion of our initial business combination.

Our Strategic Advisory Board

In addition to our management team described above, we have assembled a highly differentiated strategic advisory board comprised of Dr. Li Zhong Yuan, Christopher Clower, Dr. Eva Law, and Ye Xiang. Members of our strategic advisory board have a wide range of experience in the e-commerce, manufacturing, online retail, marketing technology, etc., and experience in Southeast Asia and the APAC region and will advise our sponsor in connection with the identification, evaluation, negotiation and consummation with respect to potential business combination targets. Other than the 5,000 founder shares that each member of our strategic advisory was awarded by our sponsor as consideration for their services to the Company following its initial public offering, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to members of our strategic advisory board prior to completion of our initial business combination. Members of our strategic advisory board have not entered into any consulting or advisory contract with our company, our sponsor or its affiliates.

Dr. Li Zhong Yuan brings nearly 30 years of financial services experience, including the successful introduction of mathematics to the process of investment. From June 2016 to July 2021, Dr. Li has served as the Executive Chairman of Pan Asia Data Holdings Inc. (1561:HK), listed on Hong Kong Main Board. He is currently the Chairman of the Board of Beijing Universal Medical Assistance Co. Ltd. and sits on the board of directors of Essenlix Corporation. Previously, Dr. Li occupied the position of Executive Director at China Health Group Limited (673:HK) from 2001 until June 2016. Dr Li is also a member of the International Advisory Board of the University of California at San Diego’s School of Global Policy and Strategy and its 21st Century China Center’s China Leadership Board member. Prior to that, Dr. Li held senior positions with a number of major international investment banks on Wall Street, including Bankers Trust Company, Salomon Brothers and IBJ Asia Limited. Dr. Li has extensive experience in capital raising and risk management and innovatively structured financial products until starting his own independent businesses in 2000, including incubating and driving up innovative service ventures from scratch to successful exit as anchor principal. In late 1996, Dr. Li was in charge of building up capital markets and derivative businesses in multi-asset classes in Northern Asia and was a director of Rabobank International before setting up a financial and technology investment firm.

Dr. Li is experienced in financial services and algorithmic technology and economy. Dr. Li has held roles as member of boards of directors and advisory boards of several innovative enterprises globally. Dr. Li received a doctorate (Ph.D.) from the University of Michigan in mathematics in 1990 and subsequently worked as an Assistant Professor of Mathematics at the Massachusetts Institute of Technology, the USA (“MIT”), where he was consecutively awarded research grants from the National Science Foundation.

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Christopher Clower has been in the financial industry for over twenty years during which he has raised more than $4 billion in capital for his clients. Mr. Clower co-founded, and built PT Manoor Bulatn Lestari, an Indonesian resource company, and sold it for more than $120 million and achieved 30x return on investment in two years for himself and his investors. Mr. Clover serves as the Chief Operating Officer of Welbsach Holdings Pte Ltd. of Singapore since April 2021, as Director of N51 Capital Management Pte Ltd. since February 2021, as Director of BetShop Pte Ltd. since February 2021, as a Director of Argo Lake Management LLC and Argo Lake Management Pte Ltd. each since November 2020, Chief Executive Officer, Director of Tiger Tech Acquisition Corp, a special purpose acquisition company, and Tiger Tech Acquisition Corp Pte Ltd. each since October 2020. He also serves as Director of Batavia Prosperindo Premium Pte Ltd. since February 2017 and non-executive director for Malacca Trust Pte Ltd. since February 2015 and Director of Batavia Prosperindo Premium Pte Ltd. since February 2017 and Commissioner of PT Batavia Prosperindo Asset Management since January 2014.

Previously, Mr. Clower was Managing Director and Head of Corporate Finance for Southeast Asia at Merrill Lynch for 11 years when he left the firm in 2009. Mr. Clower sits on a number of boards of financial services and financial technology companies in Southeast Asia, including PT Batavia Prosperindo Finance Tbk, an Indonesian consumer finance company, listed on the Indonesia Stock Exchange and regulated by OJK, the Indonesia Government financial regulatory authority. Mr. Clower also continues to advise on and invest in deals with a network of private investors, and helps build companies, primarily in Southeast Asia.

Prior to Merrill Lynch, Mr. Clower was with Deutsche Bank investment banking in Singapore and Bankers Trust investment banking in New York and Chicago. Mr. Clower has a bachelor of science degree in Nuclear Engineering from Northwestern University, and an MBA with Honors from University of Chicago.

Dr. Eva Law, Chairperson of the Association of Family Offices in Asia and the Association of Private Bankers in Greater China Region and the Women in Leadership Association. Dr. Law is a seasoned professional in asset management, private equity and wealth management, having diversified knowledge and experience in running multi-lines of business. She specialized in serving ultra-affluent customers and entrepreneurs, and brings a proven track records in creating new business and generating profits. Dr. Law is the Chief Executive Officer of Flex Group, a single family office in North America that has Asian operations in Singapore and Hong Kong. She is also the chairperson of the investment management company that serves the family office.

Dr. Law is the owner of CAG International Group and Consortium of Family Offices and Investors Limited running various lines of business. CAG International received the Best Investment Manager Serving Family Offices and the Best Advisor to Family Offices Awards in 2019 while the consortium offers platform solutions. She manages her group for venturing direct investment and family office solutions business. The investment focus of her group is ESG and impact investment and disruptive technology contributing to a better future. She owns a superb business relationship with family principals and extensive industry stakeholders globally. Dr. Law established the Association of Private Bankers in Greater China Region (APB) in 2010 aiming to promote industry development, offer professional training to practitioners, foster knowledge exchange and collaboration and launch service portals designated for market participants. While in 2013, Dr. Law also set up the Association of Family Offices in Asia (AFO) specialized to support ultra-affluence and industry practitioners who own intimate and deep relationship with mega wealth holders to establish and manage their family councils, single or independent family offices and to administer the family’s wealth succession, strategic philanthropy, direct investment and corporate development of their family business.

Dr. Law has served the industry for more than 20 years. Before setting up the associations, she worked in the head office of a top-rated Chinese bank, responsible for strategic development and the profit and loss performance of private banking and cross-border financial services. She has been with a Chinese boutique investment banking firm, leveraging Swiss EAM private banking platforms (UBS and Credit Suisse) and arranging direct investments to serve ultra-high net worth clients in greater China region. Dr. Law also served Fortune 500 companies, including global banks, pension funds, asset managers, insurers, China stated-owned enterprises and listed family business enterprises, taking leadership positions and sitting on board of directors, investment management, risk management, asset and liability management, product development and audit committees.

Dr. Law possesses extensive management experience, she has been the registered responsible officer and chief executive licensed with regulators under SFC, Insurance, Retirement and Money Lending regimes. She also won the Best Master Trust Award, Wealth Management High Flyer Award and various Fund Performer Awards from Lipper, Morning-Star for her served companies. Dr. Law serves the Hong Kong government in the Financial Service Development Council being the Family Offices Work Group member. She is the Chairman of APB, AFO, Asia Co-Investors Club and Chartered Institute of Asia Family Firms and Offices, she is also the founding member of the Women in Leadership Association, the Women Leaders in PE VC Industry – Hong Kong and Pearl River Delta Chapter, the Honorary Chairman of Hong Kong Family Offices Association and the Executive Chairman of Association of China Independent Wealth Advisory Institutions - Family Office Council, a researcher at Xi’an Jiaotong University, an Honorary Research Fellow of Legacy Academy, a Special Advisor to the Singapore Private Wealth Association, US Family Offices Institute, Global Visions Community in Switzerland, Venture Avenue – The Tsing Hua University Social Innovation Platform, the ESG and Responsible Business Committee Chair of the Institute of Compliance Officers, the Advisory Board Member of Belt and Road Multinational Enterprises Union, Asia Startups Festival, World Business Angels Council - Ethical Governance, Quality Leaders and Standards of Excellence Committee and the Benevolence Foundation, a voluntary coach of the Shanghai Financial Education Development Fund and the appointed writer for Family Office Elite Magazine, Capital, CEO and Entrepreneur Magazine and a frequent speaker in international conferences. Dr. Law is advancing her studies at the Wharton Business School - University of Pennsylvania and has been awarded the Honorary Doctor Degree by Horizon University in France. She earned a Master of Science with Edinburgh Napier University and is a Chartered Family Office Specialist, holds a FLMI certificate in insurance, a Bachelor of Arts degree with honors and several professional diplomas in mergers and acquisitions as well as in investment banking with the University of Hong Kong. She also held a security and asset management certification with the Hong Kong Securities Institute.

Ye Xiang, Founder and Managing Director of VisionGain Capital Limited, an asset management company licensed by the Securities and Futures Commission of Hong Kong. From 2001-2007, he was the senior advisor to the Chairman and Chief Executive Officer of the Securities and Futures Commission (“SFC”) in Hong Kong. Prior to joining the SFC, Mr. Ye was the Executive Director and the Head of Financial Institutions Group at the BOC International (Asia) from 2000 – 2001. Mr. Ye was a Senior Analyst of the Market Development Division and Bank Supervision Department of the Hong Kong Monetary Authority (“HKMA”) from 1998-2000 and Senior Economist and Section Chief of the Foreign Financial Institutions Department of the Peoples’ Bank of China (“PBOC”) from 1994- 1998. Mr. Ye has a Doctorate Degree in International Finance at the Graduate School of the Peoples’ Bank of China.

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Our sponsor has engaged the services of its investment banking partner, European Credit Investment Bank Ltd. to provide strategic advisory services.

We believe that our management team’s extensive experience and deep expertise in our target industries position us well to take advantage of the growing set of acquisition opportunities and that our vast network, ranging from owners and management teams of private and public companies, private equity funds, investment bankers, attorneys, to accountants and business brokers will allow us to generate an attractive transaction for our shareholders.

The past performance of the members of our management team or their affiliates is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. You should not rely on the historical record of the performance of our management team or any of its affiliates’ performance as indicative of our future performance.

Market and Industry Opportunity

While we may acquire a business in any industry, we intend to focus on mid-market companies considered disruptors and innovators within the greater technology and consumer sectors in Southeast Asia and the APAC region. However, we expressly disclaim any intent to and will not consummate a business combination with a target business located in China (including Hong Kong and Macau). The APAC region is loosely defined as encompassing the area in and around the western Pacific Ocean and is a diverse and complex region. It includes emerging economies like Vietnam, Indonesia and Thailand, as well as some of the world’s largest economies, like Japan and India. The demand for healthcare across these nations is acute and growing.

The region is home to approximately 60% of the world’s population, or more than 4.85 billion people as of March 2026 and is expected to increase to almost 5.2 billion 2050.18

Southeast Asia consists of 11 countries, with six of those leading the region economically, Indonesia, Thailand, Malaysia, Singapore, the Philippines and Vietnam, which are termed “the ASEAN-6.” According to an IMF estimate, Southeast Asia’s GDP is projected to increase to USD 4.25 trillion in 2025 and USD 5.55 trillion in 2029. Growth has varied among the region’s economies in recent years.19 Continued regional integration with Asia, among others thanks to the Regional Comprehensive Economic Partnership (RCEP), will likely drive up trade and investment inflows to the ASEAN-6 region, according to the study.

More specifically, within Southeast Asia and the APAC region, we believe that the financial technology, e-commerce, O2O, green energy, healthcare, education, and related consumer sectors represent attractive target markets given their size and growth profile. The products and services related to these industries are positioned to benefit from shifting consumer demand megatrends coupled with the demographics of the region. We believe that technological innovation involving banking, insurance, automation, robotics, artificial intelligence (AI), data analysis and digitized networks is poised to have a profound impact on traditional methods of consumption, production, delivery and fulfillment of consumer needs by increasing access and reducing cost, while improving consumer experience, as reviewed in the following discussion.

There is little doubt that growth in financial technology will continue to disrupt the economy in the years ahead, from retail and banking to all aspects of financial services. We intend to focus our search, in part, for a business combination on companies that offer a differentiated technology platform or product for interfacing with the financial services sector in Southeast Asia, which are leading countries among adult consumers of financial technology services regularly. In fact, as well as being one of the most dynamic growth areas in the global economy, Association of Southeast Asian Nations (ASEAN) countries are becoming the next megamarket for digital consumer finance.20 ASEAN is the world’s fastest-growing region for mobile wallets, with the number of active accounts among the ASEAN-5 + Vietnam countries estimated at about 440 million at yearend 2025.21

Consumers’ adoption of financial technology services has been rising at a significant rate in recent years. Fintech assists small- and medium-sized enterprises (SMEs) with financial requirements such as banking and transfers, financial reporting, investing, and insurance. Micro, small, and medium enterprises (MSMEs) form the backbone of the ASEAN economies and are key engines of growth in the region, which make up 97% of the private sector, account for 85% of the labor force, 45% of regional GDP and 10-30% of exports according to the Insurance & Risk Finance Facility’s report issued February 7, 2024. Cross-border transactions in Southeast Asia are experiencing rapid growth, fueled by digital transformation and regional payment connectivity initiatives like Regional Payment Connectivity (RPC). This growth is particularly evident in e-commerce, where digital payments are becoming the norm, and cross-border commerce is expected to reach $14.6 billion by 2028, according to a Business Wire report. But regulators, financial institutions and industry stakeholders have been collaborating around multiple initiatives to address these issues. 2024 looks to be the year where cross-border payment connectivity will be boosted across the Asia-Pacific by real-time payments, APIs and blockchain. Importantly for Southeast Asia, a local QR-code-based real-time payments ecosystem is taking shape. We believe these adoption levels continue to benefit from robust secular tailwinds including the growth in digital commerce, the proliferation of mobile technology, the ubiquitous acceptance of digital payments and continuous technological advancement, positioning the sector for long-term growth.

18 Asia-Pacific Population and Development Report 2023 (un.org).

19

20 How ASEAN is building trust in its digital economy | World Economic Forum (weforum.org) January 12, 2024

21 Southeast Asia may be on the cusp of a cashless payments revolution (cnbc.com) November 2023.

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Riding this wave of financial technology growth, are the trending “Buy Now, Pay Later” (“BNPL”) platforms that have taken Southeast Asia by storm recently; BNPL platforms allow consumers to buy products and pay them off over time. The repayment period could be weekly, bi-weekly, or monthly. Some platforms provide attractive offers like zero-interest and the flexibility to pay-in-installments. The global buy now, pay later (BNPL) market is projected to reach $560.1 billion in 2025, with a 13.7% annual growth rate, according to FinTech Futures. This growth is driven by increasing consumer demand for flexible payment options and the expansion of e-commerce. The market is expected to continue its upward trajectory, with a projected CAGR of 10.2% between 2025 and 2030, reaching approximately $911.8 billion by the end of 2030, according to Nimble AppGenie, BNPL enables consumers to defer payments and opt for installment-based repayment plans. According to a Retail Asia report released June 2024, Southeast Asian countries such as Indonesia, Malaysia, the Philippines, Thailand, and Vietnam, boast significant potential for BNPL providers due to their large unbanked and underserved populations. With 76% and 67% unbanked populations in the Philippines and Indonesia respectively, and similar figures in Vietnam (47%), Malaysia (40%), and Thailand (25%), BNPL services offer an attractive proposition to fill this gap.22 BNPL providers in Southeast Asia are leveraging strategic partnerships to expand their market presence such as through collaborations with card operators, e-commerce platforms, digital wallets, and insurance companies have propelled BNPL services to new heights.

E-Commerce.

E-commerce represents an area of our focus for a potential business combination, as the proliferation of digitally enabled retail continues to grow. E-commerce has undoubtedly taken the world by storm. With better internet access along with the efficient, effective, and quick distribution of goods, consumers across the globe have turned their attention from physical to online shopping. Internet connectivity and penetration have surged across the Asia-Pacific region throughout recent years, which has resulted in the subsequent digitalization of the region. Alongside the region and its citizens, many vital industries also underwent digital transformations to keep up with the new, technology-driven world. One such industry is the retail sector. Given that the APAC region’s retail market has continuously generated huge income for the region, it seemed only fitting that the retail sector digitalized with the region. The APAC’s e-commerce market has grown significantly since it emerged as a global, dominant force, with multiple markets generating highest e-commerce revenues worldwide.

China, Japan, and South Korea rank as some of the leading e-commerce markets throughout the region, accounting for significant shares of total retail e-commerce sales in the world. China houses some of the leading e-commerce companies in the region, such as Alibaba, Pinduoduo, and JD.com. E-commerce in Southeast Asia is experiencing substantial growth, with the market projected to increase significantly by 2025 and beyond. The region’s internet economy jumped from $194 billion to over $269 billion at the end of 2025 and projected to reach $1480.47 Billion by 2034, a CAGR of 20.83% from 2026-2034 according to IMARC Group. E-commerce is a major driver of this growth, with the market volume expected to reach $133.62 billion in 2025 and continue growing at an annual rate of 8.79%.23

Vietnam and Thailand have emerged as the two fastest-growing e-commerce markets in Southeast Asia, according to a recently released Southeast Asia e-commerce report that highlights Vietnam’s ascent past the Philippines to become the third-largest e-commerce market in the region. In 2024, the top eight e-commerce platforms in Southeast Asia reached a total Gross Merchandise Value (GMV) of $128.4 billion, according to a report by Momentum Works. This figure represents a 12% year-on-year increase compared to the previous year. When including non-platform channels like brand websites and social commerce, the total e-commerce GMV in Southeast Asia reached $145.2 billion. Vietnam and Thailand led the growth trajectory, with their GMVs increasing by 52.9% and 34.1%, respectively, over the same period last year. Vietnam’s e-commerce market has seen consistent growth, boasting an average annual growth rate of 16-30% over the past four years, the highest in the world. Indonesia remains the largest e-commerce market in ASEAN, contributing 46.9% to the region’s GMV. In this dynamic market, Shopee dominates with a total GMV revenue of $55.1 billion last year, capturing 48% of the market share. TikTok Shop has surged to become the second-largest e-commerce platform in Southeast Asia, following its acquisition of Tokopedia. The platform’s GMV nearly quadrupled in 2022, reaching $16.3 billion in the past year. In Vietnam, TikTok Shop holds a significant 24% market share, making it the second-largest e-commerce platform in the country. The report identifies key drivers propelling the e-commerce industry in the region. Influencers, known as KOLs, play a crucial role in navigating the e-commerce markets in Vietnam, Thailand, and Indonesia. Even a single livestream session with a KOL can generate millions of dollars in revenue.24

22 Id.

23 Southeast Asia E-commerce Expansion Powers Ahead.

24 Vietnam and Thailand: SEAs Fastest-Growing E-Commerce Markets – OpenGov, Asia July 18, 2024.

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Additionally, e-commerce platforms in the region are increasingly adopting innovative AI applications to enhance user experience and operational efficiency. However, sellers face pressure from parcel delivery service sourcing platforms, highlighting the need for efficient logistics solutions in the growing market. As OpenGov Asia reported, Vietnam is intensifying efforts to develop cross-border e-commerce as a key economic growth driver, supported by various policies, guidance, and innovative solutions. The sector is expanding at a rate 2.3 times faster than regular e-commerce between 2022 and 2025, with projections indicating a 20% annual growth until 2026. Over the past five years, Vietnamese businesses have significantly broadened their international reach, with the number of products exported via international e-commerce platforms increasing by 300%, and many SMEs achieving annual revenues surpassing US$1 million. The Vietnamese government, along with ministries, sectors, localities, and the business community, is actively promoting digital transformation and sustainable development in e-commerce. The Ministry of Industry and Trade (MoIT) emphasizes expanding markets through online platforms and digital ecosystems, supported by robust logistics. These initiatives underscore Vietnam’s commitment to digital transformation and economic modernization, aiming for sustainable growth in the digital economy and improved global market access for Vietnamese businesses.25

Digitalization and O2O Online-to-Offline Commerce.

Digitalization and O2O are becoming a disrupting factor at a significant pace and merit our close attention as well. As a business strategy, O2O is online-to-offline commerce that relies on identifying and drawing potential consumers found on online channels and funnels them into actual customers at a traditional brick-and-mortar store. This structure not only includes taking advantage of promotions offered through online channels for in-store purchases, but also in-store pick-up of purchased online orders and in-store online sales.

O2O Commerce has demonstrated that most brands do not have to separate strategies between online channels and offline channels in marketing. We believe that O2O businesses can compete with pure e-commerce players by focusing on targeting the right consumers who are willing to make the trip to the store to compare products, test or try on the products for experiential purpose and trust build-up, or save on delivery time when they buy the product. Businesses are taking notice to these trends and adapting using technology tools to improve their products and services and to enhance the consumer experience.

The increasing O2O Commerce trend of having multiple touchpoints with consumers has also generated significant benefits to users and merchants. For example, online businesses can benefit from the offline presence, delivery networks and storage infrastructure of offline businesses; meanwhile, the offline businesses can also benefit from users and Internet traffic directed from online visits as well as consumer insights and data collected from online activities.

Healthcare.

Our search for a potential business combination is expected to include evaluating and targeting companies in the private healthcare space in Southeast Asia and the APAC region with a scalable model and strong fundamentals. According to Bain & Company’s report, “Asia-Pacific Front Line of Healthcare 2024,” the APAC region will be the fastest-growing region in healthcare spending, accounting for more than 20% of global spending by 2030. Access to care, cost, and quality remain critical challenges for healthcare systems. Consumers take greater ownership of their health and are ready to spend more.

Roughly 50% of all consumers (58% of Gen Z) plan to spend more on healthcare in exchange for better health outcomes, better experiences, and greater efficiency. Consumers desire a single touchpoint to manage their health and are increasingly placing high trust in primary care providers and other alternative sites of care like pharmacies and digital health. The Asia-Pacific Front Line of Healthcare 2024 report also revealed that telehealth usage persists post-Covid-19, making online-offline a “new normal.” Telehealth usage grew roughly twofold across Asia-Pacific markets during the pandemic and stabilized in 2023.26 According to Horizon Grandview Research, the telehealth market in Asia Pacific is expected to reach a projected revenue of US$ 167,192.3 million by 2030. A compound annual growth rate of 27.6% is expected of Asia Pacific telehealth market from 2025 to 2030.

We believe that the emergence of the internet of things in healthcare with integrated analytics, advanced wearable devices, and strong mobile connectivity has significantly transformed the healthcare industry and has enabled efficient patient monitoring, optimizing prescriptions, and chronic disease management. Furthermore, deep learning and AI functionalities enhance the personalization of healthcare and even provide physicians with feedback on their performance and consultation and training for performance enhancement.

25 Id.

26 Asia-Pacific Front Line of Healthcare 2024 | Bain & Company, April 3, 2024.

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Education.

We see considerable growth potential in Southeast Asia in particular for private and international schools, mainly due to the continued growth of the economies in these parts of Asia. Private education is estimated to be a $10 trillion–dollar industry globally by 2030.27 In 2022, the worldwide international education market (school segment) was valued at $53.8 billion. The worldwide international education market (school segment) is expected to grow and reach $95.9 billion by 2030 and the global market is estimated to be growing at an approximate CAGR of 7.5% between 2023-2030.28 Emerging markets have seen a surge in private provision of education during the last decade. Population growth during the last century, along with macroeconomic gains, has paved the way for this trend. Rising affluence has contributed to increased enrollment across levels of education. As a result, private sector education has become quite sophisticated over the past ten years.29

Singapore and Malaysia have the most developed private education markets. Malaysia has a long history of establishing private higher education institutions and generating significant investments from corporations and private equity. Both countries are also benefiting from the increased popularity of international schools. The Thai, Indonesian and Vietnamese markets, though smaller in size, are expected to expand as their economies grow, bringing more high-quality, private offerings. In recent years, Indonesia and Thailand are also topping the list that offer premium private schools, many of which are international schools to accommodate the expatriate community as well.30

Renewable Energy Investment.

We also intend to identify and analyze businesses within the renewable energy industry, as we believe that this sector represents an attractive target market given the size, breadth and prospects for growth. To address climate change, countries adopted the Paris Agreement at the COP21 in Paris on December 12, 2015; the Paris Agreement entered into force less than a year later. In the agreement, all countries agreed to work to limit global temperature rise to well below 2 degrees Celsius, and given the grave risks, to strive for 1.5 degrees Celsius. Implementation of the Paris Agreement is essential for the achievement of the Sustainable Development Goals, and provides a roadmap for climate actions that will reduce emissions and build climate resilience.

The Paris Agreement requires all countries to take action, while recognizing their differing situations and circumstances, yet all countries are responsible for taking action on both mitigation and adaptation. Each country submitted their own nationally determined climate actions for which they have an obligation to implement, and if they do, it will bend the curve downward in the projected global temperature rise. The agreement not only formalizes the process of developing national plans, but will require countries to continuously upgrade their commitments so that they are ready to implement the 2030 Sustainable Development Agenda. A new UN report has revealed a concerning trajectory for the Asia Pacific region, projecting a delay until 2062 to achieve the Sustainable Development Goals (SDGs), overshooting the schedule by a staggering 32 years.31 Among the 17 SDGs, Goal 13 on climate action required most attention, as progress on all of its targets is off track and some are in reverse, according to the report. This underscored the need to integrate climate action into national policies, strengthen resilience and improve adaptive capacity to cope with climate-related disasters, it noted. The report also called for significant ramp-up in investment towards sustainable infrastructure and renewable energy sources.

Mobile Technology and Smart Devices.

The advance of mobile technology and proliferation of smart devices has ushered in an era of leapfrogging development in the Southeast Asia and Asia Pacific technology space, which we will consider in our search for a business combination. In 2024, Malaysia recorded the highest internet adoption rate across Southeast Asia at over 97 percent. In contrast, Indonesia, the region’s most populous country, had an internet adoption rate of 66.5 percent that year. Singapore, Brunei, and Malaysia boast some of the highest mobile internet penetration rates in the world, attributable to their national mobile internet infrastructures. While Southeast Asia’s most populous markets, Indonesia and the Philippines, also have the largest online populations in the region, there is still room for growth due to mobile infrastructures being unable to accommodate the high user demand. However, mobile network infrastructure is developing quickly, as Indonesia’s mobile internet penetration surpassed 76 percent in 2022, marking a significant increase from under 50 percent in 2017.32

The digital transformation of South and Southeast Asia is opening a range of opportunities for its citizens, especially for younger generations. Many Asian countries are even in the lead globally in certain sectors of digitalization. For example, the Philippines and Malaysia have become the top two countries in e-commerce retail growth, increasing by 25% and 23% per year, respectively.33

27 The Future of Education: Navigating a $10 Trillion Ocean by 2030 - MyFutureChoice, October 2, 2023.

28 International Education Market - Innovius Research, June 23, 2023.

29 Id.

30 Id.

31 Asia-Pacific off track on path to SDGs, UN data shows | UN News, February 2024.

32 Internet adoption rates in Southeast Asia 2024 | Statista, January 2024.

33 How digitalization is making South and Southeast Asia engines of growth | World Economic Forum (weforum.org), February 10, 2022.

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Scarcity of Listed Southeast Asian and APAC Tech Companies.

Also contributing to our market opportunity is our belief that the scarcity of listed Southeast Asia and APAC tech companies will lead to strategic opportunities. The tech industry in Southeast Asia, home to about one-tenth of the world’s population and some of the fastest-growing economies like Indonesia, is overdue for recognition. The region did not have a single major tech company listed till gaming and e-commerce leader, Sea Ltd., went public in New York in 2017. The dearth of public companies remains despite a smartphone-using population growing at rates unmatched in much of the world, driven by economic growth and government policies that encourage investment in technology. That potential is attracting the likes of Amazon.com Inc. and Chinese majors including Tencent Holdings Ltd. and Alibaba Group Holding Ltd., who see Southeast Asia’s increasingly affluent consumers as key to their global ambitions.

Despite an attractive long list of high growth businesses in Southeast Asia, there is a lack of mid-to late-stage funding to bring the high growth businesses to an initial public offering. We are committed to closing the gaps in the fast growing e-commerce market in Southeast Asia and APAC region and believe that we have the experience and commitment to turn a high growth business into a quality publicly listed company.

Our management team’s efforts to seek a suitable business combination target will be complemented by the experience and network of our founders who will utilize their extensive networks of seasoned industry operators and advisors to not only identify potential targets and effect the initial business combination efficiently but, post-closing, serve in the meaningful role of trusted non-family advisors. We believe that our team and vision will make us an attractive partner for founders and owners in the industries in which we plan to pursue business combination targets. Our team has a proven track record of experience and deal-making in the technology, digital and consumer sectors. As such, we believe that we will have a significant competitive advantage in identifying and acquiring a target in Southeast Asia or the APAC area. We also believe that we are well-positioned to identify attractive businesses that would benefit from the diverse skill set of our management team, including the integration of business best-practices with marketing best-practices, and using data-driven insights and technology to understand customer preferences and to optimize the customer experience. We intend to focus on evaluating companies or assets with leading competitive positions, attractive financial profiles and robust long-term potential for growth and profitability.

Our Business Strategy

Our business strategy is to utilize our management team’s past experience to identify and complete our initial business combination with a company that our management believes, with proper utilization of our network and experience, has compelling potential for value creation.

We believe our management team and members of our board have experience in:

●	Operating companies, setting and changing strategies, and identifying, mentoring and recruiting exceptional talent;

●	Developing and growing companies, both organically and through strategic transactions and acquisitions, and expanding the product range and geographic footprint of a number of target businesses;

●	Investing in leading private and public technology companies to accelerate their growth and maturation; and

●	Accessing the capital markets, including financing businesses and helping companies transition to public ownership.

We will aim to create significant value uplift for our shareholders via a business combination by leveraging our skills and networks. Our management team has a wide network of relationships globally and especially in the Asia-Pacific region, providing significant access to attractive opportunities for transformational growth. Our management team has a deep understanding of the ongoing global trends that drive high growth industries, such as internet, financial technology, e-commerce, O2O Retail, consumer, healthcare, education, renewable energy and big data, AI, cloud-based technology, which will play an integral part in realizing those trends. Furthermore, the team has a proven track record of sourcing, executing and monetizing opportunities making it well placed to add value to target businesses, both strategically and operationally.

Our business strategy is to identify and complete our initial business combination with a company that complements the experience of our management team and can benefit from their operational and investment expertise. Our selection process will leverage their broad and deep relationship network, unique industry experiences and deal sourcing capabilities to access a broad spectrum of differentiated opportunities.

We intend to identify and complete our initial business combination with a company that can benefit from (i) the managerial and operational experience of our management team, (ii) additional capital, and (iii) access to public securities markets. We plan to leverage our management team’s network of potential proprietary and public transaction sources where we believe a combination of our relationships, knowledge and experience could effect a positive transformation or augmentation of existing businesses to improve their overall value. We believe this approach will create long-term value for our shareholders.

There is no geographic limitation to the location of targets, as these types of opportunities are not necessarily bound by geography. We do believe that there are attractive business combination candidates in the Asia Pacific that are looking to the US for both opportunities and capital. We believe that a US-based company with a listing and capital would be an ideal fit for one of those companies. Such a connection would unlock value and increase growth opportunities for the right company. We believe that the way businesses and consumers operate, make decisions, and spend has forever changed because of the pandemic.

Upon completion of this offering, our management team will communicate with their network of relationships to articulate the parameters for our search for a target company and a potential business combination and begin the process of pursuing and reviewing potential opportunities.

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Competitive Advantage

Our sponsor is an affiliate of AEI Capital Ltd., based in Kuala Lumpur, Malaysia with satellite offices in Singapore and Hong Kong, which focuses on technology enabled products and solutions to identify, harness and develop key trends relevant to their customers and markets. AEI Capital Ltd. works with tech scalable businesses with the potential to improve productivity and reduce costs through our in-depth organization transformation expertise and technology-enabled business growth insights. AEI Capital Ltd. works directly with its investee-companies to enhance the intrinsic value of their equity investment in each portfolio company by focusing on (i) Capitalization; (ii) Strategization; and (iii) Digitalization, to engineer their growth direction.

AEI Capital Ltd., along with our officers, directors and advisors, bring deep and extensive experience including a significant track record of successfully identifying, investing in and operating businesses across a broad range of industries including technology, AI, healthcare, energy and cloud-based technology, which provides us with a competitive advantage in sourcing, evaluating and pursuing a broad range of opportunities in these targeted sectors primarily in the Asia Pacific area. In particular, we believe that our management team’s expertise and experience that creates a competitive advantage for us includes:

●	Significant industry experience and market knowledge

Our team has extensive experience in managing, investing and monetizing assets with a focus to creating and delivering significant value to shareholders. Our management and directors, in addition to their own deep and sophisticated sector knowledge, have a strong network of relationships with industry professionals across key expertise and geographies in the technology sector, which they can draw upon to further enable them to identify and take advantage of a wide range of investment opportunities. This extensive market knowledge has a significant positive impact on investment decisions and aids in a holistic evaluation of transactions.

●	Deal flow and sourcing

Members of our management, advisors and our sponsor have developed deep relationships with market leaders in the global technology industry that will provide a substantial pipeline of proprietary acquisition opportunities.

●	Value Creation Capabilities

The members of our team have extensive experience working closely with management teams and board members to assist with growth strategy and value creation. The target company can benefit from both the operational and financial experience of our team to unlock additional value.

●	Capital Structure Optimization and Support

The members of our team have strong expertise in navigating the capital markets. With strong relationships in the banking and finance industry, proven ability to complete capital raising efforts, and a proven history of executing M&A deals and other transactions, we believe that we will be able to complete a business combination that will create value for our shareholders.

●	Core strength in the APAC region

We believe that the Asia Pacific region is becoming an increasingly important player in the global technology landscape. Home to a large base of technology companies, the region is also growing rapidly and it contains numerous established and fast-growing companies that largely remain undiscovered to global market participants. As such, even though we may identify potential targets in other regions, we believe it is critical to understand the dynamics behind the Asia Pacific technology space. Accordingly, our management team is especially established in Asia Pacific, thanks to our close relationships with professionals in the industry and our region-specific expertise that has been developed over four decades. We believe our strong network and deep understanding of Asia Pacific will be instrumental in potentially identifying and executing a deal with a high-quality target in the region.

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Our Acquisition Philosophy and Business Combination Criteria

We will aim to create significant value uplift via a business combination by leveraging our skills and networks. Consistent with our business strategy, we plan to invest in an innovative high-quality company with strong growth potential, an exceptional management team and operational upside. We will target opportunities that have well-established regulations and a safe and healthy track records. We will focus on companies in Asia Pacific, where our management team is able to leverage its extensive experience and network to source for attractive investment opportunities, as well as impart its expertise on strategic, operational, and transactional matters. We expect considerable investor interest in Asia, as the region is home to a wealth of untapped resources, along with highly valuable companies that have remained undiscovered to the global marketplace.

Strong management teams will be a key criterion in our target selection - teams with a track record of value creation, accompanied with a clear growth vision for the business. We have selected some guiding factors, which along with our key competitive advantages, will enable us to identify the appropriate businesses to create compelling combination opportunities. Specifically, we will prioritize companies that we believe have the following attributes:

●	strong growth potential and operational upside. These businesses may be in growth sectors of the technology areas of interest, which are expected to benefit from the strong demand pull with the technology efforts;

●	headed by strong management teams with a track record of value creation, accompanied with a clear growth vision for the business;

●	a significant market opportunity and sustainable runway for growth;

●	a proven business/operational model that has the ability to compound at high or rising returns on invested capital;

●	a strong hidden or innate value that can be unlocked with more operational, commercial or financial focus;

●	a business that will benefit from being publicly traded and that can effectively utilize the broader access to capital markets to pursue further growth opportunities;

●	a management team focused on execution and possessing high standards of integrity; and

●	a reasonable entry valuation that provides an asymmetric risk-reward.

These factors, combined with the strengths and expertise of our management team, will enable us to successfully deliver a value accretive transaction. These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Our Acquisition Process

In identifying opportunities for our business combination, our management will utilize a comprehensive, disciplined approach that incorporates the following steps:

1. Deal Sourcing and Screening. Our management has extensive expertise and a broad network with the ability to tap in to and synthesize inputs from a variety of sources (including consultations with industry experts, proprietary research, market intel, research papers, and other sources) to identify the most favorable trends. Our management will use their established network of relationships to identify and source target opportunities, and perform a thorough screening of relevant companies using criteria such as valuation multiples, financial data, and competitive positioning. We also expect that our management’s connections in the space will facilitate our search for high-quality targets. The objective of this step would ultimately be to identify a shortlist of compelling potential targets.

2. Preliminary Assessment of Target Companies. Management will then perform a preliminary assessment of the shortlisted target companies and perform a preliminary comparable analysis. Management may also directly engage in initial conversations with the potential targets. The objective of this step would be to further condense the shortlist, arriving at a smaller and more focused group of potential targets.

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3. Detailed Evaluation and Due Diligence of Target Companies. Management will engage the shortlisted targets in more substantive conversations and perform a rigorous due diligence review to assess the target company’s quality and potential valuation. The due diligence review will encompass, among other things, fundamental analysis, financial statement analysis, valuation benchmarking, comparables and SWOT analysis (i.e., a strategic technique to identify strengths, weaknesses, opportunities, and threats related to business competition), detailed document reviews, technology diligence, multiple meetings with incumbent management and employees, inspection of facilities, consultations with relevant industry and academic experts, competitors, customers and suppliers, as well as a review of operational, legal and additional information that we will seek to obtain as part of our analysis. We believe our management is tremendously well-positioned to conduct this thorough evaluation, given their decades of experience.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, directors or officers, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, directors or officers. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsor, directors or officers, we, or a committee of independent directors, would obtain an opinion from an independent entity, that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Members of our management team, including our officers and directors, directly or indirectly own founder shares and may own private placement rights following this offering and, accordingly, may have a conflict of interest in determining whether a particular target company is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors, as well as our management team, may have a conflict of interest with respect to evaluating a particular business combination, including if the retention or resignation of any such officers, directors, and management team members was included by a target business as a condition to any agreement with respect to such business combination.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity subject to his or her fiduciary duties. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then, subject to such officer’s and director’s fiduciary duties under Cayman Islands law, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties to materially affect our ability to complete our initial business combination.

Our founders, sponsor, officers, and directors may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among investment mandates. Moreover, our founders, sponsor, officers, and directors may sponsor, form or participate in other blank check companies in the future. In addition, our founders, sponsor, officers, and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.

As more fully discussed in “Management — Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have fiduciary duties or contractual obligations that may take priority over their duties to us.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or an independent accounting firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects.

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We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target.

However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% of net assets test. If the initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

The net proceeds of this offering and the sale of the placement units released to us from the trust account upon the closing of our initial business combination may be used as consideration to pay the sellers of a target business with which we complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may use the balance of the cash released to us from the trust account following the closing for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. In addition, we may be required to obtain additional financing in connection with the closing of our initial business combination to be used following the closing for general corporate purposes as described above, which will have a dilutive or negative effect on the ownership interest and voting power of unaffiliated securityholders.

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Our amended and restated memorandum and articles of association will provide that, following this offering and prior to the consummation of our initial business combination, we will be prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)), or (y) amend the foregoing provisions, unless (in connection with any such amendment to our amended and restated memorandum and articles of association) we offer our public shareholders the opportunity to redeem their public shares.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business combination.

Our Sponsor

Our Sponsor is AEI Capital SPAC Venture II LLC, a limited liability company incorporated in the Cayman Islands owned by AEI CapForce Venture II (Labuan) LLP and AEI CapForce Venture IV (Labuan) LLP, each private fund vehicles advised by European Credit Investment Bank Ltd. and managed by AEI Fund Management Co. Ltd., a fund management company owned by AEI Capital Ltd., which is based in Kuala Lumpur, Malaysia, with satellite offices in Singapore and Hong Kong, and focuses on technology enabled products and solutions to identify, harness and develop key trends relevant to their customers and markets. As of the date of this prospectus, other than Mr. John Tan, no other person has a direct or indirect material interest in our Sponsor. In addition, our independent director nominees have received from our sponsor Class B ordinary shares for their services as a director, which will vest upon the Closing of this offering. Other than our management team, none of the other members of our Sponsor will participate in our company’s activities.

The following table sets forth the payments to be received by our Sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our Sponsor or its affiliates, assuming the underwriters full exercise of the over-allotment:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
AEI Capital SPAC Venture II LLC	2,875,000 Class B Ordinary Shares	$25,000

	250,280 Placement Units	$2,502,800

	Up to $800,000	Repayment of promissory note made to us to cover offering related and organizational expenses, which is due the earlier of (i) 24 months after the closing of our initial public offering or (ii) the date of the consummation our initial business combination

Up to $3,000,000 in working capital loans, which loans may be convertible into private placement units at the business combination at a price of $10.00 per unit, at the option of the lender upon consummation of our initial business combination

		Working capital loans to finance transaction costs in connection with an initial business combination

	Payment to our sponsor or its affiliate for office space, utilities and secretarial and administrative support	$10,000 per month, for up to 18 months (or up to 24 months by means of up to six one-month extensions) from the closing of this offering

	Reimbursement for any out-of-pocket expenses related to our formation and initial public offering and to identifying, investigating and completing an initial business combination	Actual amount incurred

Because our sponsor acquired the founder shares at a nominal price, our public shareholders will incur immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the rights included in the units. See the section titled “Risk Factors — Risks Relating to our Securities — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.”

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Pursuant to a letter agreement to be entered with us, each of our Sponsor, directors and officers has agreed that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote all founder shares and any shares acquired by it, him or her in favor of such proposed Business Combination, except that it, he or she shall not vote any Class A Ordinary Shares that it, he or she purchased after the Company publicly announces its intention to engage in such proposed Business Combination for or against such proposed Business Combination and (ii) not redeem any Class A Ordinary Shares owned by it, him or her in connection with such shareholder approval. In addition, pursuant to the letter agreement to be entered with us, each of our Sponsor, directors and officers has agreed not redeem any Class A Ordinary Shares owned by it, him or her in connection with such shareholder approval and has agreed to restrictions on its ability to transfer, assign, or sell the founder shares and placement units, as summarized in the table below.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Founder Shares	The earlier to occur of: (A) twelve (12) months after the completion of Business Combination; (B) the date on which the post-combination company consummates a liquidation, merger, share exchange, or other similar transaction that results in all of the post-combination company’s shareholders having the right to exchange their ordinary shares for cash, securities, or other property; or (C) pursuant to certain permitted transfers, including transfers to family members, affiliates, or for estate planning purposes (except as described herein under “Principal Shareholders — Restrictions on Transfers of Founder Shares and placement units”).	AEI Capital SPAC Venture II LLC John Tan Gilbert Loke (Che Chan) Victor Chua Juan Fernandez Lionel H. Derriey	Transfers permitted (a) to our officers, directors, advisors or consultants, any affiliate or family member of any of our officers, directors, advisors or consultants, any members or partners of the sponsor or their affiliates and funds and accounts advised by such members or partners, any affiliates of the sponsor, or any employees of such affiliates; (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the completion window or in connection with the consummation of a business combination at prices no greater than the price at which the shares or rights were originally purchased; (f) pro rata distributions from our sponsor to its respective members, partners or shareholders pursuant to our sponsor’s limited liability company agreement or other charter documents; (g) by virtue of the laws of the Cayman Islands or our sponsor’s limited liability company agreement upon dissolution of our sponsor; (h) in the event of our liquidation prior to our consummation of our initial business combination; (i) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; or (j) to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (a) through (g); provided, however, that in the case of clauses (a) through (g) and clause (j) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements

Placement Units	30 days after the completion of our initial business combination	AEI Capital SPAC Venture II LLC	Same as above

Notwithstanding our founder’s and management team’s past experiences, past performance is not a guarantee (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) that we will provide an attractive return to our shareholders from any business combination we may consummate. You should not rely on the historical record of the members of our management team or our sponsor or their respective affiliates or any related investment’s performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward. Each of our officers and directors may become an officer or director of another special purpose acquisition company with a class of securities intended to be registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, even before we have entered into a definitive agreement regarding our initial business combination. For more information, see the section of this prospectus entitled “Management — Conflicts of Interest” and see “Risk Factors.”

Our sponsor, officers and directors, or their affiliates, may sponsor or form additional special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination because (i) our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, and (ii) we may pursue a broad universe of targets.

Further, our initial shareholders, including our Sponsor, will own approximately 20% of our issued and outstanding shares following this offering. As a result, we may be considered a “foreign person” under rules promulgated by the Committee on Foreign Investment in the United States (“CFIUS”) and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS), or ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited.

Our Chief Executive Officer, an affiliate of our sponsor, leads our management team in directing and managing our activities. Our Chief Executive Officer, Chief Financial Officer and the management team of the sponsor does not have prior experience organizing or operating a special purpose acquisition company. Our sponsor and its affiliates and promoters are not currently involved in launching any other special purpose acquisition companies but may do so in the future.

As of the date of this prospectus, there has been no agreement, arrangement, or understanding between our sponsor and our company, or our officers, directors or affiliates, with any potential target company with respect to determining whether to proceed with an initial business combination.

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Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock, shares or other equity interests in the target business for our Class A ordinary shares (or shares of a new holding company) or for a combination of our Class A ordinary shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a more expeditious and cost-effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, which may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Once public, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek shareholder approval of any proposed initial business combination, negatively.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved, If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that is held by non-affiliates equals or exceeds $700.0 million as of the prior December 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our Class A ordinary shares held by non-affiliates did not equal or exceed $250.0 million as of the prior last business day of the second fiscal quarter which is December 31, or (2) our annual revenues did not exceed $100.0 million during such completed fiscal year and the market value of our Class A ordinary shares held by non-affiliates did not equal or exceed $700.0 million as of the prior last business day of the second fiscal quarter which is December 31.

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Financial Position

With funds available for an initial business combination initially in the amount of $100,000,000 (or $115,000,000), in each case before fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt leverage ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering, the private placements of the units, our equity, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a target business, nor have they had any discussions regarding possible target businesses among themselves or with our underwriters or other advisors. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with us and we will not consider a business combination with any company that has already been identified to management. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any business combination target. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business, other than our officers and directors. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There are no prohibitions on our ability to issue securities or incur debt in connection with our initial business combination. We are not currently a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise. We expect that such additional financing will have a dilutive or negative effect on the ownership interest and voting power of unaffiliated securityholders.

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Sources of Target Businesses

Our process of identifying acquisition targets will leverage our sponsor and our management team’s industry experiences, proven deal sourcing capabilities and broad and deep network of relationships in numerous industries, including executives and management teams, private equity groups and other institutional investors, large business enterprises, lenders, investment bankers and other investment market participants, restructuring advisers, consultants, attorneys and accountants, which we believe should provide us with a number of business combination opportunities. We expect that the collective experience, capability and network of our sponsor, our directors and officers, combined with their individual and collective reputations in the investment community, will help to create prospective business combination opportunities.

In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment bankers and private investment funds. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their respective affiliates, may also bring to our attention target business candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions.

We also expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction; in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation by the company prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). None of our sponsor, executive officers or directors, or any of their respective affiliates, will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective business combination target in connection with a contemplated acquisition of such target by us.

We are not prohibited from pursuing an initial business combination with a business that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a business that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from either an independent investment banking firm that is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Furthermore, in the event that we seek such a business combination, we expect that the independent members of our board of directors would be involved in the process for considering and approving the transaction.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. See “Management — Conflicts of Interest.”

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Evaluation of a Target Business and Structuring of our Initial Business Combination

Nasdaq rules require that we consummate an initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted). The fair market value of our initial business combination will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation, a valuation based on trading multiples of comparable public businesses or a valuation based on the financial metrics of M&A transactions of comparable businesses. If our board of directors is not able to independently determine the fair market value of our initial business combination (including with the assistance of financial advisors), we will obtain an opinion from an independent investment banking firm or another independent entity that ordinarily renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operation.

In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be valued for purposes of the 80% of fair market value test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review, which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the initial business combination transaction.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

●	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

●	cause us to depend on the marketing and sale of a single product or limited number of products or services.

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Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination. Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other reasons.

Type of Transaction	Whether Shareholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Under Nasdaq’s listing rules, shareholder approval would be required for our initial business combination if, for example:

●	we issue ordinary shares that will be equal to or in excess of 20% of the number of our ordinary shares then outstanding (other than in a public offering);

●	any of our directors, officers or substantial shareholders (as defined by the Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in outstanding ordinary shares or voting power of 5% or more; or

●	the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

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The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to:

●	the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

●	the expected cost of holding a shareholder vote;

●	the risk that the shareholders would fail to approve the proposed business combination;

●	other time and budget constraints of the company; and

●	additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Permitted Purchases of Our Securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase public shares or public rights in privately-negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares or rights our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or public rights in such transactions prior to completion of our initial business combination.

Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing our securities during certain blackout periods when they are in possession of any material non-public information and (ii) clear all trades of company securities with a compliance officer prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

The purpose of any such transaction could be to (1) increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of rights outstanding and/or increase the likelihood of approval on any matters submitted to the right holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors and/or any of their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately-negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests tendered by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor, officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

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Any purchases by our sponsor, officers, directors and/or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their respective affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Redemption Rights for Public Shareholders

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination upon the completion of our initial business combination, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share representing $100,000,000 or $115,000,000 if the over-allotment is exercised.

We will also provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of certain amendments to our amended and restated memorandum and articles of association, which was submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; and (iii) the redemption of our public shares if we are unable to complete an initial business combination within the completion window, subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of rights will not have any right to the proceeds held in the trust account with respect to the rights. Accordingly, to liquidate your investment, you may be forced to sell your public shares or public rights, potentially at a loss.

The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Our sponsor, directors and each member of our management have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within the period to consummate the initial business combination. However, we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of commissions (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our public shares at such time.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $737,660 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. We will depend on sufficient interest being earned on the proceeds held in the trust account to pay any tax obligations we may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay taxes, and these costs and expenses.

Limitations on Redemptions

Our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). However, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

In addition, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to the more than in aggregate 15% of the ordinary shares sold in this offering (the “Excess Shares”) without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

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Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require a tender offer rather than seeking shareholder approval under SEC rules). Asset acquisitions and share purchases would not typically require shareholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with Nasdaq rules.

If we held a shareholder vote to approve our initial business combination, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

●	file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holder present in person or by proxy of shares of the company representing a majority of the voting power of all outstanding shares of the company entitled to vote at such meeting. Our initial shareholders will count towards this quorum and, pursuant to the terms of a letter agreement entered into with us, our sponsor and members of our management team have agreed to vote their founder shares and any public shares purchased during or after this offering, in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction (subject to the limitation described in this prospectus.

Our meeting quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will complete our initial business combination. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether they were a shareholder on the record date for the shareholder meeting held to approve the proposed transaction. In addition, our sponsor, directors and each member of our management, have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares held by them in connection with (i) the completion of a business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within the period to consummate the initial business combination.

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If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

●	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

We will also provide our public shareholders with the opportunity to redeem all or a portion of their public shares if we propose an amendment to our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity.

Our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

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Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights

Public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” will be required to either tender their certificates (if any) to our transfer agent prior to the date set forth in the proxy solicitation or tender offer materials, as applicable, mailed to such holders, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/ Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote to approve the initial business combination. The proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the initial vote on the initial business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short period in which to exercise redemption rights, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the initial business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the initial business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the initial business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming shareholder’s election to redeem is irrevocable once the initial business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to two business days prior to the vote on the proposal to approve the initial business combination or the close of the tender offer period, unless otherwise agreed to by us. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares. If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) from the closing of this offering.

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Redemption of Public Shares and Liquidation if no Initial Business Combination

Our amended and restated memorandum and articles of association will provide that we will have only the period to consummate the initial business combination to complete an initial business combination. If we have not completed an initial business combination within the period to consummate the initial business combination, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay taxes and potentially, dissolution expenses), divided by the number of the then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under the Companies Act to provide for claims of creditors and the requirements of other applicable law.

Our sponsor, directors and each member of our management have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we do not complete an initial business combination within the period to consummate the initial business combination. However, if our sponsor, directors or members of our management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we do not complete an initial business combination within the period to consummate the initial business combination.

Our sponsor, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within the period to consummate the initial business combination, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any divided by the number of the then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $737,660 of proceeds held outside the trust account plus up to $100,000 of funds from the interest on the trust account available to us to pay taxes and if needed, dissolution expenses, although we cannot assure you that there will be sufficient funds for such purpose.

If we were to expend all of the net proceeds of this offering the sale of the placement units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. Under the Companies Act, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our shareholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

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Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

The underwriters will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us (other than our independent registered public accounting firm), or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per unit, due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our taxes, if any, provided that such liability will not apply to any claims by a third party or prospective target business that executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act

In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per unit, due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes, if any, and our sponsor asserts that they are unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per unit.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

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We will have access to up to approximately $737,660 from the proceeds of this offering and the sale of the placement units with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation). In the event that we liquidate, and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors, however such liability will not be greater than the amount of funds from our trust account received by any such shareholder. In the event that our offering expenses exceed our estimate of $442,640, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $442,640, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it were proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers, who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business, would be guilty of an offence and may be liable to a fine of $18,293 and to imprisonment for five years in the Cayman Islands.

If we do not complete our initial business combination within the period to consummate the initial business combination, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any (less up to $100,000 of interest to pay taxes and if needed, dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under the Companies Act to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 24th month and, therefore, we do not intend to comply with those procedures. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our shareholders may extend well beyond the third anniversary of such date.

As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business, to execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.

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If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per unit to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some, or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete an initial business combination within the period to consummate the initial business combination, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within the period to consummate the initial business combination or (B) with respect to any other provisions relating to the rights of holders of our Class A ordinary shares, or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Public shareholders who redeem Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not completed an initial business combination within the period to consummate the initial business combination, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the initial business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of Redemption or Purchase Prices in Connection with our Initial Business Combination and if We Do Not Complete our Initial Business Combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we have not completed our initial business combination within the period to consummate the initial business combination.

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	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of the initial business combination (which is initially anticipated to be $10.00 per unit), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay taxes and dissolution expenses) divided by the number of the then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or their respective affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers, advisors or their respective affiliates may pay in these transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.	If we have not completed an initial business combination within the period to consummate the initial business combination, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per unit), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay taxes and dissolution expenses) divided by the number of the then outstanding public shares.

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	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per unit for our remaining shareholders.	If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we do not complete our initial business combination will reduce the book value per unit for the shares held by our sponsor, who will be our only remaining shareholder after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$100,000,000 of the net proceeds of this offering and the sale of the placement units will be deposited into a U.S.-based trust account with Odyssey Trust Company, acting as trustee.	Approximately $88,965,000 of the offering proceeds, representing the gross proceeds of this offering would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$100,000,000 of the net proceeds of this offering and the sale of the placement units held in trust will be invested only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Receipt of interest on escrowed funds	Interest income (if any) on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest income on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination

Limitation on fair value or net assets of target business	Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The public shares are expected to begin trading on or promptly after the date of this prospectus.	No trading of the public shares would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

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	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash at a per-share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if a majority of the ordinary shares voted are voted in favor of the initial business combination. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.	A prospectus containing information pertaining to the initial business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

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	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	If we have not completed an initial business combination within the period to consummate the initial business combination, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under the Companies Act to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering) after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds

Except for the withdrawal of interest income (if any) to pay our taxes, if any, none of the funds held in trust will be released from the trust account until the earliest of:

(i) the completion of our initial business combination,

(ii) the redemption of 100% of our public shares if we have not completed an initial business combination within the period to consummate the initial business combination, subject to applicable law, or

(iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that (A) would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within the period to consummate the initial business combination or (B) with respect to the rights of holders of our Class A ordinary shares and any other provisions relating to shareholders’ rights or pre-initial business combination activity.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

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Terms Under a Rule 419 Offering

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic business combinations. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than we do. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the initial business combination of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding rights, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

Our executive offices are located at 1 Duplex Penthouse, Unit A-33A-6, Level 33A, Tower A, UOA Bangsar Tower, No. 5, Bangsar Utama 1 Road, 59000 Kuala Lumpur, Malaysia, and our telephone number is +603 2770 2752. We consider our current office space adequate for our current operations.

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Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the initial business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our Class A ordinary shares and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials, as applicable, sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements may be required to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending June 30, 2026, as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the completion of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion (as adjusted for inflation pursuant to SEC rules time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that is held by non-affiliates equals or exceeds $700.0 million as of the prior December 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding preceding the date of this prospectus.

MANAGEMENT

Officers, Directors and Director Nominees

Our officers, directors and director nominees are as follows:

Name	Age	Position
John Tan Honjian	37	Chairman of the Board and Chief Executive Officer
Gilbert Loke (Che Chan)	70	Chief Financial Officer and Director
Victor Chua	37	Independent Director Nominee
Juan Fernandez	50	Independent Director Nominee
Lionel H. Derriey	63	Independent Director Nominee

Our Management Team

Our management team is led by John Tan, our Chief Executive Officer and Chairman of the Board, who has been leading the Asia-Pacific (APAC)-focused private equity investment group headquartered in Kuala Lumpur, Malaysia, with satellite offices in Singapore and Hong Kong, with AUM exceeding $7 billion, and Gilbert Loke, our Chief Financial Officer who resides and is based in Kuala Lumpur, and who brings extensive accounting and financial experience; their summary biographies and those of our independent director nominees and advisors appear in the following narrative.

John Tan Honjian, Chief Executive Officer and Chairman of the Board

Mr. Tan, based in Kuala Lumpur, Malaysia, has served as our Chairman and Chief Executive Officer since July 2021. Mr. Tan brings extensive expertise as a corporate strategist and private equity investor with significant legal experience in local and cross-border corporate mergers and acquisitions, corporate joint ventures and strategic alliances, foreign investment, private equity and venture capital deals, private fund establishment and structuring for private equity fund and venture capital funds, project financing, structuring of investment deals for high net-worth family offices, strategic structuring of business deals, and property transactions for both corporate and individual clients. On June 24, 2024, Mr. Tan was appointed as Chief Executive Officer, President, Chief Financial Officer and Secretary of UBuyHoldings, Inc. and on April 16, 2025, Mr. Tan resigned as its Chief Financial Officer. Mr. Tan has also served as Chief Executive Officer and Chairman of the Board of Capforce Inc. (formerly, OpGen Inc.) since August 2, 2024. Since January 16, 2023, Mr. Tan has served as a director for Mayfair Capital Markets Ltd., a licensed asset management firm in London, since March 20, 2024, he has served as a director for AEI Caelus Asset Management Ltd., an independent asset management firm serving individuals and families across Asia, since January 28, 2019, he has served as President of AEI Tech Venture Group, tech venture builder with an in-house early-stage investment arm that co-builds digital business units of established mid-sized pre-IPO companies and from January 4, 2016 to October 1, 2025, served as a director for HydroGold Holdings Sdn Bhd., water filter company.

Since January 2015, Mr. Tan has served as Chairman and CEO of AEI Capital Group headquartered in Kuala Lumpur, Malaysia with satellite offices in Singapore and Hong Kong, where he leads the Asia-Pacific-focused private equity investment group with AUM exceeding USD $7 billion with the support of a seasoned team backed by diverse experience in M&A transactions, private equity deals and IPOs.

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AEI Capital Group specializes in late-stage, pre-IPO investments, merger and acquisition/joint venture transactions, private equity/venture capital deals, private investment in public equity (PIPE), hedge fund portfolio, private fund structuring, and buy-out of high growth small and medium-sized enterprises and tech ventures, with preferred exit via IPO on global stock exchanges such as HKEX, ASX and NASDAQ. AEI Capital Group received the award of Best Private Equity Firm (East Asia) in Fund Awards 2021 and 2022 granted by Wealth & Finance International (WFI).

Since January 2020, Mr. Tan has served as co-President, Investment Banking Services Group at European Credit Investment Bank Ltd. where he leads its offshore investment banking services group to serve small-mid cap listed companies across Asia Pacific whose capital market needs are still mostly underserved by onshore investment banks and global institutional investors. Since January 2016, Mr. Tan has served as a Partner with Ng, Gan and Partners in Kuala Lumpur, Malaysia and served as President of AEI Tech Venture Group since January 2016. Since January 2017, Mr. Tan served as President for Ashita Group in Malaysia where he chairs the Strategic Planning Committee on the Board of this corporate group exceeding billion-dollar annual turnover. Mr. Tan has served on the board of directors of various high growth companies across Asia Pacific and acted as the Board advisor to various public listed companies across Asia Pacific. Earlier in his career, Mr. Tan specialized in mergers and acquisitions, capital markets and private equity as a common law-qualified cross-border corporate lawyer at Rajah and Tann Singapore LLP, the largest law firm in the ASEAN region, headquartered in Singapore, with affiliate offices in Cambodia, China, Indonesia, Laos, Malaysia, Myanmar, Philippines, Thailand and Vietnam, and founded in 1976. Mr. Tan also served as the regional counsel for Linde plc (NYSE: LIN), the largest industrial gas company by market share and revenue and a Fortune 100 Company in charge of the ASEAN and South Asia regions. Mr. Tan has received the honor of Global Innovator Award 2018 in Finance and Investment Category by Global SME Alliance, United Nations due to his significant contribution on ASEAN-plus- China One-Belt-One-Road private equity investment thesis. Mr. Tan spoke as a Panel Speaker in the Global SME Summit alongside with global leaders such as France’s ex-Prime Minister Mr. Jean-Pierre Raffarin and China’s ex-Vice Premier Mdm. Wu Gui Xian. Mr. Tan completed his Master of Business Administration (MBA) Essentials Programme at the London School of Economics and Political Science (LSE), with an Executive Program completed at the University of Oxford on Blockchain Strategy. Linde plc (NYSE: LIN), the largest industrial gas company by market share and revenue and also completed his Postgrad Executive Programme in Alternative Investments at Harvard University. We believe he is well qualified to serve on our board due to his extensive investment and advisory background.

Gilbert Loke (Che Chan), Chief Financial Officer and Director

Mr. Loke, based in Kuala Lumpur, Malaysia, has served as our Chief Financial Officer since July 8, 2021 and will also serve as our director upon the effectiveness of the registration statement of which this prospectus is a part. Mr. Locke brings extensive experience in the financial industry, with an emphasis on corporate and private banking, which we believe make him well qualified to serve on our board of directors. Mr. Loke has served as the Chairman and Chief Financial Officer of Greenpro Capital Corp (NASDAQ:GRNQ) since July 2019 and as Chief Financial Officer and Executive Director of Greenpro Venture Capital Ltd. since its inception on July 19, 2013. Mr. Loke has extensive knowledge in accounting and has been an accountant for more than 30 years. Since January 2020, Mr. Loke as served as Co-Chairman of the Association of Chartered Wealth Managers, a premier professional organization dedicated to advancing knowledge in the wealth management industry in Hong Kong, the Greater Bay Area and the ASEAN regions. He was trained and qualified with UHY (formerly known as Hacker Young), Chartered Accountants, one of the large accounting firms based in London, England between 1980 and 1988. His extensive experience in auditing, accounting, taxation, SOX compliance and corporate listing has prompted him to specialize in corporate advisory, risk management and internal controls serving those small medium-sized enterprises.

From September 1999 until June 2013, Mr. Loke served as an adjunct lecturer in ACCA P3 Business Analysis at HKU SPACE (HKU School of Professional and Continuing Education), which is an extension of the University of Hong Kong and provides professional and continuing education. Mr. Loke worked as an independent, non-executive director of ZMay Holdings Limited, a public company listed on the Hong Kong Stock Exchange from January 2008 to July 2008, as Chief Financial Officer for Asia Properties Inc. from May 31, 2011 to March 28, 2012, and Sino Bioenergy Inc., with both companies listed on the OTC Markets in the United States from 2011 to 2012. Mr. Loke has served as the Chief Executive Officer and a director of Greenpro Resources Corporation since October 16, 2012. He also served as the Chief Executive Officer and a director of Moxian Corporation from October 2012 until December 2014. Mr. Loke served as an independent director of Odenza Corp. from February 2013 to May 2015. He has also served as the Chief Financial Officer, Secretary, Treasurer, and a director of CGN Nanotech, Inc. from September 4, 2014 to September 28, 2016.

Mr. Loke served as director of Greenpro Talents Ltd. from November 16, 2015 to June 6, 2017, and as director of GC Investment Management Limited, which is the investment manager of Greenpro Asia Strategic SPC, since April 6, 2016. Mr. Loke earned his Masters of Business Administration degree (MBA) from Bulacan State University, Philippines in 2007, and earned his professional accountancy qualifications from the Accounting and Financial Reporting Council, the Association of Chartered Certified Accountants, the Association of International Accountants, the Hong Kong Society of Accountants and the Hong Kong Institute of Certified Public Accountants. He also earned other professional qualifications including the Association of Chartered Wealth Managers as a Chartered Wealth Manager in Hong Kong. Mr. Loke brings to the board of directors accounting and financial expertise and business leadership. We believe Mr. Loke is well-qualified to serve as a director due to his extensive accounting, financial expertise and business leadership.

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Our Independent Director Nominees

Victor Chua, Independent Director Nominee, Chair of the Audit Committee, Member of the Compensation Committee and Member of the Corporate Governance and Nominating Committee

Mr. Chua, based in Kuala Lumpur, Malaysia, will serve as our independent director upon the effectiveness of the registration statement of which this prospectus is a part. Mr. Chua is the Managing Partner and Founder of Vynn Capital in February 2018, a venture capital firm investing in early-stage technology companies in the Asia Pacific that works alongside family offices and large institutions and companies in technology adoption and innovation. Vynn Capital is a partner of the United Nations World Tourism Organization that works with companies in the industries of travel mobility, property, food and fast-moving consumer goods or packaged goods. Since May 2024, Mr. Chua has served as a director of WYZ auto, a B2B marketplace in the tire industry in Southeast Asia, since March 2020, he has served as a director for Epost Plus in Malaysia, an e-commerce company, and since January 2019, he has served as a director of Pomona Technologies, a technology company focused on helping brands connect with consumers. Prior to that, he was the Vice President of Investments for Gobi Partners, an early to late stage venture capital firm where he managed two Southeast Asia-focused early stage funds and a growth stage fund. Prior to that, he served with the venture capital arm of Malaysia’s Ministry of Finance where he managed direct and indirect investments. Some of the notable investments he supervised include Carsome (Malaysia), Travelio (Indonesia), Dropee, Triip.me (Vietnam), Hermo and Jirnexu.

Earlier in his career, he was with Willis Towers Watson, where he advised corporate, pension and sovereign wealth funds on investment strategies. He was an honoree of the Forbes Asia 30 under 30 in 2017. He is the Immediate Past Chairman of the Malaysia Venture Capital and Private Equity Association and a mentor with the Founder Institute and other grass-root entrepreneurial initiatives. Mr. Chua is also a Council Member of the Malaysian Venture Capital and Private Equity Development Council appointed by the Securities Commission of Malaysia. Mr. Chua was also a startup founder of an online education platform as well as two other businesses. He is a member of Mensa and a CFA charter holder. We believe Mr. Chua is well qualified to serve on our board of directors due to his extensive experience in venture capital investments. Mr. Chua earned a Bachelor’s of Commerce degree in Actuarial Studies in 2009 from Macquarie University.

Juan Fernandez, Independent Director Nominee, Chair of the Compensation Committee, Member of the Audit Committee and Member of the Corporate Governance and Nominating Committee

Juan Fernandez, based in Spain, will serve as our independent director upon the effectiveness of the registration statement of which this prospectus is a part. Mr. Fernandez is the Chief Operating Officer of Genesis Unicorn Acquisition Corp and the Managing Director of NCA SF 36 JAFP, SL, where he has been since February 2022 and November 2022, respectively. He was also an advisor to another SPAC, Benessere Capital Acquisition Corp, which completed its IPO in January 2021, from January 2021 to December 2022. Benessere Capital Acquisition Corp has focused its search on technology-focused middle market and emerging growth companies in North, Central and South America. Previously, Mr. Fernandez served as President of Gira Cluster of Automotive Industries of Cantabria from May 2019 to March 2021 based in Spain. He has also served as the General Manager of Chassis Brakes International Spain, part of Hitachi Automotive Systems from April 2019 to February 2021 based in San Felices de Buelna, Autonomía de Cantabria, Spain. From September 2018 to April 2019, Mr. Fernandez served as the Smart Factory Platform Leader of Linxens based in Levallois, Île-de-France, France.

From January 2017 to April 2019, Mr. Fernandez served as the Site Director of Linxens. From September 2015 to December 2016, Mr. Fernandez served as the Senior Area Sales Manager Southern Europe for Quintus Technologies, based in Västerås, Sweden. From September 2014 to September 2015, Mr. Fernandez served as the Site Director of Hutchinson based in Châteaudun, France. From April 2013 to August 2014, Mr. Fernandez served as the Production Area Manager of Gestamp based in Le Theil, Basse-Normandie, France. From November 2005 to March 2013, Mr. Fernandez served as Process Engineer Manager at ArcelorMittal Aviles, Spain. From September 2003 to October 2005, Mr. Fernandez served as Resident Engineer of ArcelorMittal based Electrolux premises in Conegliano, Veneto, Italy. In 2018, Mr. Fernandez received his Executive MBA degree at École Nationale des Ponts et Chaussées (now ESCP). In 1999, Mr. Fernandez received his DEA (Master in Sciences) at Ecole Polytechnique. We believe Mr. Fernandez is well qualified to serve on our board of directors due to his extensive experience in finance and technology.

Lionel H. Derriey, Independent Director Nominee, Chair of the Corporate Governance and Nominating Committee, Member of the Audit Committee and Member of the Compensation Committee

Lionel Derriey, based in the United States, will serve as our independent director upon the effectiveness of the registration statement of which this prospectus is a part. Mr. Derriey brings more than 30 years of international finance expertise including with emerging companies and investment funds on value creation, growth and fundraising to the company. Mr. Derriey is known for creating viable solutions to solve business challenges or market needs and has succeeded as a team leader who encourages and fosters individual strengths and provides opportunities for personal and team growth. Presently, Mr. Derriey served on the Advisory Board of Readiness Associates from April 2021 to September 2023 to support the company’s mission to ensure that business are prepared for disasters and emergencies, and are compliant with existing federal regulations. Prior to that, for 18 years from 2002 to 2020, Mr. Derriey served as Director of Alesar Limited where he advised businesses on financing opportunities, arranged debt purchase facility for UK commercial and consumer finance company, organized financing of UK commercial property development lender, introduced German commercial property investment opportunities to UK investors resulting in expanded sales distribution channels among other duties. Since September 2022, Mr. Derriey has served as a part-time director of Alesar LLC.

Prior to that, from 2007 to 2012, Mr. Derriey served as a Financial Services Consultant for DFD Select Group SARL in Paris where he inaugurated and marketed investment opportunities to insurers, family offices, funds of hedge funds, wealth managers, private banks, pension funds and actuarial consultants. In this role, Mr. Derriey developed structured products and alternative investments appropriate to investors’ need, marketed distressed real estate credit funds as part of U.S. government co-investment program. From 2005 to 2007, Mr. Derriey served as a Director for Criterion Capital Limited (CCL) in London where he identified publicly-quoted investment opportunities that featured significant asset backing or other downside protection, often from real estate or other tangible assets and coordinated CCL’s bid to acquire a leading UK health and fitness chain where he valued assets and development potential of brand and discovered significant potential cost savings and formulated tactics on maximizing CCL’s bid. From 2000 to 2005, Mr. Derriey served as the Director of Investments for Eisner LLP in New York where he managed private equity portfolio of 37 companies and, during that time, increased their value by advising on fundraising and business and corporate development, worked with private equity funds on portfolio companies, appraised effectiveness of business plan execution and formulating enhancements and introduced corporate clients to appropriate venture capital funding sources including some funds of funds. Mr. Derriey is a graduate of The Wharton School of Business with an MBA in Finance and a graduate of Dartmouth College with a Bachelor of Arts in History. We believe Mr. Derriey is well qualified to serve on our board of directors due to his extensive international finance expertise.

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Our independent director nominees have experience in public company governance, executive leadership, operational oversight and capital markets experience. Our directors also have experience with acquisitions, divestitures and corporate strategy and implementation, which we believe will significantly benefit us as we evaluate potential acquisition or merger candidates as well as following the completion of our initial business combination.

Number and Terms of Office of Officers and Directors

We intend to have five directors upon completion of this offering. Our board of directors will be divided into three classes, with only one class of directors being elected in each year and with each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term. In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. Moreover, there is no requirement under the Companies Act for us to hold annual or general meetings or appoint directors.

The term of office of the first class of directors, consists of Lionel H. Derriey, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Victor Chua and Juan Fernandez, will expire at our second annual meeting of the shareholders. The term of office of the third class of directors, consisting of John Tan and Gilbert Loke, will expire at our third annual meeting of shareholders. We may not hold an annual meeting of shareholders until after we complete our initial business combination. We may not hold an annual meeting of shareholders until after we complete our initial business combination.

Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor, upon completion of an initial business combination, will be entitled to nominate individuals for election to our board of directors, as long as our sponsor holds any securities covered by the registration rights agreement.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to nominate persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association will provide that our officers may consist of one or more chairman of the board of directors, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

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Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We expect that our board of directors will determine that Victor Chua, Juan Fernandez and Lionel H. Derriey are “independent directors,” as defined in Nasdaq listing standards and applicable SEC rules prior to completion of this offering. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our executive officers or directors have received any cash compensation for services rendered to us. In addition, our sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, executive officers or directors, or our or their respective affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and completing an initial business combination. In addition, effective as of August 6, 2021, our sponsor transferred a total of 45,000 founder shares among our Chief Financial Officer (15,000 shares) and among our three independent director nominees (10,000 shares each) at their original purchase price pursuant to executed securities assignment agreements. Also effective August 6, 2021, our sponsor transferred a total of 30,000 founder shares among our six advisors (5,000 shares each) in connection with this offering.

On April 5, 2022, we amended and restated the executed securities assignment agreement for one of our independent director nominees, Christopher Clower, in response to his request to serve as a member of our advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by sponsor of 10,000 shares to Lionel H. Derriey, our new independent director nominee. On January 28, 2023, we amended and restated the executed securities assignment agreement for one of our independent director nominees, Dr. Li Zhong Yuan, in response to his request to serve as a member of our advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by sponsor of 5,000 additional shares to Juan Fernandez, our new independent director nominee.

On December 18, 2023, Andy Chow delivered a letter of resignation as an Independent Director Nominee, Chair of the Audit Committee, Member of the Compensation Committee and Member of the Corporate Governance and Nominating Committee of the Company and relinquished his 10,000 shares previously granted. On the same day, Victor Chua, formerly an advisor to the Company, agreed to an appointment to fill the vacancy created by Mr. Chow’s resignation. In connection with Mr. Chua’s appointment, Mr. Chua relinquished the 5,000 shares granted for his advisor service and accepted 10,000 shares granted to him by the Sponsor. In addition, on April 30, 2024, Puan Chan Cheong’s and Hans-Peter Ressel’s role on the advisory board was terminated and, as a result, both Mr. Cheong and Mr. Ressel relinquished the entirety of their 5,000 shares back to the Sponsor.

The founder shares will be worthless if we do not complete an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination. The founder shares held by our Chief Financial Officer vested upon receipt. The Founder shares awarded to the Company’s independent director nominees and members of our strategic advisory board vest at the closing of this offering and at such time will not be subject to requirement of further transfer. The holders of founder shares have agreed not to transfer, assign or sell any of their founder shares (and any Class A ordinary shares issuable upon conversion thereof) until the earlier to occur of: (A) twelve (12) months after the completion of Business Combination; (B) the date on which the post-combination company consummates a liquidation, merger, share exchange, or other similar transaction that results in all of the post-combination company’s shareholders having the right to exchange their ordinary shares for cash, securities, or other property; or (C) pursuant to certain permitted transfers, including transfers to family members, affiliates, or for estate planning purposes. Notwithstanding the foregoing, the Insider Shares will be released from the lock-up if subsequent to the Business Combination, the Class A ordinary shares of the post-combination company (or if the post combination company is not organized under the laws of the Cayman Islands, the equivalent to Class A ordinary shares in the jurisdiction of organization of the post-combination company) equals or exceeds $11.50 per share for any twenty (20) trading days within any 30-trading day period commencing at least ninety (90) days after our initial Business Combination. The Insiders will also agree not to transfer any ownership interest in, except to permitted transferees, their Private Placement warrants until at least thirty (30) days following the completion of the Business Combination. However, if after a Business Combination there is a transaction whereby all the outstanding ordinary shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the Insider Shares or the Private Placement warrants (or any Class A ordinary shares thereunder) shall be permitted to participate. The director nominees and advisory board members may be required to relinquish their founder shares in the event they resigned or were otherwise removed from such positions prior to the initial business combination.

After the completion of our initial business combination, members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the completion of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the completion of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a compensation committee and a corporate governance and nominating committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

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Audit Committee

A listed company of the Nasdaq must have an audit committee with a minimum of three independent directors who satisfy the independence requirements of Rule 10A-3. Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Messrs. Victor Chua, Juan Fernandez and Lionel H. Derriey will serve as members of our audit committee. Our board of directors has determined that each of Victor Chua, Juan Fernandez and Lionel H. Derriey meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act. Mr. Victor Chua will serve as the chairman of the audit committee.

Each member of the audit committee is financially literate and our board of directors has determined that each member qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

●	appointing, compensating and overseeing our independent registered public accounting firm;

●	reviewing and approving the annual audit plan for the company and assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

●	overseeing the integrity of our financial statements and our compliance with legal and regulatory requirements;

●	discussing the annual audited financial statements and unaudited quarterly financial statements with management and the independent registered public accounting firm;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

●	appointing or replacing the independent registered public accounting firm;

●	establishing procedures for the receipt, retention and treatment of complaints (including anonymous complaints) we receive concerning accounting, internal accounting controls, auditing matters or potential violations of law;

●	monitoring our environmental sustainability and governance practices;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

●	approving audit and non-audit services provided by our independent registered public accounting firm;

●	discussing earnings press releases and financial information provided to analysts and rating agencies;

●	discussing with management our policies and practices with respect to risk assessment and risk management;

●	reviewing any material transaction between our Chief Financial Officer that has been approved in accordance with our Code of Ethics for our officers, and providing prior written approval of any material transaction between us and our President, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; and

●	producing an annual report for inclusion in our proxy statement, in accordance with applicable rules and regulations.

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The audit committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of our board of directors. The members of our compensation committee will be Messrs. Victor Chua, Juan Fernandez and Lionel H. Derriey. Juan Fernandez will serve as chairman of the compensation committee. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent directors.

Our board of directors has determined that each of Messrs. Victor Chua, Juan Fernandez and Lionel H. Derriey is independent. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer’s based on such evaluation;

●	reviewing and making recommendations to our board of salaries and approving incentive compensation and equity awards, as well as compensation policies, for all other officers who file reports of their ownership, and changes in ownership, of the company’s ordinary shares under Section 16(a) of the Exchange Act (the “Section 16 Officers”), as designated by our board of directors;

●	making recommendations to the board of directors with respect to incentive compensation programs and equity-based plans that are subject to board approval;

●	approving any employment or severance agreements with our Section 16 Officers;

●	granting any awards under equity compensation plans and annual bonus plans to our President and the Section 16 Officers;

●	approving the compensation of our directors; and

●	producing an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable rules and regulations.

Notwithstanding the foregoing, as indicated above, other than the payment to AEI Capital SPAC Venture II LLC, our sponsor, or its affiliate, of $10,000 per month, for up to 18 months (or up to 24 months by means of up to six one-month extensions after the closing of the offering by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) from the closing of this offering, for office space, utilities and secretarial and administrative support, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

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The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Corporate Governance and Nominating Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a corporate governance and nominating committee of our board of directors. The members of our corporate governance and nominating committee will be Victor Chua, Juan Fernandez and Lionel H. Derriey and it will be chaired by Mr. Lionel H. Derriey. Under the Nasdaq listing standards, we are required to have a corporate governance and nominating committee composed entirely of independent directors.

Our board of directors has determined that each of Mr. Victor Chua, Juan Fernandez and Lionel H. Derriey is independent. The primary function of the corporate governance and nominating committee include:

●	identifying individuals qualified to become members of the board of directors and making recommendations to the board of directors regarding nominees for election;

●	reviewing the independence of each director and making a recommendation to the board of directors with respect to each director’s independence;

●	developing and recommending to the board of directors the corporate governance principles applicable to us and reviewing our corporate governance guidelines at least annually;

●	making recommendations to the board of directors with respect to the membership of the audit, compensation and corporate governance and nominating committees;

●	overseeing the evaluation of the performance of the board of directors and its committees on a continuing basis, including an annual self-evaluation of the performance of the corporate governance and nominating committee;

●	considering the adequacy of our governance structures and policies, including as they relate to our environmental sustainability and governance practices;

●	considering director nominees recommended by shareholders; and

●	reviewing our overall corporate governance and reporting to the board of directors on its findings and any recommendations.

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Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which will be specified a charter to be adopted by us, generally provide that, with regards to persons to be nominated:

●	should possess personal qualities and characteristics, accomplishments and reputation in the business community;

●	should have current knowledge and contacts in the communities in which we do business and, in our industry, or other industries relevant to our business;

●	should have the ability and willingness to commit adequate time to the board of directors and committee matters;

●	should demonstrate ability and willingness to commit adequate time to the board of directors and committee matters;

●	should possess the fit of the individual’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to our needs; and

●	should demonstrate diversity of viewpoints, background, experience, and other demographics, and all aspects of diversity in order to enable the board of directors to perform its duties and responsibilities effectively, including candidates with a diversity of age, gender, nationality, race, ethnicity, and sexual orientation.

Each year in connection with the nomination of candidates for election to the board of directors, the corporate governance and nominating committee will evaluate the background of each candidate, including candidates that may be submitted by our shareholders.

Code of Ethics

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will have adopted a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our Code of Ethics and our audit committee charter as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See the section of this prospectus entitled “Where You Can Find Additional Information.”

Clawback Policy

We will adopt a compensation recovery policy that is compliant with Nasdaq listing rules as required by the Dodd-Frank Act.

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

(i)	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

(iii)	directors should not improperly fetter the exercise of future discretion;

(iv)	duty to exercise powers fairly as between different sections of shareholders;

(v)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

(vi)	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

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As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings. AEI Capital Ltd. manages several investment vehicles, which may compete with us for business combination opportunities. If these investment vehicles decide to pursue any such opportunity, we may be precluded from pursuing such opportunities. In addition, investment ideas generated within AEI Capital Ltd. may be suitable for both us and for a current or future AEI Capital Ltd. investment vehicle and may be directed to such investment vehicle rather than to us. Neither AEI Capital Ltd. nor members of our management team who are also employed by AEI Capital Ltd. have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member solely in his or her capacity as an officer of the company. AEI Capital Ltd. and each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Moreover, our sponsor, officers and directors, or their affiliates, may sponsor or form additional special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination because (i) our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, and (ii) we may pursue a board universe of targets.

Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to identify and pursue business combination opportunities or to complete our initial business combination.

In addition, our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis.

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Below is a table summarizing the entities to which our founder, executive officers, directors and director nominees currently have fiduciary duties, contractual obligations or other current material management relationships:

Individual(1)	Entity(2)	Entity’s Business	Affiliation
John Tan	AEI Capital Ltd.	Investments	Chairman and CEO
	Ng, Gan and Partners	Law	Partner
	European Credit Investment Bank Ltd.	Investment Banking	Co-President
	Capforce Inc. (formerly, OpGen Inc.)	Medicine	Chief Executive Officer and Chairman
	Ashita Group Sdn Bhd.	Mobile Phones	President
	Mayfair Capital Markets Ltd	Asset Management	Director
	AEI Caelus Asset Management Ltd	Asset Management	Director
	AEI Tech Venture Group	Tech Venture Capital	President
	AEI Fund Management Co. Ltd.	Asset Management	Director
	AEI Tech Venture Group	Venture Capital	President
	UBuyHoldings, Inc.	Shell Company	CEO & Director
	AEI Capital Group Sdn Bhd,	Investment Holding & Advisory	Director
	AEI Capital (SG) Pte. Ltd.	Advisory	Director
	AEI International Holdings Ltd.	Investment Holding	Director
Gilbert Loke	Greenpro Capital Corp	Financial Services	Chairman and Chief Financial Officer

Greenpro Venture Capital Ltd.

Association of Chartered Wealth Managers

Acorn Finance Limited

Acorn Assets & Equity Limited Acorn GP Global Solutions Limited

Greenpro Trust Limited

Greenpro Custodian Limited

Greenpro Global OBOR Investment Limited

Greenpro Custodian Service Limited

Shen Zhen Qianhai Greenpro Investment Advisory Limited

Greenpro Assets Custodian Services Limited

ABACUS Capital Limited

Falcon Certified Public Accountants Limited

Falcon Venture Capital limited

Falcon Management Limited

Falcon Training Limited

Falcon Wealth Management Limited

Fortune Elite Limited

GC Investment Management Limited

Hong Kong Blossom International Limited

Acorn Capital Asia Sdn. Bhd.

Venture Capital

Professional Organization

Advisory

Advisory

Advisory

Trust Services

Custodianship

Investment

Custodian Service

Advisory

Advisory

Advisory

Accounting Services

Venture Capital

Advisory

Training Services

Wealth Management

Advisory

Investment Management

Advisory

Investment Fund

Chief Financial Officer and Executive Director

Co-Chairman

Director

Director

Director

Director

Director

Director

Director

Director

Director

Director

Director

Director

Director

Director

Director

Director

Director

Director

Director

Director

Victor Chua	Vynn Capital	Venture Capital	Managing Partner
	WYZauto	Automotive	Director
	Epost Plus	E-Commerce	Director
	Pomona Technologies	Technology	Director
Juan Fernandez	NCA SF 36 JAFP, SL	Investments	Managing Director
	Genesis Unicorn Acquisition Corp	Investments	Chief Operating Officer
	Altanela, SL	Advisory	Managing Director M
Lionel H. Derriey	Alesar LLC	Disaster Preparedness	Director (part-time)

(1)	Each person has a fiduciary duty with respect to the listed entities next to their respective names.
(2)	Each of the entities listed in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his or her obligations and the presentation by each such individual of business opportunities.

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Accordingly, if any of the above executive officers, directors or director nominees becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law, and only present it to us if such entity rejects the opportunity.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent entity that ordinarily renders valuation opinions, that such an initial business combination is fair to our company from a financial point of view.

In the event that we submit our initial business combination to our public shareholders for a vote, pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote any founder shares or placement shares held by them and any public shares purchased during or after the offering (including in open market and privately negotiated transactions) in favor of our initial business combination.

Potential investors should also be aware of the following other potential conflicts of interest:

●	Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers and directors is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers and directors are not obligated to contribute any specific number of hours per week to our affairs.

●	Our sponsor, executive officers, directors, director nominees and members of our strategic advisory board directly or indirectly own founder shares, and our sponsor will purchase placement units in a transaction that will close simultaneously with the closing of this offering. The low price that our initial shareholders paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Because our initial shareholders acquired the founder shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the rights included in the units. See the section titled “Risk Factors — Risks Relating to our Securities — The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.”

●

Our sponsor, directors and each member of our management team have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares held by them in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within the period to consummate the initial business combination. Additionally, our sponsor, directors and each member of our management team have agreed to vote any shares owned by them in favor of any proposed initial business combination and waive their rights to liquidating distributions from the trust account with respect to their founder shares if we do not complete our initial business combination within the prescribed time frame.

In addition, except as described herein, our sponsor and our directors and executive officers have agreed not to transfer, assign or sell (i) any of their founder shares (and any Class A ordinary shares issuable upon conversion thereof) until the earlier to occur of: (A) twelve (12) months after the completion of Business Combination; (B) the date on which the post-combination company consummates a liquidation, merger, share exchange, or other similar transaction that results in all of the post-combination company’s shareholders having the right to exchange their ordinary shares for cash, securities, or other property; or (C) pursuant to certain permitted transfers, including transfers to family members, affiliates, or for estate planning purposes. Notwithstanding the foregoing, the Insider Shares will be released from the lock-up if subsequent to the Business Combination, the Class A ordinary shares of the post-combination company (or if the post combination company is not organized under the laws of the Cayman Islands, the equivalent to Class A ordinary shares in the jurisdiction of organization of the post-combination company) equals or exceeds $11.50 per share for any twenty (20) trading days within any 30-trading day period commencing at least ninety (90) days after our initial Business Combination. The Insiders will also agree not to transfer any ownership interest in, except to permitted transferees, their Private Placement warrants until at least thirty (30) days following the completion of the Business Combination. However, if after a Business Combination there is a transaction whereby all the outstanding ordinary shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the Insider Shares or the Private Placement warrants (or any Class A ordinary shares thereunder) shall be permitted to participate

If we are unable to complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering), or by such earlier liquidation date as our board of directors may approve, the founder shares and private placement rights may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which would cause our sponsor, officers, directors, director nominees and members of our advisory board to lose their entire investment in us if our initial business combination is not completed (except with respect to any public shares they may hold) and could create an incentive for them to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders.

●	Our officers and directors may negotiate employment or consulting agreements with a target business in connection with a particular business combination and may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to any agreement with respect to our initial business combination.

●	The following payments will be made to our sponsor, officers, directors, or our or their respective affiliates, none of which will be made from the proceeds of this offering held in the trust account, prior to the completion of our initial business combination: (i) payment to our sponsor or its affiliate of $10,000 per month, for up to 18 months (or up to 24 months by means of up to six one-month extensions after the closing of the offering by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) from the closing of this offering, for office space, utilities and secretarial and administrative support; (ii) reimbursement for any out-of-pocket expenses related to our formation and initial public offering and to identifying, investigating and completing an initial business combination; and (iii) repayment of (A) a loan of up to an aggregate of $800,000 to cover offering related and organizational expenses, which is due the earlier of (i) 24 months after the closing of our initial public offering or (ii) the date of the consummation our initial business combination pursuant to the Seventh Amendment to Promissory Note effective March 9, 2026, unless sooner paid in accordance with the terms of the promissory note and (B) any other loans from our sponsor, an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $3,000,000 of such loans may be convertible into units identical to the placement units, at a price of $10.00 per unit, at the option of the lender upon consummation of our initial business combination.

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We are not prohibited from pursuing an initial business combination with a business that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a business that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, will obtain an opinion from either an independent investment banking firm that is a member of FINRA or from an independent accounting firm that such initial business combination is fair to our company from a financial point of view. Furthermore, in the event that we seek such a business combination, we expect that the independent members of our board of directors would be involved in the process for considering and approving the transaction. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination, except our sponsor transferred a total of 45,000 founder shares among our Chief Financial Officer (15,000 shares) and among our three independent director nominees (10,000 shares each) at their original purchase price pursuant to executed securities assignment agreements effective August 6, 2021 and transferred a total of 30,000 founder shares among our six advisors (5,000 shares each) in connection with this offering.

On April 5, 2022, we amended and restated the executed securities assignment agreement for one of our independent director nominees, Christopher Clower, in response to his request to serve as a member of our advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by sponsor of 10,000 shares to Lionel H. Derriey, our new independent director nominee. On January 28, 2023, we amended and restated the executed securities assignment agreement for one of our independent director nominees, Dr. Li Zhong Yuan, in response to his request to serve as a member of our advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by sponsor of 5,000 additional shares to Juan Fernandez, our new independent director nominee.

On December 18, 2023, Andy Chow delivered a letter of resignation as an Independent Director Nominee, Chair of the Audit Committee, Member of the Compensation Committee and Member of the Corporate Governance and Nominating Committee of the Company and relinquished his 10,000 shares previously granted. On the same day, Victor Chua, formerly an advisor to the Company, agreed to an appointment to fill the vacancy created by Mr. Chow’s resignation. In connection with Mr. Chua’s appointment, Mr. Chua relinquished the 5,000 shares granted for his advisor service and accepted 10,000 shares granted to him by the Sponsor. In addition, on April 30, 2024, Puan Chan Cheong’s and Hans-Peter Ressel’s role on the advisory board was terminated and, as a result, both Mr. Cheong and Mr. Ressel relinquished the entirety of their 5,000 shares back to the Sponsor.

We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor. In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed to vote their founder shares, and our sponsor and the members of our management team have agreed to vote any shares purchased during or after the offering, in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

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We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether the Companies Act would permit such indemnification.

We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we complete an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares offered by this prospectus and the placement units to our sponsor, and assuming no purchase of public shares in this offering, by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

●	each of our executive officers, directors and director nominees that beneficially owns ordinary shares; and

●	all our executive officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them.

On August 6, 2021, our sponsor paid an aggregate of $25,000, or approximately $0.01 per share, in exchange for the issuance of 2,875,000 founder shares, par value $0.0001. Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The per unit price of the founder shares was determined by dividing the amount contributed to the company by the number of founder shares issued. Our sponsor subsequently transferred 45,000 founder shares among our Chief Financial Officer and each of our three independent director nominees, and 20,000 founder shares among each member of our strategic advisory board. The post-offering percentages in the following table assume that the underwriters do not exercise their over-allotment option to purchase additional units, that our sponsor forfeits 375,000 founder shares, that our sponsor purchases 233,030 placement units and that there are 12,733,030 ordinary shares issued and outstanding after this offering.

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Name and Address of Beneficial Owner(1)	Number of Class A Ordinary Shares Beneficially Owned		Approximate Percentage of Outstanding Class A Ordinary Shares		Number of Class B Ordinary Shares Beneficially Owned		Approximate Percentage of Outstanding Class B Ordinary Shares
	Before Offering	After Offering(2)	Before Offering	After Offering	Before Offering(3)	After Offering(3)	Before Offering	After Offering
AEI Capital SPAC Venture II LLC(4)(5)	-	233,030	-	2.28%	2,810,000	2,435,000	97.74%	97.40%
John Tan(5)	-	233,030	-	2.28%	2,810,000	2,435,000	97.74%	97.40%
Gilbert Loke	-	-	-	-	15,000	15,000	*	*
Victor Chua	-	-	-	-	10,000	10,000	*	*
Juan Fernandez	-	-	-	-	10,000	10,000	*	*
Lionel H. Derriey	-	-	-	-	10,000	10,000	*	*
All executive officers and directors as a group (5 individuals)	-	233,030	-	2.28%	2,855,000	2,480,000	99.30%	99.20%

*	Less than 1%

(1)	The business address of each of these entities and individuals is 1 Duplex Penthouse, Unit A-33A-6, Level 33A Tower A, UOA Bangsar Tower, No. 5, Bangsar Utama 1 Road, 59000 Kuala Lumpur, Malaysia. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(2)	Interests shown consist solely of placement shares after this offering totaling 233,030 placement shares.
(3)	Interests shown consist solely of founder shares, classified as Class B ordinary shares. Founder shares will automatically convert into Class A ordinary shares at the time of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of this offering (including pursuant to the over-allotment option), plus (ii) the total number of Class A ordinary shares issued, deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by us in connection with or in relation to the consummation of an initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued or to be issued to any seller in the initial business combination and any private placement rights issued to our sponsor, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in the section of this prospectus entitled “Description of Securities.” Holders of founder shares may also elect to convert their founder shares into an equal number of Class A ordinary shares, subject to adjustment as provided herein, at any time.

(4)	AEI Capital SPAC Venture II LLC, our sponsor, is the record holder of the securities reported herein. AEI CapForce Venture II (Labuan) LLP and AEI CapForce Venture IV (Labuan) LLP, each private fund vehicles advised by European Credit Investment Bank Ltd. and managed by AEI Fund Management Co. Ltd., a fund management company operated by AEI Capital Ltd., a private equity firm with more than 20 years of combined experience with more than $7 billion of asset under management (AUM).

(5)	Mr. Tan is the controlling shareholder of AEI Capital Ltd.

The founder shares held by our initial shareholders will represent at least 20% of our outstanding ordinary shares immediately following the completion of this offering (excluding any placement units and assuming our initial shareholders do not purchase any public shares in this offering), with the potential to own as a result of their founder shares of approximately 20% of the outstanding ordinary shares upon completion of this offering (including the placement units and assuming our initial shareholders do not purchase any public shares in this offering) based on certain triggering events.

Holders of our public shares will not have the right to appoint any directors to our board of directors prior to our initial business combination. Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions including our initial business combination.

The holders of the founder shares have agreed (a) to vote any founder shares owned by it in favor of any proposed business combination and (b) not to redeem any founder shares in connection with a shareholder vote to approve a proposed initial business combination. Our sponsor and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Restrictions on Transfers of Founder Shares and placement units

The founder shares, placement units, and any Class A ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement entered into by our sponsor and management team.

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Pursuant to the letter agreement, our sponsor, directors and each member of our management team have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) twelve (12) months after the completion of Business Combination; (B) the date on which the post-combination company consummates a liquidation, merger, share exchange, or other similar transaction that results in all of the post-combination company’s shareholders having the right to exchange their ordinary shares for cash, securities, or other property; or (C) pursuant to certain permitted transfers, including transfers to family members, affiliates, or for estate planning purposes. Notwithstanding the foregoing, the Insider Shares will be released from the lock-up if subsequent to the Business Combination, the Class A ordinary shares of the post-combination company (or if the post combination company is not organized under the laws of the Cayman Islands, the equivalent to Class A ordinary shares in the jurisdiction of organization of the post-combination company) equals or exceeds $11.50 per share for any twenty (20) trading days within any 30-trading day period commencing at least ninety (90) days after our initial Business Combination. The Insiders will also agree not to transfer any ownership interest in, except to permitted transferees, their Private Placement warrants until at least thirty (30) days following the completion of the Business Combination. However, if after a Business Combination there is a transaction whereby all the outstanding ordinary shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the Insider Shares or the Private Placement warrants (or any Class A ordinary shares thereunder) shall be permitted to participate.

The placement units and their component securities are not transferable or salable until 30 days after the completion of our initial business combination. The foregoing restrictions are not applicable to transfers (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsor or its affiliates, any affiliates of our sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the completion of a business combination at prices no greater than the price at which the founder shares or placement units, as applicable, were originally purchased; (f) by virtue of the limited partnership agreements or other applicable organizational documents of our sponsor upon dissolution of our sponsor; (g) as distributions to limited partners or members of our sponsor; (h) by virtue of the laws of the Cayman Islands or of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor; (i) to the company for no value for cancellation in connection with the completion of our initial business combination; (j) in the event of our liquidation prior to the completion of our initial business combination; or (k) in the event of our completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (h), or with the prior written consent of the company, these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On August 6, 2021, our sponsor paid an aggregate of $25,000, or approximately $0.01 per share, in exchange for the issuance of 2,875,000 founder shares, par value $0.0001. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering (excluding the placement units and underlying securities). Our sponsor subsequently transferred 45,000 founder shares among our Chief Financial Officer and each of our three independent director nominees, and 20,000 founder shares among each member of our strategic advisory board. Our sponsor currently owns 2,810,000 founder shares, up to 375,000 founder shares held by our sponsor are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

The founder shares (including the Class A ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. Effective as of August 6, 2021, our sponsor transferred a total of 45,000 founder shares among our Chief Financial Officer (15,000 shares) and among our three independent director nominees (10,000 shares each) at their original purchase price pursuant to executed securities assignment agreements. Also effective August 6, 2021, our sponsor transferred 30,000 Class B ordinary shares among our six advisors, 5,000 shares each to Juan Fernandez, Victor Chua, Dr. Eva Law, Puan Chan Cheong, Ye Xiang, and Hans-Peter Ressel, as consideration for their anticipated service on our advisory board in connection with our potential future potential business combination.

On April 5, 2022, we amended and restated the executed securities assignment agreement for one of our independent director nominees, Christopher Clower, in response to his request to serve as a member of our advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by sponsor of 10,000 shares to Lionel H. Derriey, our new independent director nominee. On January 28, 2023, we amended and restated the executed securities assignment agreement for one of our independent director nominees, Dr. Li Zhong Yuan, in response to his request to serve as a member of our advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by sponsor of 5,000 additional shares to Juan Fernandez, our new independent director nominee.

On December 18, 2023, Andy Chow delivered a letter of resignation as an Independent Director Nominee, Chair of the Audit Committee, Member of the Compensation Committee and Member of the Corporate Governance and Nominating Committee of the Company and relinquished his 10,000 shares previously granted. On the same day, Victor Chua, formerly an advisor to the Company, agreed to an appointment to fill the vacancy created by Mr. Chow’s resignation. In connection with Mr. Chua’s appointment, Mr. Chua relinquished the 5,000 shares granted for his advisor service and accepted 10,000 shares granted to him by the Sponsor. In addition, on April 30, 2024, Puan Chan Cheong’s and Hans-Peter Ressel’s role on the advisory board was terminated and, as a result, both Mr. Cheong and Mr. Ressel relinquished the entirety of their 5,000 shares back to the Sponsor.

Our sponsor has agreed to purchase an aggregate of up to 233,030 placement units (or up to 250,280 placement units if the over-allotment option is exercised in full) for a purchase price of $10.00 per unit in a private placement that will occur simultaneously with the closing of this offering. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares, placement shares or placement rights, which will expire worthless if we do not consummate a business combination within the allotted 12-month period. Commencing on the date of this prospectus, we have agreed to pay our sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

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If we are unable to complete an initial business combination within the required time period and we redeem the funds held in the trust account, the rights will expire and holders will not receive any of the amounts held in the trust account in exchange for such rights. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Other than equity provided to our independent directors, no compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

On July 8, 2021, the Sponsor initially issued an unsecured promissory note to the Company, pursuant to which we may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of this offering. As of December 31, 2025, we have borrowed $721,836 under the promissory note with our sponsor. This loan is non-interest bearing, unsecured and amounts drawn are due the earlier of (i) 24 months after the closing of our initial public offering or (ii) the date of the consummation our initial business combination pursuant to the Sixth Amendment to Promissory Note effective December 4, 2025. The Seventh Amendment to Promissory Note effective March 9, 2026 increased the loan amount to $800,000. The loan will be repaid upon the closing of this offering. The value of our sponsor’s interest in this transaction corresponds to the principal amount outstanding under any such loan.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan funds to us as may be required. If we complete an initial business combination, we will repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation. We will enter into a registration rights agreement pursuant to which our sponsor will be entitled to certain registration rights with respect to the placement rights and the Class A ordinary shares issuable upon conversion of the founder shares.

Policy for Approval of Related Party Transactions

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

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Before the consummation of this offering, our audit committee of our board of directors will adopt a charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction. An affirmative vote of a majority of the members of the audit committee, present at a meeting at which a quorum is present, will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors, or our or any of their affiliates.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer. To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from either an independent investment banking firm that is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Except as provided herein, no finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation will be paid by us to our sponsor, officers or directors or any affiliate of our sponsor, officers or directors prior to, for services rendered to us prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

●	Repayment of up to an aggregate of $800,000 in loans made to us by our sponsor to cover offering-related and organizational expenses, which is due the earlier of (i) 24 months after the closing of our initial public offering or (ii) the date of the consummation our initial business combination pursuant to the Seventh Amendment to Promissory Note effective March 9, 2026;

●	Payment to AEI Capital SPAC Venture II LLC, our sponsor, or its affiliate, of $10,000 per month, for up to 18 months (or up to 24 months by means of up to six one-month extensions after the closing of the offering by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) from the closing of this offering, for office space, utilities and secretarial and administrative support;

●	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

●	Repayment of non-interest-bearing loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which (other than as described above) have not been determined nor have any written agreements been executed with respect thereto. Up to $3,000,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the placement units.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company (company number 378,483) and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association which will be adopted upon the consummation of this offering, we will be authorized to issue 100,000,000 Class A ordinary shares and 10,000,000 Class B ordinary shares, or founder shares, as well as 1,000,000 preference shares, $0.0001 par value each. The following description summarizes certain terms of our shares as will be set out more particularly in our amended and restated memorandum and articles of association, when adopted. Because it is only a summary, it may not contain all the information that is important to you.

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Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one right that entitles the holder thereof to 1/5th of one Class A ordinary share at the closing of the business combination.

We expect the Class A ordinary shares and rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus (or if such date is not a business day, the following business day) unless our underwriter, R. F. Lafferty & Co., Inc., informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and rights.

In no event will the Class A ordinary shares and rights be traded separately until we have filed a Current Report on Form 8-K with the SEC, which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which closing is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Placement Units

The placement units are identical to the units sold in this offering except that (a) the placement units and their component securities will not be transferable, assignable or salable until 30 days after the consummation of our initial business combination except to permitted transferees, and (b) the placement shares and placement rights will be entitled to registration rights.

Ordinary Shares

Prior to the date of this prospectus, there were 2,875,000 founder shares issued and outstanding, all of which were held of record by our initial shareholders. Our sponsor transferred a total of 45,000 founder shares among our Chief Financial Officer (15,000 shares) and among our three independent director nominees (10,000 shares each) at their original purchase price pursuant to executed securities assignment agreements, effective August 6, 2021, and 5,000 founder shares each to Juan Fernandez, Victor Chua, Dr. Eva Law, Puan Chan Cheong, Ye Xiang, and Hans-Peter Ressel as consideration for their anticipated service on our advisory board in connection with our potential future potential business combination.

On April 5, 2022, we amended and restated the executed securities assignment agreement for one of our independent director nominees, Christopher Clower, in response to his request to serve as a member of our advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by sponsor of 10,000 shares to Lionel H. Derriey, our new independent director nominee. On January 28, 2023, we amended and restated the executed securities assignment agreement for one of our independent director nominees, Dr. Li Zhong Yuan, in response to his request to serve as a member of our advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by sponsor of 5,000 additional shares to Juan Fernandez, our new independent director nominee.

On December 18, 2023, Andy Chow delivered a letter of resignation as an Independent Director Nominee, Chair of the Audit Committee, Member of the Compensation Committee and Member of the Corporate Governance and Nominating Committee of the Company and relinquished his 10,000 shares previously granted. On the same day, Victor Chua, formerly an advisor to the Company, agreed to an appointment to fill the vacancy created by Mr. Chow’s resignation. In connection with Mr. Chua’s appointment, Mr. Chua relinquished the 5,000 shares granted for his advisor service and accepted 10,000 shares granted to him by the Sponsor. In addition, on April 30, 2024, Puan Chan Cheong’s and Hans-Peter Ressel’s role on the advisory board was terminated and, as a result, both Mr. Cheong and Mr. Ressel relinquished the entirety of their 5,000 shares back to the Sponsor.

The founder shares held by our initial shareholders will represent at least 20% of our outstanding ordinary shares immediately following the completion of this offering (excluding any placement units and assuming our initial shareholders do not purchase any public shares in this offering), with the potential to own as a result of their founder shares in the aggregate of approximately 20% of the outstanding ordinary shares upon completion of this offering (including the placement shares and assuming our initial shareholders do not purchase any public shares in this offering) based on certain triggering events.

Upon the closing of this offering, 12,733,030 ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 375,000 founder shares by our sponsor), consisting of:

●	10,233,030 Class A ordinary shares underlying the units being offered in this offering and the private units; and

●	2,500,000 Class B ordinary shares held by our initial shareholders.

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Shareholders of record are entitled to one vote for each share held (on an as-converted to Class A ordinary shares basis) on all matters to be voted on by shareholders. Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may be amended only by approval of 90% of the ordinary shares voting in an annual meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote for each share held (on an as-converted to Class A ordinary shares basis).

Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated memorandum and articles of association will authorize the issuance of up to 100,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we will be authorized to issue at the same time as our shareholders vote on the initial business combination to the extent we seek shareholder approval in connection with our initial business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can elect all of the directors. However, only holders of founder shares will have the right to appoint directors in any election held prior to or in connection with the completion of our initial business combination, meaning that holders of Class A ordinary shares will not have the right to appoint any directors until after the completion of our initial business combination. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on the Nasdaq. There is no requirement under the Companies Act for us to hold annual or general meetings or appoint directors. We may not hold an annual general meeting to appoint new directors prior to the consummation of our initial business combination. Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares, or public shares, either (i) upon the completion of our initial business combination or (ii) if we propose an amendment to our amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay taxes and if needed dissolution expenses) divided by the number of the then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share.

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The redemption rights will include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. Our sponsor, directors and each member of our management team have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares held by them in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within the period to consummate the initial business combination. Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by applicable law or stock exchange rule and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing our initial business combination.

Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange rule, or we decide to obtain shareholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if a majority of the ordinary shares are voted in favor of our initial business combination. However, the participation of our sponsor, officers, directors, advisors or their respective affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders’ vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, pursuant to the terms of a letter agreement entered into with us, our sponsor, directors and each member of our management team have agreed to vote their founder shares and any public shares purchased during or after this offering, in favor of our initial business combination. As a result, in the event that only the minimum number of shares representing a quorum is present at a shareholders’ meeting held to vote on our initial business combination, in addition to our initial shareholders’ founder shares and placement shares, we would need 3,633,486 or 36.3%, of the 10,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or abstained from voting.

Pursuant to our amended and restated memorandum and articles of association, if we have not completed an initial business combination within the period to consummate the initial business combination, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay taxes and if needed dissolution expenses) divided by the number of the then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under the Companies Act to provide for claims of creditors and the requirements of other applicable law. Our sponsor and members of our management team have entered into letter agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we do not complete an initial business combination within the period to consummate the initial business combination. However, if our sponsor or members of our management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we do not complete our initial business combination within the prescribed time period.

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In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per unit price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay taxes and if needed dissolution expenses) divided by the number of the then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares and Placement Shares

The founder shares and placement shares are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares and placement shares have the same shareholder rights as public shareholders, except that (i) the founder shares and placement shares are subject to certain transfer restrictions, as described in more detail below, (ii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares, placement shares and any public shares held by them in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to their founder shares, placement shares, and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to (i) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)), or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares or placement shares held by them if we fail to complete our initial business combination within 18 months (subject to a six one-month extensions of time, as discussed in this prospectus), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period, (iii) the founder shares are Class B ordinary shares that will (i) either automatically convert into Class A ordinary shares at the time of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (A) the total number of Class A ordinary shares issued and outstanding upon completion of this offering (including pursuant to the over-allotment option) plus (B) the total number of Class A ordinary shares issued, deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by us in connection with or in relation to the consummation of an initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued or to be issued to any seller in the initial business combination and any private placement rights issued to our sponsor, or (ii) be converted into an equal number of Class A ordinary shares at the holder’s option prior to our initial business combination, in each case subject to adjustment pursuant to certain anti-dilution rights as described herein and (iv) are entitled to registration rights. If we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed (and its permitted transferees will agree) pursuant to the letter agreement to vote any founder shares held by them and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination. Public shareholders will not be offered the opportunity to vote on or redeem their shares in connection with any such extension.

In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, approximately 20% of the sum of the total number of all ordinary shares outstanding upon the completion of this offering (without giving effect to the private placement and assuming they do not purchase any units in this offering), plus the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent units issued to our sponsor, officers or directors upon conversion of working capital loans; provided that such conversion of founder shares will never occur on a less than one for one basis. We cannot determine at this time whether a majority of the holders of our founder shares at the time of any future issuance would agree to waive such adjustment to the conversion ratio.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by approval of a majority of at least 90% of our founder shares voting in an annual meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Preference Shares

Our amended and restated memorandum and articles of association will authorize 1,000,000 preference shares and provide that those preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

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Public Shareholders’ Rights

If we enter into a definitive agreement for a business combination in which we will be the surviving entity, each holder of a right will receive one-fifth (1/5) of one Class A ordinary share upon consummation of our initial business combination, even if the holder of such right redeemed all Class A ordinary shares held by him, her or it in connection with the initial business combination or an amendment to our memorandum and articles of association with respect to our pre-business combination activities. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional Class A ordinary shares upon consummation of an initial business combination as the consideration related thereto has been included in the unit purchase price paid for by investors in this offering. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours).

If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary share will receive in the transaction on an as-converted into Class A ordinary share basis, and each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the 1/5th share underlying each right (without paying any additional consideration) upon consummation of the business combination. More specifically, the right holder will be required to indicate his, her or its election to convert the rights into underlying shares as well as to return the original rights certificates to us. In the event that we are not the surviving entity upon the consummation of our initial business combination, and there is no effective registration statement for the offering of the shares underlying the rights, the rights may expire worthless.

 If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless.

As soon as practicable upon the consummation of our initial business combination, we will direct registered holders of the rights to return their rights to our rights agent. Upon receipt of the rights, the rights agent will issue to the registered holder of such right(s) the number of full ordinary shares to which he, she or it is entitled. We will notify registered holders of the rights to deliver their rights to the rights agent promptly upon consummation of such business combination and have been informed by the rights agent that the process of exchanging their rights for ordinary shares should take no more than a matter of days. The foregoing exchange of rights is solely ministerial in nature and is not intended to provide us with any means of avoiding our obligation to issue the shares underlying the rights upon consummation of our initial business combination. Other than confirming that the rights delivered by a registered holder are valid, we will have no ability to avoid delivery of the shares underlying the rights. Nevertheless, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Although a company incorporated in the Cayman Islands may issue fractional shares, it is not our intention to issue any fractional shares upon conversions of the rights. In the event that any holder would otherwise be entitled to any fractional share upon exchange of his, her or its rights, we will reserve the option, to the fullest extent permitted by the amended and restated memorandum and articles of association, the Companies Act and other applicable law, to deal with any such fractional entitlement at the relevant time as we see fit, which would include the rounding down of any entitlement to receive ordinary shares to the nearest whole share (and in effect extinguishing any fractional entitlement), or the holder being entitled to hold any remaining fractional entitlement (without any share being issued) and to aggregate the same with any future fractional entitlement to receive shares in the Company until the holder is entitled to receive a whole number. Any rounding down and extinguishment may be done with or without any in lieu cash payment or other compensation being made to the holder of the relevant rights, such that value received on exchange of the rights may be considered less than the value that the holder would otherwise expect to receive. All holders of rights shall be treated in the same manner with respect to the issuance of shares upon conversions of the rights. No rights are currently outstanding.

The placement rights, as well as any rights underlying additional units we issue to our sponsor, officers, directors, initial shareholders or their affiliates in payment of working capital loans made to us, will be identical to the rights underlying the units being offered by this prospectus.

Placement Units

The placement units (and underlying placement shares and placement rights) are identical to the units and rights sold in this offering except as described below. The placement rights (including the Class A ordinary shares issuable upon exercise of the placement rights) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares and Placement Units,” to our officers and directors and other persons or entities affiliated with our sponsor). Permitted transferees of the founder shares held by our sponsor, initial shareholders, officers and directors would be subject to the same restrictions.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan funds to us as may be required. Up to $3,000,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the placement units. However, as the units would not be issued until consummation of our initial business combination, any rights underlying such units would not be able to be voted on an amendment to the rights agreement in connection with such business combination. Our sponsor has agreed not to transfer, assign or sell any of the placement rights (including the Class A ordinary shares issuable upon exercise of any of these rights) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares and Placement Units” made to our officers and directors and other persons or entities affiliated with our sponsor.

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Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. If we increase or decrease the size of the offering we may effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders at 20.0% of the issued and outstanding ordinary shares (excluding the placement units and the underlying securities and assuming they do not purchase any units in this offering) upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent

The transfer agent for our ordinary shares is Odyssey Trust Company. We have agreed to indemnify Odyssey Trust Company in its role as transfer agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material provisions of the Companies Law applicable to us, some of which may differ from the laws applicable to companies incorporated in the United States and their stockholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (i) a special resolution of the shareholders of each company or (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company, provided the parent company is the surviving entity and a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands company are also required to make a declaration to the effect that, having made due enquiry, they are of the opinion that certain requirements have been met, including the following requirements: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any applicable jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; and (v) there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the following requirements have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (A) consent or approval to the transfer has been obtained, released or waived; (B) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (C) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; and (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction.

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The Companies Law provides for a right of dissenting shareholders to be paid the fair value of their shares upon their dissenting to the merger or consolidation in certain circumstances if they follow a prescribed procedure. In essence, where such rights apply, that procedure is as follows: (i) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (ii) within 20 days following the date on which the merger or consolidation is authorized by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (iii) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of their shares; (iv) within seven days following the date of the expiration of the period set out in paragraph (ii) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (v) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Grand Court of the Cayman Islands to determine the fair value of all dissenting shares and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. A shareholder who dissents must do so in respect of all shares that that person holds in the constituent company. Upon the giving of a notice of dissent under paragraph (iii) above, the shareholder to whom the notice relates shall cease to have any of the rights of a shareholder except the right to be paid the fair value of that person’s shares and certain rights specified in the Companies Law. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenting shareholders holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date, where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a “scheme of arrangement,” which may be tantamount to a merger. Schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved (i) in relation to a compromise or arrangement between a company and its creditors or any class of them, a majority in number of such creditors or class of creditors with whom the arrangement is to be made and who must in addition represent 75% in value of such creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose; and (ii) in relation to a compromise or arrangement between a company and its shareholders or any class of them, shareholders who represent 75% in value of the company’s shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to dissenters’ rights or appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

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Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% in value of the shares to whom the offer relates within four months, the offeror may, within a two-month period after the expiration of the initial four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. Stuarts Humphries (Cayman), our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability of such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Stuarts Humphries (Cayman), our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state, and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Law;

●	an exempted company’s register of members is not open to inspection and can be kept outside of the Cayman Islands;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no nominal or par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance); and

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Shareholders’ Suits

The Cayman Islands Grand Court Rules allow shareholders to seek leave to bring derivative actions in the name of the company against wrongdoers. In most cases, we will normally be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

■	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

■	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

■	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against our company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

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Special Considerations for Exempted Companies

We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the company, for liabilities of the company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and:

■	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

■	an exempted company’s register of members is not open to inspection;

■	an exempted company does not have to hold an annual general meeting;

■	an exempted company may issue negotiable or bearer shares or shares with no par value;

■	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

■	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

■	an exempted company may register as a limited duration company; and

■	an exempted company may register as a segregated portfolio company.

Amended and Restated Memorandum and Articles of Association

The Business Combination Article of our amended and restated memorandum and articles of association will contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association will provide that any special resolutions require approval by at least two-thirds of our shareholders (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Our initial shareholders, who will collectively beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:

■	if we are unable to complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law;

■	prior to our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on our initial business combination;

■	although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or a valuation or appraisal firm that such a business combination is fair to our company from a financial point of view;

■	if a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

■	if our shareholders approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the trust account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total units sold in this offering)), or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein; and

■	we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association provide we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets requirement.

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The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity, the identity of their beneficial owners/controllers and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (2025 Revision) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder may be non-compliant with applicable anti-money laundering or other laws or regulations, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction. If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (2025 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (2018 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (2021 Revision) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

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Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholders’ investment activity.

Who this Affects?

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use Your Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(i)	where this is necessary for the performance of our rights and obligations under any purchase agreements;

(ii)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(iii)	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances, we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities. We anticipates disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

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The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA. We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data. We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings. Our authorized but unissued Class A ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Our amended and restated memorandum and articles of association

Our amended and restated memorandum and articles of association will contain provisions designed to provide certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of 65% of our ordinary shares. Our initial shareholders and their permitted transferees, if any, who will collectively beneficially own 15% of our outstanding ordinary shares immediately following the completion of this offering (excluding any placement units and assuming our initial shareholders do not purchase any public shares in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

●	If we have not completed an initial business combination within the period to consummate the initial business combination, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay taxes and if needed dissolution expenses), divided by the number of the then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under the Companies Act to provide for claims of creditors and the requirements of other applicable law;
●	Prior to or in connection with our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on our initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination;
●	Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our executive officers, we are not prohibited from doing so, and in the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from either an independent investment banking firm that is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view;

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●	Furthermore, in the event that we seek such a business combination, we expect that the independent members of our board of directors would be involved in the process for considering, and approving the transaction;
●	If a shareholder vote on our initial business combination is not required by applicable law or stock exchange rule and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;
●	In accordance with Nasdaq rules, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination;
●	If our shareholders approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within the period to consummate the initial business combination, or with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay taxes and if needed, dissolution expenses) divided by the number of the then outstanding public shares, subject to the limitations described herein; and
●	We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Advance notice requirements for shareholder proposals and director nominations

Our amended and restated memorandum and articles of association will provide that our shareholders who are seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at our annual meeting of shareholders, must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of shareholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our amended and restated memorandum and articles of association will provide also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders.

Classified board of directors

Our amended and restated memorandum and articles of association will provide that our board of directors will be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated memorandum and articles of association will provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preference shares, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

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Class B Ordinary Shares Consent Right

For so long as any founder shares remain outstanding, we may not, without the prior vote or voting separately as a single class, amend, alter or repeal any provision of our amended and restated memorandum and articles of association, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the founder shares. Any action required or permitted to be taken at any meeting of the holders of our founder shares may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding founder shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all founder shares were present and voted.

Securities Eligible for Future Sale

Immediately after the consummation of this offering (assuming no exercise of the underwriter’s over-allotment option) we will have 12,733,030 ordinary shares (or 14,625,280 ordinary shares if the underwriters’ over-allotment option is exercised in full) issued and outstanding. Of these shares, the Class A ordinary shares sold in this offering (10,000,000 Class A ordinary shares if the underwriters’ over-allotment option is not exercised and 11,500,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Class A ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

Immediately after the consummation of this offering, there will be no preference shares issued and outstanding. Founder shares are convertible into Class A ordinary shares at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of this offering (including pursuant to the over-allotment option), plus (ii) the total number of Class A ordinary shares issued, deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by us in connection with or in relation to the consummation of an initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued or to be issued to any seller in the initial business combination and any private placement rights issued to our sponsor, subject to adjustment as set forth herein, including in certain circumstances in which we issue Class A ordinary shares or equity-linked securities related to our initial business combination. All of the outstanding founder shares (on an as-converted basis, up to 2,500,000 founder shares if the underwriters’ over-allotment option is not exercised and up to 2,875,000 founder shares if the underwriters’ over-allotment option is exercised in full) and all of the outstanding placement units (233,030 placement units if the underwriters’ over-allotment option is not exercised and 250,280 placement units if the underwriters’ over-allotment option is exercised in full) will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. These restricted securities will be subject to registration rights, as more fully described below under “— Registration Rights.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of the Company for at least twelve months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of the Company for at least twelve months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of ordinary shares then outstanding, which will equal 127,330 shares immediately after this offering (or 146,253 if the underwriters exercise their over-allotment option in full); or

●	the average weekly reported trading volume of Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

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Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; and

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and placement units (including component securities contained therein), as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, placement units (including securities contained therein), units (including securities contained therein) that may be issued upon conversion of working capital loans, any Class A ordinary shares issuable upon the exercise of the placement rights and any Class A ordinary shares and rights (and underlying Class A ordinary shares) that may be issued upon conversion of the units issued as part of the working capital loans and Class A ordinary shares issuable upon conversion of the founder shares, will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering, requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A ordinary shares). The holders of these securities are entitled to make up to two demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, the underwriters may not exercise their demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the registration statement of which this prospectus forms a part and may not exercise their demand rights on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements.

However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period, which occurs (i) in the case of the founder shares, as described in the following paragraph, and (ii) in the case of the placement rights, commencing on the later of 12 months from the closing of this offering or 30 days after the completion of our initial business combination, as set forth in the letter agreement. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. We will bear the expenses incurred in connection with the filing of any such registration statements.

Except as described herein, pursuant to the letter agreement, our sponsor, officers and directors have agreed not to transfer, assign or sell any of their founder shares and placement units until the earlier to occur of: (A) twelve (12) months after the completion of Business Combination; (B) the date on which the post-combination company consummates a liquidation, merger, share exchange, or other similar transaction that results in all of the post-combination company’s shareholders having the right to exchange their ordinary shares for cash, securities, or other property; or (C) pursuant to certain permitted transfers, including transfers to family members, affiliates, or for estate planning purposes.

Listing of Securities

We have applied to have our public shares, units, and rights listed on Nasdaq under the symbols “AEIB,” “AEIBU,” and “AEIBR,” respectively. We expect that our public units will be listed on Nasdaq on or promptly after the date of this prospectus. We cannot guarantee that our public shares, units or rights will be approved for listing on Nasdaq. This offering is not contingent on such approval.

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ENFORCEMENT OF CIVIL LIABILITIES

A majority of our directors and officers are located outside of the United States and are nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets are located outside of the United States. John Tan Honjian, our Chief Executive Officer, is a permanent resident of and is based in Kuala, Lumpur, Malaysia; Gilbert Loke (Che Chan), our Chief Financial Officer and director, resides and is based in Kuala Lumpur and is a permanent resident of Hong Kong; Victor Chua, our independent director, is a permanent resident of and is based in Kuala Lumpur, Malaysia; Juan Fernandez, our independent director, is a permanent resident of and is based in Spain; and Lionel H. Derriey, our independent director, is a permanent resident of and is based in the United States.

As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. A judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may not be enforceable in or recognized by the courts of the jurisdictions where our directors and officers reside, and the judicial recognition process may be time-consuming. It may be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, shareholders of Cayman Islands companies may not have standing to sue before the Federal courts of the United States. There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state of the United States; and (ii) entertain original actions brought in each respective jurisdiction against us or our directors and officers predicated upon the securities laws of the United States or any state in the United States. There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will in certain circumstances, recognize such foreign money judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that (1) the United States court issuing the judgment is competent jurisdiction; (2) the U.S. judgment is final and for a liquidated sum; (3) the judgment given by the United States court was not in respect of taxes or a fine or penalty, or similar fiscal or revenue obligation of the company; (4) in obtaining judgment there was no fraud on part of the person in whose favor judgment was given or on part of the court; (5) recognition or enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; and (6) the proceedings pursuant to which judgment was obtained were not contrary to natural justice. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

It may also be difficult for you to effect service of process upon persons inside mainland China. There is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of U.S. securities laws or those of any U.S. state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

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INCOME TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax considerations relevant to an investment in our units, ordinary shares and rights is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and rights, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities, except that an instrument of transfer in respect of our securities is stampable if executed in or brought into the Cayman Islands.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and obtained an undertaking from the Financial Secretary of the Cayman Islands in the following form:

Tax Concessions Act

(2018 Revision)

Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of the Tax Concessions Act (2018 Revision) the Financial Secretary undertakes with AEI CapForce II Acquisition Corp. or the Company.

1.	That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

	2.1	On or in respect of the shares, debentures or other obligations of the Company; or

	2.2	By way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (2018 Revision).

These concessions shall be for a period of twenty years from the date hereof.

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United States Federal Income Taxation

General

The following discussion summarizes certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one Class A ordinary share and one right, which we refer to collectively as our securities) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the beneficial owner of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A ordinary share and rights components of the unit. As a result, the discussion below of the U.S. federal income tax consequences with respect to beneficial owners of Class A ordinary shares and rights should also apply to beneficial owners of units (as the deemed owners of the underlying Class A ordinary shares and rights that comprise the units).

This discussion is limited to the material U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion assumes that the Class A ordinary shares and rights will trade separately and that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of our securities by a prospective investor in light of its particular circumstances. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including, without limitation:

●	financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	taxpayers that are subject to the “applicable financial statement” accounting rules under Section 451(b) of the Code;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of our shares by vote or value;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	our sponsor, founders, officers or directors, S corporations;

●	controlled foreign corporations; or

●	passive foreign investment companies.

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The discussion below is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address the potential application of the alternative minimum tax, the Medicare contribution tax, any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, Class A ordinary shares or rights who or that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or other pass-through entity for U.S. federal income tax purposes. A “Non-U.S. Holder” generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the United States federal income tax consequences of the sale or other disposition of our securities. The U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY. IT IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or any instrument similar to a unit for United States federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for United States federal income tax purposes as the acquisition of one Class A ordinary share and one right, and we intend to treat the acquisition of a unit in such manner. By purchasing a unit, you agree to adopt such treatment for United States federal income tax purposes. For United States federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one Class A ordinary share and the one right based on the relative fair market value of each at the time of issuance. Under United States federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each Class A ordinary share and the one right should be the holder’s initial tax basis in such share or right. Any disposition of a unit should be treated for United States federal income tax purposes as a disposition of the Class A ordinary share and the right comprising the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share and the right based on their respective fair market values (as determined by each such unit holder based on all the relevant facts and circumstances) at the time of disposition. The separation of the Class A ordinary share and the right comprising a unit should not be a taxable event for United States federal income tax purposes.

The foregoing treatments of the units, Class A ordinary shares and rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above will be respected for United States federal income tax purposes.

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The foregoing treatment of our Class A ordinary shares and rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the tax consequences of and risks associated with an investment in a unit (including alternative characterizations of a unit and allocation of the purchase price between the Class A ordinary share and one right that comprise a unit). The balance of this discussion generally assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

Subject to the passive foreign investment company, or PFIC, rules discussed below, if we make distributions of cash or other property in respect of our Class A ordinary shares, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes, an amount as foreign source dividend to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules discussed below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares.

With respect to non-corporate U.S. Holders, dividends will generally be taxed at preferential long-term capital gains rates only if our Class A ordinary shares are readily tradable on an established securities market in the United States, we are not treated as a PFIC at the time the dividend was paid or in the previous year and certain other requirements are met. It is unclear, however, whether certain redemption rights with respect to the Class A ordinary shares described in this prospectus may suspend the running of the applicable holding period for this purpose. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our Class A ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Rights

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Class A ordinary shares or rights (including a redemption of our Class A ordinary shares (as described below) or rights that is treated as a taxable disposition, including pursuant to our dissolution and liquidation if we do not consummate an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares or rights exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder may be taxed at reduced rates of taxation. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the Class A ordinary shares for this purpose. If the running of the holding period for the Class A ordinary shares is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or other taxable disposition of the Class A ordinary shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to certain limitations.

The amount of gain or loss recognized by a U.S. Holder on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares or rights are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or rights based upon the then relative fair market values of the Class A ordinary shares and the rights comprising the units and (ii) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares or rights so disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares or rights generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a Class A ordinary share or a right, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of a Class A ordinary share, by any prior distributions treated as a return of capital.

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Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, if a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the exercise of a shareholder redemption right or if we purchase of a U.S. Holder’s ordinary shares in a tender offer (each of which we refer to as a “redemption”), for U.S. federal income tax purposes, such redemption will be subject to the following rules. If the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “Income Tax Considerations — Taxation on the Disposition of Securities” above. If the redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described below. Whether a redemption of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning rights). The redemption of Class A ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire, which would generally include Class A ordinary shares underlying the rights. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our Class A ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the redemption. Prior to our initial business combination, our Class A ordinary shares may not be treated as voting stock for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “— Taxation of Distributions,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

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Certain U.S. Holders may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Passive Foreign Investment Company Rules

In general, a foreign (i.e., non-U.S.) corporation for U.S. federal income tax purposes will be classified as a PFIC if either (i) at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (ii) at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year in which the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year and, possibly, after the close of two subsequent taxable years. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any future taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our securities and, in the case of our ordinary shares, the U.S. Holder did not make a timely qualified electing fund, or QEF, election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or rights (which may include gain realized by reason of transfer of Class A ordinary shares or rights that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes; and

●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of our securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for our securities).

Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our securities;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess

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●	distribution, or to the portion of such U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our ordinary shares (but not our rights) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

It is not entirely clear how various aspects of the PFIC rules apply to the rights. A U.S. Holder may not make a QEF election with respect to its rights to acquire our ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such rights (other than upon exercise of such rights), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the rights. If a U.S. Holder that exercises such rights properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares. Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the rights) for the pre-QEF election period, unless the U.S. Holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. Under one type of purging election, a U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. Under another type of purging election, an electing U.S. Holder will be treated as having received as an excess distribution its ratable share of our earnings and profits as determined for U.S. federal income tax purposes. In order for a U.S. Holder to make the second election, however, we must also be a “controlled foreign corporation” as defined in the Code, and there are no assurances that we will so qualify. As a result of either purging election, the U.S. Holder will have a new basis and, solely for purposes of the PFIC rules, a new holding period in the Class A ordinary shares acquired upon the exercise of the rights. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will timely supply U.S. Holders with the information that such U.S. Holders are required to report under the QEF rules, in the event that we are a PFIC. Thus, U.S. Holders may not be able to comply with requirements of a QEF Election with respect to their ordinary shares. Furthermore, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

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If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend when distributed to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held our securities while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect of such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Class A ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect of its ordinary shares as long as such shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income for each year that we are treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its ordinary shares and for which we are treated as a PFIC. Currently, a mark-to-market election may not be made with respect to our rights.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq (on which we intend to list the ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of our ordinary shares under their particular circumstances.

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If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or mark-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our securities should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders may be required to report information with respect to such holder’s investment in “specified foreign financial assets,” which may include an interest in us, on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisers regarding the foreign financial asset and other reporting obligations and their application to an investment in our securities.

Non-U.S. Holders

Dividends (including constructive distributions treated as dividends) paid or deemed paid to a Non-U.S. Holder in respect of our securities generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

Dividends (including constructive distributions treated as dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

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The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Class A ordinary shares or rights generally will correspond to the U.S. federal income tax characterization of a redemption of a U.S. Holder’s Class A ordinary shares or rights, as described above under “U.S. Holders — Redemption of Class A Ordinary Shares” and the consequences of the redemption to the Non-U.S. Holder will be as described in the preceding paragraphs above under the heading “Non-U.S. Holders” based on such characterization.

Backup Withholding and Information Reporting

Dividend payments with respect to our securities and proceeds from the sale, exchange or redemption of our securities may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

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THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR CLASS A ORDINARY SHARES BASED ON THE INVESTOR’S CIRCUMSTANCES.

UNDERWRITING

R. F. Lafferty & Co., Inc. (“Lafferty”) is acting as the sole book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below, through the representative, have severally agreed to purchase, and we have agreed to sell to the underwriters, the following respective number of units set forth opposite the underwriter’s name.

Underwriters	Number of Units
R. F. Lafferty & Co., Inc.

Total	10,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

Pricing of the Offering

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The underwriters have advised us that they do not intend to make sales to discretionary accounts.

Over-allotment Option

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the effective date of this prospectus, to purchase up to 1,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

Letter Agreement Lock-up

Pursuant to the letter agreement, our initial shareholders have agreed not to transfer, assign or sell any of their founder shares (or Class A ordinary shares issuable upon conversion thereof) until the earlier to occur of: (A) twelve (12) months after the completion of Business Combination; (B) the date on which the post-combination company consummates a liquidation, merger, share exchange, or other similar transaction that results in all of the post-combination company’s shareholders having the right to exchange their ordinary shares for cash, securities, or other property; or (C) pursuant to certain permitted transfers, including transfers to family members, affiliates, or for estate planning purposes (except as described herein under “Principal Shareholders — Restrictions on Transfers of Founder Shares and placement units”). Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions contained in the letter agreement throughout this prospectus as the lock-up.

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In addition, our insiders have agreed not to transfer, assign, or sell any of their private placement rights (including the Class A ordinary shares issuable upon conversion thereof), except to permitted transferees, until 30 days following the completion of our initial business combination. However, if after the business combination there occurs a transaction whereby all of the outstanding ordinary shares are exchanged or redeemed for cash or another issuer’s shares (such as a post-asset sale liquidation), the founder shares and the private placement rights (or any Class A ordinary shares issuable thereunder) shall be permitted to participate.

Determination of Offering Price

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriters. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A ordinary shares or rights will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares, or rights will develop and continue after this offering.

Listing

We have applied to list our units on Nasdaq under the symbol “AEIBU.” We cannot guarantee that our securities will be approved for listing on Nasdaq. This offering is not contingent on such approval. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. We expect that our Class A ordinary shares and rights will be listed under the symbols “AEIB” and “AEIBR,” respectively, once the Class A ordinary shares and rights begin separate trading.

Discounts and Expenses

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	No Exercise	Full Exercise
Per unit	$0.115	$0.115
Total	$1,150,000	$1,322,500

We estimate that the total expenses of this offering payable by us will be $442,640, excluding underwriting discounts and commissions. We have agreed to reimburse the representative for its out-of-pocket accountable expenses, including but not limited to, preparing, printing, mailing, and delivering the registration statement, the preliminary and final prospectuses contained therein and any amendments thereto, post-effective amendments and supplements thereto, the underwriting agreement and related documents; background checks; preparation and printing of stock certificates; the costs of any due diligence meetings, net roadshow expenses, and access to electronic roadshow platforms (including the i-Deal system); filing fees (including SEC filing fees), costs and expenses (including third-party expenses and disbursements) incurred in connection with the registration of this offering; FINRA filing fees; fees related to the transfer agent, rights agent, and registrar; transfer taxes; preparation of leather-bound volumes and Lucite cube mementos in quantities reasonably requested by Lafferty; and all other reasonable out-of-pocket expenses incurred by Lafferty in connection with its engagement, including, without limitation, the fees and expenses of Lafferty’s counsel, up to an aggregate of $75,000 in the event of a closing. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

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Stabilization

In connection with the offering, the underwriters may purchase and sell public shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

● Short sales involve secondary market sales by the underwriters of a greater number of public shares than they are required to purchase in the offering.

● “Covered” short sales are sales of public shares in an amount up to the number of public shares represented by the underwriters’ over-allotment option.

● “Naked” short sales are sales of public shares in an amount in excess of the number of public shares represented by the underwriters’ over-allotment option.

● Covering transactions involve purchases of public shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

● To close a naked short position, the underwriters must purchase public shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the public shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●To close a covered short position, the underwriters must purchase public shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of public shares to close the covered short position, the underwriters will consider, among other things, the price of public shares available for purchase in the open market as compared to the price at which they may purchase public shares through the over-allotment option.

● Stabilizing transactions involve bids to purchase public shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the public shares. They may also cause the price of the public shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

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We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but we may do so at our discretion. However, any of the underwriters may introduce us to potential target businesses, provide financial advisory services to us in connection with a business combination or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriting or arranging debt financing. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. We may pay the underwriters of this offering or any entity with which they are affiliated, a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the underwriters or their affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. The underwriters or their affiliates that provide these services to us may have a potential conflict of interest given that the underwriters are entitled to the deferred portion of their underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including in connection with acting in an advisory capacity or as a potential financing source in conjunction with our potential acquisition of a company. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area and the United Kingdom

In relation to each member state of the European Economic Area and the United Kingdom (each, a “relevant state”), no units have been offered or will be offered pursuant to the offering to the public in that relevant state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant state or, where appropriate, approved in another relevant state and notified to the competent authority in that relevant state, all in accordance with the Prospectus Regulation, except that offers of our units may be made to the public in that relevant state at any time under the following exemptions under the Prospectus Regulation:

● to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

● to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

● in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of units shall require the issuer or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a relevant state who initially acquires any units or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the representative that it is a qualified investor within the meaning of the Prospectus Regulation. In the case of any units being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the units acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a relevant state to qualified investors, in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

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We, the representative and each of our and the representative’s respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements. For the purposes of this provision, the expression an “offer to the public” in relation to any units in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

References to the Prospectus Regulation include, in relation to the United Kingdom, the Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the representative is not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to its clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

This prospectus is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

●	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

●	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

●	To qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

●	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

●	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

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The units may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the units were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

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securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the units pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law; or

(iv) as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Malaysia

This prospectus (“International Offering Circular”) has not been and will not be registered as a prospectus with the Securities Commission Malaysia (SC) under the Malaysian Capital Markets and Services Act 2007 (as amended) (“CMSA”). No prospectus or other offering material or document in connection with the offer and sale of the Offer Shares which complies with the requirements of the CMSA and the guidelines of the SC has been or will be registered with the SC under the CMSA or with any other regulatory body in Malaysia. Also, no approval or authorisation of the SC has been granted for making available, offering for subscription or purchase, or issuing an invitation to subscribe for or purchase the Offer Shares in Malaysia. This International Offering Circular does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the SC under the CMSA.

Accordingly, this International Offering Circular and any other document or material in connection with the Offer will not be circulated or distributed, nor will the Offer Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the SC; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the Offer Shares, as principal, if the offer is on terms that the Offer Shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the SC; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Offer Shares is made by a holder of a Capital Markets Services License in Malaysia who carries on the business of dealing in securities.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale.

Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

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The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in Israel

In the State of Israel, this prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 –1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

187

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

LEGAL MATTERS

Rimon, P.C., Washington DC, is acting as our counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. Stuarts Humphries (Cayman) is our Cayman Islands counsel. In connection with this offering, Hunter Taubman Fischer & Li LLC, is acting as counsel to the underwriters.

EXPERTS

The financial statements of AEI CapForce II Investment Corp as of June 30, 2025 and 2024 and for the fiscal years ended June 30, 2025 and 2024 included in this prospectus have been audited by CBIZ CPAs P.C., independent registered public accounting firm, as set forth in their report, thereon (which contained an explanatory paragraph relating to substantial doubt about the ability of AEI CapForce II Investment Corp to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

Upon request, we will provide electronic copies of our public filings free of charge.

188

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

AEI CapForce II Investment Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheets of AEI CapForce II Investment Corp (the “Company”) as of June 30, 2025 and 2024, the related statements of operations, stockholders’ deficit and cash flows for the years ended June 30, 2025 and 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, based on our audit, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025 and 2024, and the results of its operations and its cash flows for the years ended June 30, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

We have served as the Company’s auditor since 2021 (such date takes into account the acquisition of the attest business of Marcum llp by CBIZ CPAs P.C. effective November 1, 2024).

Hartford, CT

September 25, 2025

F-2

AEI CAPFORCE II INVESTMENT CORP

BALANCE SHEETS

	June 30, 2025	June 30, 2024

ASSETS:
Cash	$25,498	$25,598

Total current assets	25,498	25,598

Deferred offering costs	30,723	—

Total Assets	$56,221	$25,598

LIABILITIES AND SHAREHOLDERS’ DEFICIT:

Current liabilities:
Accounts payable and accrued expenses	$218,205	$172,880
Accrued offering costs	30,723	—
Promissory note – related party	628,773	399,901

Total current liabilities	877,701	572,781

Commitments and Contingencies (Note 6)

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—	—
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 2,875,000 shares issued and outstanding (1)	288	288
Additional paid-in capital	24,712	24,712
Accumulated deficit	(846,480)	(572,183)

Total shareholders’ deficit	(821,480)	(547,183)

Total Liabilities and Shareholders’ Deficit	$56,221	$25,598

(1)	Includes an aggregate of 375,000 Class B ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part (see Note 5).

The accompanying notes are an integral part of these financial statements

F-3

AEI CAPFORCE II INVESTMENT CORP

STATEMENTS OF OPERATIONS

	For the Year Ended June 30, 2025	For the Year Ended June 30, 2024

Other general and administrative expenses	$274,297	$161,595
Net loss	$(274,297)	$(161,595)

Weighted average shares outstanding, basic and diluted(1)	2,500,000	2,500,000

Basic and diluted net loss per unit	$(0.11)	$(0.06)

(1)	Excludes an aggregate of 375,000 Class B ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part (see Note 5).

The accompanying notes are an integral part of these financial statements

F-4

AEI CAPFORCE II INVESTMENT CORP

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

For the Year Ended June 30, 2025

	Ordinary Shares		Additional Paid-In	Accumulated	Total Shareholders’
	Shares(1)	Amount	Capital	Deficit	Deficit
Balance – June 30, 2024	2,875,000	$288	$24,712	$(572,183)	$(547,183)
Net loss	—	—	—	(274,297)	(274,297)
Balance – June 30, 2025	2,875,000	$288	$24,712	$(846,480)	$(821,480)

For the Year Ended June 30, 2024

	Ordinary Shares		Additional Paid-In	Accumulated	Total Shareholders’
	Shares(1)	Amount	Capital	Deficit	Deficit
Balance – June 30, 2023	2,875,000	$288	$24,712	$(410,588)	$(385,588)
Net loss	—	—	—	(161,595)	(161,595)
Balance – June 30, 2024	2,875,000	$288	$24,712	$(572,183)	$(547,183)

(1)	Includes up to 375,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).

The accompanying notes are an integral part of these financial statements.

F-5

AEI CAPFORCE II INVESTMENT CORP

STATEMENTS OF CASH FLOWS

	For the Year Ended June 30, 2025	For the Year Ended June 30, 2024

Cash flows from Operating Activities:
Net loss	$(274,297)	$(161,595)
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	45,325	107
Net cash used in operating activities	(228,972)	(161,488)

Cash Flows from Financing Activities:
Proceeds from promissory note – related party	228,872	161,488
Net cash provided by financing activities	228,872	161,488

Net change in cash	(100)	—
Cash – Beginning of period	25,598	25,598
Cash – End of period	$25,498	$25,598

Supplemental disclosure for non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$30,723	$—

The accompanying notes are an integral part of these financial statements.

F-6

AEI CAPFORCE II INVESTMENT CORP

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS, AND GOING CONCERN

AEI CapForce II Investment Corp (the “Company”) is a blank check company incorporated in the Cayman Islands on July 8, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of June 30, 2025, the Company had not commenced any operations. All activity for the period from July 8, 2021 (inception) through June 30, 2025, relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company initially selected December 31 as its fiscal year end and on February 28, 2022, the Company decided to change its fiscal year end from December 31 to June 30.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 10,000,000 Units at $10.00 per unit (or 11,500,000 units if the underwriter’s over-allotment option is exercised in full) (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) which is discussed in in Note 3 (the “Proposed Public Offering”) and the sale of 233,030 placement units (250,280 placement units if the underwriter’s over-allotment option is exercised in full) (the “Placement Units”) at a price of $10.00 per Placement Unit that will close in a private placement to AEI Capital SPAC Venture II LLC (the “Sponsor”) simultaneously with the closing of the Proposed Public Offering (see Note 3). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company only intends to complete a Business Combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).

The Company intends to list the Units on the Nasdaq Global Market (“Nasdaq”). Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any taxes payable on interest earned and less any interest earned thereon that is released for taxes) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per Unit sold in the Proposed Public Offering, including the proceeds of the sale of the Placement Units, will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

F-7

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with its initial business combination and in connection with certain amendments to its amended and restated memorandum and articles of association. In accordance with the Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., public rights), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

F-8

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will offer such redemption pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor has agreed (a) to vote its founder shares, the ordinary shares included in the Placement Units and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Amended and restated memorandum and articles of association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the founder shares) and Placement Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the founder shares and Placement Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Public Offering if the Company fails to complete its Business Combination.

The Company will have until 18 months (or up to 24 months by means of up to six one-month extensions after the closing of the Proposed Public Offering by depositing into the Trust Account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total Units to be sold in the Proposed Public Offering), as set forth in the Company’s registration statement) from the closing of the Proposed Public Offering to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit of $10.00.

F-9

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

As of June 30, 2025, the Company had $25,498 in cash and a working capital deficiency of $852,203. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this need for capital through the Proposed Public Offering as discussed in Note 3. The Company cannot assure that its plans to raise capital or to consummate an initial Business Combination will be successful. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months following the issuance of these financial statements. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

Risks and Uncertainties

Management evaluated the impact of the Russian invasion of Ukraine and Israel-Hamas conflict on the industry and has concluded that while it is reasonably possible that the Russia-Ukraine conflict and Israel-Hamas conflict could have a negative effect on the Company’s financial positions, results of its operations, close of the Proposed Public Offering, and/or search for a target company, the specific impact of these events is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s results of operations and the ability to complete an initial business combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond our control. The Company’s business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and its ability to complete an initial business combination.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. Dollars and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-10

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred offering costs

Deferred offering costs consist of underwriting, legal, and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders’ deficit upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations. As of June 30, 2025 and 2024, the Proposed Public Offering was not completed successfully within a reasonable time frame. Accordingly, the Company has commenced amortization of these deferred offering costs which are charged to general and administrative expense up until March 31, 2025. As of June 30, 2025 and 2024, the deferred offering costs included in the Company’s balance sheets are $30,723 and $0, respectively.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2025 and 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

On July 4, 2025, President Trump signed into law the One Big Beautiful Bill Act (“OBBBA”). ASC 740, “Income Taxes”, requires the effects of changes in tax laws to be recognized in the period in which the legislation is enacted. The Company is currently evaluating the impact of the new law. However, none of the tax provisions are expected to have a significant impact on the Company’s financial statements (Note 9).

Net loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 375,000 Class B Ordinary Shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 6). As of June 30, 2025 and 2024, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $25,498 and $25,598, respectively, in cash and no cash equivalents as of June 30, 2025 and 2024.

F-11

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution, which at times may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. As of June 30, 2025 and 2024, the Company did not experience losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 825, “Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Redeemable Share Classification

The Company’s Class A ordinary shares that will be sold as part of the Units in the Proposed Public Offering (“Class A ordinary shares”) contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company will classify its public shares subject to redemption outside of permanent equity as the redemption provisions will not be solely within the control of the Company. The public shares sold as part of the Units in the Proposed Public Offering will be issued with other freestanding instruments (i.e., Public Rights) and as such, the initial carrying value of public shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The public shares are subject to ASC 480-10-S99 and are currently not redeemable as the redemption is contingent upon the occurrence of events mentioned above. According to ASC 480-10-S99-15, no subsequent adjustment is needed if it is not probable that the instrument will become redeemable.

Recently issued accounting pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) Topic 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). The amendments in ASU 2023-07 require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. ASU 2023-07 requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by FASB ASC Topic 280, “Segment Reporting,” (“ASC 280”) in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in ASU 2023-07 and existing segment disclosures in ASC 280. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on July 1, 2024 (after the fiscal year audit on June 30, 2024).

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which will require the Company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the Company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. ASU 2023-09 will become effective for annual periods beginning after December 15, 2024. The Company is currently evaluating the impact of ASU 2023-09.

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”, requiring public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of ASU 2024-03.

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 10,000,000 Units (or 11,500,000 Units if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one Class A ordinary share and one redeemable right (“Public Right”). Each Public Right will entitle the holder to receive one-fifth (1/5) of one Class A ordinary share at the closing of an initial business combination (see Note 7).

NOTE 4. PRIVATE PLACEMENT

The Sponsor has agreed to purchase an aggregate of 233,030 Placement Units (or up to 250,280 Placement Units if the over-allotment option is exercised in full) at a price of $10.00 per Placement Unit, for an aggregate purchase price of $2,330,300 ($2,502,800 if the over-allotment option is exercised in full). Each Placement Unit will consist of one Class A ordinary share (“Placement Share”) and one right (“Placement Right”), each Placement Right entitling the holder thereof to receive one-fifth (1/5) of one Class A ordinary share at the closing of an initial business combination. The Placement Units will be identical to the units sold in this offering, except so long as the Placement Units are held by the Sponsor or its permitted transferees, (i) they will not be redeemable, (ii) they (including the Class A ordinary shares issuable upon exercise of these rights) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until the later of 12 months from the closing of this offering or 30 days after the completion of our initial business combination, and (iii) the holders thereof (including with respect to Class A ordinary shares issuable upon exercise of such rights) are entitled to registration rights.

F-12

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On August 6, 2021, the Company issued an aggregate of 2,875,000 Class B ordinary shares (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.01 per share. Such Class B ordinary shares includes an aggregate of up to 375,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Sponsor will collectively own approximately 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the initial shareholders do not purchase any Public Shares in the Proposed Public Offering and excluding the Placement Units and underlying securities). On August 6, 2021, the Sponsor transferred 45,000 founder shares among the Company’s chief financial officer (15,000 shares) and among the Company’s three independent director nominees (10,000 shares each) at their original purchase price pursuant to executed securities assignment agreements. Also, effective August 6, 2021, the Sponsor transferred a total of 30,000 founder shares among the Company’s six advisors (5,000 shares each) in connection with this offering. On April 5, 2022, the Company amended and restated the executed securities assignment agreement for one of its independent director nominees, Christopher Clower, in response to his request to serve as a member of the advisory board instead of the board of directors and committees, which led to a return to the Company of 5,000 shares and the transfer by Sponsor of 10,000 shares to Lionel H. Derriey, the Company’s new independent director nominee. On January 28, 2023, the Company amended and restated the executed securities assignment agreement for one of its independent director nominees, Dr. Li Zhong Yuan, in response to his request to serve as a member of the advisory board instead of the board of directors and committees, which led to a return to the Company of 5,000 shares and the transfer by Sponsor of 5,000 additional shares to Juan Fernandez, the Company’s new independent director nominee.

On December 18, 2023, Andy Chow delivered a letter of resignation as an Independent Director Nominee, Chair of the Audit Committee, Member of the Compensation Committee and Member of the Corporate Governance and Nominating Committee of the Company and relinquished his 10,000 shares previously granted. On the same day, Victor Chua, formerly an advisor to the Company, agreed to an appointment to fill the vacancy created by Mr. Chow’s resignation. In connection with Mr. Chua’s appointment, Mr. Chua relinquished the 5,000 shares granted for his advisor service and accepted 10,000 shares granted to him by the Sponsor. In addition, on April 30, 2024, Puan Chan Cheong’s and Hans-Peter Ressel’s role on the advisory board was terminated and, as a result, both Mr. Cheong and Mr. Ressel relinquished the entirety of their 5,000 shares back to the Sponsor.

The transferred shares are subject to lockup restrictions and will become worthless unless the Company completes a business combination prior to the time the Company is obligated to redeem all of the outstanding Class A ordinary shares. The aggregate fair value of the shares was estimated to be $108,550, which was calculated using a valuation model that takes into account various assumptions such as the probability of successfully completing the initial public offering, the probability of successfully completing a business combination, marketability and various other factors.

The initial shareholders have agreed not to transfer, assign or sell any of the Class B ordinary shares (except to certain permitted transferees as disclosed herein) until, with respect to any of the Class B ordinary shares, the earlier of (i) twelve months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, or earlier, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Promissory Note – Related Party

On July 8, 2021, the Sponsor initially issued an unsecured promissory note to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 to be used for payment of the Company’s formation costs together with costs related to the Proposed Public Offering. Pursuant to the Fifth Amendment to Promissory Note effective June 29, 2025, the note principal was increased to $700,000 and is non-interest bearing and payable on the later of (i) December 31, 2025, or (ii) or the closing of this offering. As of June 30, 2025 and 2024, the Company had borrowed $628,773 and $399,901 under the promissory note with the Sponsor, respectively.

Administrative Services Arrangement

The Company’s Sponsor has agreed, commencing from the date that the Company’s securities are first listed on Nasdaq through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay to AEI Capital SPAC Venture II LLC, the Sponsor $10,000 per month for these services during the 18-month period to complete a business combination.

F-13

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company consummates a Business Combination, the Company will repay such loaned amounts, provided that up to $3,000,000 of such loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit at the option of the lender. There were no amounts advanced under the Working Capital Loans as of June 30, 2025 and 2024. The units would be identical to the Placement Units. In the event that the Business Combination does not close, the Company may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from the trust account would be used for such repayment.

Related Party Service Providers

From time to time, the Company may make payments for professional services rendered to related parties, such as professional services companies. Some of the Company’s management team may be officers or directors of such companies. The Company did not make such payments as of June 30, 2025 and 2024.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares issued and outstanding, as well as the holders of the Placement Units and any units our sponsor, officers, directors, initial shareholders or their affiliates may be issued in payment of working capital loans made to the Company (and all underlying securities), will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A ordinary shares). The holders of these securities will be entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder Shares are to be released from escrow.

The holders of a majority of the Placement Units and units issued to our sponsor, officers, directors, initial shareholders or their affiliates in payment of working capital loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the company consummate a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement will provide that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company entered into an engagement letter dated as of April 17, 2025 with R. F. Lafferty & Co., Inc. (“Lafferty”) in connection with the proposed offering, ending on the earlier of April 17, 2026 and the consummation of the offering. On March 18, 2026, the Company and Lafferty entered into an amendment to the engagement letter to extend the terms of that letter to the earlier of September 30, 2026 and the consummation of the proposed offering.

The engagement letter with Lafferty provides for the payment of accountable expenses up to $75,000, which is in addition to fees due under the Underwriting Agreement. Previously, the company paid $50,000 to EF Hutton, LLC for upfront underwriter services, which engagement has terminated following the dissolution of that firm.

The Company will grant the underwriters a 45-day option to purchase up to an additional 15% of the total number of Units in the Proposed Public Offering to cover over-allotments.

The underwriters will be entitled to a cash underwriting discount of 1.15% of the gross proceeds of the Proposed Public Offering, or $1,150,000 (or up to $1,322,500 if the underwriters’ over-allotment is exercised in full).

F-14

NOTE 7. SHAREHOLDERS’ DEFICIT

Class A Ordinary Shares — The Company’s amended and restated memorandum and articles of association will authorize the Company to issue 100,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of June 30, 2025 and 2024, there were no Class A ordinary shares issued and outstanding.

As of June 30, 2025 and 2024, the Company has not issued any Class A ordinary shares. While the Company is authorized to issue Class A shares as part of its capital structure, no shares have been issued or are outstanding as of the reporting dates. Should Class A shares be issued in the future and be subject to possible redemption that are based on features not solely within the Company’s control, they will be classified as temporary equity (mezzanine classification) in accordance with ASC 480-10-S99.

Class B Ordinary Shares — The Company’s amended and restated memorandum and articles of association will authorize the Company to issue 10,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. The Company issued an aggregate of 2,875,000 Class B ordinary shares (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash. Effective as of August 6, 2021, the Sponsor transferred 45,000 Class B ordinary shares among the Company’s Chief Financial Officer (15,000 shares) and among three independent director nominees (10,000 shares each). In addition, on August 6, 2021, the Sponsor transferred 5,000 Class B ordinary shares each to Juan Fernandez, Victor Chua, Dr. Eva Law, Puan Chan Cheong, Ye Xiang, and Hans-Peter Ressel, as consideration for their anticipated service on its advisory board in connection with its potential future business combination. On April 5, 2022, the Company amended and restated the executed securities assignment agreement for one of its independent director nominees, Christopher Clower, in response to his request to serve as a member of its advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by Sponsor of 10,000 shares to Lionel H. Derriey, its new independent director nominee.

On January 28, 2023, the Company amended and restated the executed securities assignment agreement for one of its independent director nominees, Dr. Li Zhong Yuan, in response to his request to serve as a member of its advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by Sponsor of 5,000 additional shares to Juan Fernandez, its new independent director nominee. On December 18, 2023, Andy Chow delivered a letter of resignation as an Independent Director Nominee, Chair of the Audit Committee, Member of the Compensation Committee and Member of the Corporate Governance and Nominating Committee of the Company and relinquished his 10,000 shares previously granted. On the same day, Victor Chua, formerly an advisor to the Company, agreed to an appointment to fill the vacancy created by Mr. Chow’s resignation. In connection with Mr. Chua’s appointment, Mr. Chua relinquished the 5,000 shares granted for his advisor service and accepted 10,000 shares granted to him by the Sponsor. In addition, on April 30, 2024, Puan Chan Cheong’s and Hans-Peter Ressel’s role on the advisory board was terminated and, as a result, both Mr. Cheong and Mr. Ressel relinquished the entirety of their 5,000 shares back to the Sponsor.

Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the Company’s initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of the Proposed Public Offering (including pursuant to the over-allotment option), plus (ii) the total number of Class A ordinary shares issued, deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by the Company in connection with or in relation to the consummation of an initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued or to be issued to any seller in the initial business combination and any private placement rights issued to the Sponsor. As of June 30, 2025 and 2024, there were 2,875,000 Class B ordinary shares issued and outstanding, of which 2,810,000 were held by the Sponsor of which 375,000 of such shares held by the Sponsor are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full, such that the Initial Shareholders will maintain ownership of at least 20% of the issued and outstanding shares after the Proposed Public Offering (assuming the Initial Shareholders do not purchase any Public Shares in the Proposed Public Offering and excluding the Founder Shares).

Preference Shares — Our amended and restated memorandum and articles of association will authorize the Company to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of June 30, 2025 and 2024, there were no preferred shares issued or outstanding.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a right will automatically receive one fifth (1/5) of one Class A ordinary share upon consummation of the initial Business Combination. In the event the Company is not the surviving Company upon completion of the initial Business Combination, each holder of a right will be required to affirmatively convert its rights in order to receive the one fifth (1/5) of one Class A ordinary share underlying each right upon consummation of the Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, holders of rights must hold rights in multiples of 5 in order to receive shares for all of the rights upon closing of a Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and the Company redeems the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

F-15

NOTE 8. SEGMENT INFORMATION

ASC 280 establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. “Operating segments” are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by a company’s CODM, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, Management has determined that there is only one reportable segment.

 The CODM assesses performance for the single segment and decides how to allocate resources based on net loss that also is reported on the accompanying statements of operations as net loss. The measure of segment assets is reported on the accompanying balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	June 30, 2025	June 30, 2024
Cash	$25,498	$25,598
Deferred offering costs	$30,723	$—

	For the Year Ended June 30, 2025	For the Year Ended June 30, 2024
Other general and administrative expenses	$274,297	$161,595

Other general and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete the Proposed Public Offering and an initial Business Combination or similar transaction within the Business Combination period. The CODM also reviews other general and administrative expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Other general and administrative expenses, as reported on the accompanying statements of operations, are the significant segment expenses provided to the CODM on a regular basis.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued. Based on the Company’s review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On July 4, 2025, President Trump signed into law the One Big Beautiful Bill Act (“OBBBA”). ASC 740, “Income Taxes”, requires the effects of changes in tax laws to be recognized in the period in which the legislation is enacted. The Company is currently evaluating the impact of the new law. However, none of the tax provisions are expected to have a significant impact on the Company’s financial statements.

F-16

AEI CAPFORCE II INVESTMENT CORP

BALANCE SHEETS

	December 31, 2025	June 30, 2025
	(Unaudited)
ASSETS:
Cash	$25,448	$25,498

Total current assets	25,448	25,498

Deferred offering costs	56,146	30,723

Total Assets	$81,594	$56,221

LIABILITIES AND SHAREHOLDERS’ DEFICIT:

Current liabilities:
Accounts payable and accrued expenses	$286,948	$218,205
Accrued offering costs	9,138	30,723
Promissory note – related party	721,836	628,773

Total current liabilities	1,017,922	877,701

Commitments and Contingencies (Note 6)

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—	—
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 2,875,000 shares issued and outstanding (1)	288	288
Additional paid-in capital	24,712	24,712
Accumulated deficit	(961,328)	(846,480)

Total shareholders’ deficit	(936,328)	(821,480)

Total Liabilities and Shareholders’ Deficit	$81,594	$56,221

(1)	Includes an aggregate of 375,000 Class B ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part (see Note 5).

The accompanying notes are an integral part of these financial statements

F-17

AEI CAPFORCE II INVESTMENT CORP

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Six Months Ended December 31, 2025	For the Six Months Ended December 31, 2024

Other general and administrative expenses	$114,848	$198,349
Net loss	$(114,848)	$(198,349)

Weighted average shares outstanding, basic and diluted(1)	2,500,000	2,500,000

Basic and diluted net loss per unit	$(0.05)	$(0.08)

(1)	Excludes an aggregate of 375,000 Class B ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part (see Note 5).

The accompanying notes are an integral part of these financial statements

F-18

AEI CAPFORCE II INVESTMENT CORP

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(Unaudited)

For the Six Months Ended December 31, 2025

	Class B Ordinary Shares		Additional Paid-In	Accumulated	Total Shareholders’
	Shares(1)	Amount	Capital	Deficit	Deficit
Balance – June 30, 2025	2,875,000	$288	$24,712	$(846,480)	$(821,480)
Net loss	—	—	—	(114,848)	(114,848)
Balance – December 31, 2025	2,875,000	$288	$24,712	$(961,328)	$(936,328)

For the Six Months Ended December 31, 2024

	Ordinary Shares		Additional Paid-In	Accumulated	Total Shareholders’
	Shares(1)	Amount	Capital	Deficit	Deficit
Balance – June 30, 2024	2,875,000	$288	$24,712	$(572,183)	$(547,183)
Net loss	—	—	—	(198,349)	(198,349)
Balance – December 31, 2024	2,875,000	$288	$24,712	$(770,532)	$(745,532)

(1)	Includes up to 375,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).

The accompanying notes are an integral part of these financial statements.

F-19

AEI CAPFORCE II INVESTMENT CORP

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended December 31, 2025	For the Six Months Ended December 31, 2024

Cash flows from Operating Activities:
Net loss	$(114,848)	$(198,349)
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	68,743	124,385
Net cash used in operating activities	(46,105)	(73,964)

Cash Flows from Financing Activities:
Proceeds from promissory note – related party	93,063	73,864
Payment of deferred offering costs	(47,008)	—
Net cash provided by financing activities	46,055	73,864

Net change in cash	(50)	(100)
Cash – Beginning of period	25,498	25,598
Cash – End of period	$25,448	$25,498

Supplemental disclosure for non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$9,138	$—

The accompanying notes are an integral part of these financial statements.

F-20

AEI CAPFORCE II INVESTMENT CORP

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS, AND GOING CONCERN

AEI CapForce II Investment Corp (the “Company”) is a blank check company incorporated in the Cayman Islands on July 8, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2025, the Company had not commenced any operations. All activity for the period from July 8, 2021 (inception) through December 31, 2025, relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company initially selected December 31 as its fiscal year end and on February 28, 2022, the Company decided to change its fiscal year end from December 31 to June 30.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 10,000,000 Units at $10.00 per unit (or 11,500,000 units if the underwriter’s over-allotment option is exercised in full) (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) which is discussed in in Note 3 (the “Proposed Public Offering”) and the sale of 233,030 placement units (250,280 placement units if the underwriter’s over-allotment option is exercised in full) (the “Placement Units”) at a price of $10.00 per Placement Unit that will close in a private placement to AEI Capital SPAC Venture II LLC (the “Sponsor”) simultaneously with the closing of the Proposed Public Offering (see Note 3). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company only intends to complete a Business Combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).

The Company intends to list the Units on the Nasdaq Global Market (“Nasdaq”). Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any taxes payable on interest earned and less any interest earned thereon that is released for taxes) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per Unit sold in the Proposed Public Offering, including the proceeds of the sale of the Placement Units, will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

F-21

AEI CAPFORCE II INVESTMENT CORP

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with its initial business combination and in connection with certain amendments to its amended and restated memorandum and articles of association. In accordance with the Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., public rights), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

F-22

AEI CAPFORCE II INVESTMENT CORP

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will offer such redemption pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor has agreed (a) to vote its founder shares, the ordinary shares included in the Placement Units and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Amended and restated memorandum and articles of association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the founder shares) and Placement Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the founder shares and Placement Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Public Offering if the Company fails to complete its Business Combination.

The Company will have until the later of (i) 18 months after such closing date of the Offering and (ii) if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 18 months from the closing of the Offering but has not completed the initial Business Combination within such 18 month period, the date that is 24 months after such closing date of the Offering by means of up to six one-month extensions after 18 months by depositing into the Trust Account, for each one-month extension, $333,000, or up to $382,950 if the underwriters’ over-allotment option is exercised in full (representing $0.0333 per share of the total Units to be sold in the Proposed Public Offering), as set forth in the Company’s registration statement) from the closing of the Proposed Public Offering to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit of $10.00.

F-23

AEI CAPFORCE II INVESTMENT CORP

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

As of December 31, 2025, the Company had $25,448 in cash and a working capital deficiency of $992,474. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this need for capital through the Proposed Public Offering as discussed in Note 3. The Company cannot assure that its plans to raise capital or to consummate an initial Business Combination will be successful. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months following the issuance of these financial statements. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

Risks and Uncertainties Arising from Global Conflicts and Geopolitical Tension

Management evaluated the impact of current global conflicts, including the continued Russian-Ukraine war, the Israel-Hamas conflict and the broader escalation of hostilities involving Iran and its regional proxies on our industry and the broader economy. We have concluded that while it is reasonably possible that these conflicts could have a negative effect on the Company’s financial positions, results of its operations, close of the Proposed Public Offering, and/or search for a target company, the specific impact of these events is not readily determinable as of the date of these financial statements. Consequently, the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s results of operations and the ability to complete an initial Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond the Company’s control. The Company’s business could be impacted by, among other things, downturns in the global financial markets or in economic conditions, significant increases in oil and natural gas prices or volatility in raw material costs, persistent inflation, increases in interest rates, disruptions to global trade routes, including security threats in the Red Sea and Suez Canal, which have increased shipping costs and transit times, new or expanded tariffs, export controls, and sanctions, particularly those stemming from evolving U.S.-China trade relations, heightened risks of state-sponsored cyberattacks targeting financial infrastructure or corporate data, declines in consumer confidence and spending, and geopolitical instability. The Company cannot at this time fully predict the ultimate duration, escalation or magnitude of these conflicts, whether they will result in broader regional or global instability or the extent to which they may negatively impact our business and its ability to complete an initial business combination.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. Dollars and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

The accompanying financial statements are unaudited and include all adjustments, consisting of normal recurring entries, which management believes to be necessary for a fair presentation for the dates and periods presented. Interim results are not necessarily indicative of results for a full year. The interim financial statements have been prepared in accordance with GAAP for interim financial information. Accordingly, they do not include all financial information and disclosures required by GAAP for complete financial statements and should be read in conjunction with the Company’s audited financial statements as of and for the year ended June 30, 2025.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-24

AEI CAPFORCE II INVESTMENT CORP

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred offering costs

Deferred offering costs consist of underwriting, legal, and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders’ deficit upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations. As the Proposed Public Offering was not completed within a reasonable time frame, the Company expensed deferred offering costs to general and administrative expense through March 31, 2025. As of December 31, 2025 and June 30, 2025, the deferred offering costs included in the Company’s balance sheets are $56,146 and $30,723, respectively.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2025 and June 30, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

On July 4, 2025, President Trump signed into law the One Big Beautiful Bill Act (“OBBBA”). ASC 740, “Income Taxes”, requires the effects of changes in tax laws to be recognized in the period in which the legislation is enacted. The Company is currently evaluating the impact of the new law. However, none of the tax provisions are expected to have a significant impact on the Company’s financial statements.

Net loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 375,000 Class B Ordinary Shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 6). As of December 31, 2025 and 2024, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $25,448 and $25,498, respectively, in cash and no cash equivalents as of December 31, 2025 and June 30, 2025.

F-25

AEI CAPFORCE II INVESTMENT CORP

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution, which at times may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. As of December 31, 2025 and June 30, 2025, the Company did not experience losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 825, “Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Redeemable Share Classification

The Company’s Class A ordinary shares that will be sold as part of the Units in the Proposed Public Offering (“Class A ordinary shares”) contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company will classify its public shares subject to redemption outside of permanent equity as the redemption provisions will not be solely within the control of the Company. The public shares sold as part of the Units in the Proposed Public Offering will be issued with other freestanding instruments (i.e., Public Rights) and as such, the initial carrying value of public shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The public shares are subject to ASC 480-10-S99 and are currently not redeemable as the redemption is contingent upon the occurrence of events mentioned above. According to ASC 480-10-S99-15, no subsequent adjustment is needed if it is not probable that the instrument will become redeemable.

Recently issued accounting pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which will require the Company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the Company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. ASU 2023-09 will become effective for annual periods beginning after December 15, 2024. The Company is currently evaluating the impact of ASU 2023-09.

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”, requiring public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of ASU 2024-03.

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 10,000,000 Units (or 11,500,000 Units if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one Class A ordinary share and one redeemable right (“Public Right”). Each Public Right will entitle the holder to receive one-fifth (1/5) of one Class A ordinary share at the closing of an initial business combination (see Note 7).

NOTE 4. PRIVATE PLACEMENT

The Sponsor has agreed to purchase an aggregate of 233,030 Placement Units (or up to 250,280 Placement Units if the over-allotment option is exercised in full) at a price of $10.00 per Placement Unit, for an aggregate purchase price of $2,330,300 ($2,502,800 if the over-allotment option is exercised in full). Each Placement Unit will consist of one Class A ordinary share (“Placement Share”) and one right (“Placement Right”), each Placement Right entitling the holder thereof to receive one-fifth (1/5) of one Class A ordinary share at the closing of an initial business combination. The Placement Units will be identical to the units sold in this offering, except so long as the Placement Units are held by the Sponsor or its permitted transferees, (i) they will not be redeemable, (ii) they (including the Class A ordinary shares issuable upon exercise of these rights) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until the later of 12 months from the closing of this offering or 30 days after the completion of our initial business combination, and (iii) the holders thereof (including with respect to Class A ordinary shares issuable upon exercise of such rights) are entitled to registration rights.

F-26

AEI CAPFORCE II INVESTMENT CORP

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On August 6, 2021, the Company issued an aggregate of 2,875,000 Class B ordinary shares (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.01 per share. Such Class B ordinary shares includes an aggregate of up to 375,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Sponsor will collectively own approximately 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the initial shareholders do not purchase any Public Shares in the Proposed Public Offering and excluding the Placement Units and underlying securities). On August 6, 2021, the Sponsor transferred 45,000 founder shares among the Company’s chief financial officer (15,000 shares) and among the Company’s three independent director nominees (10,000 shares each) at their original purchase price pursuant to executed securities assignment agreements. Also, effective August 6, 2021, the Sponsor transferred a total of 30,000 founder shares among the Company’s six advisors (5,000 shares each) in connection with this offering. On April 5, 2022, the Company amended and restated the executed securities assignment agreement for one of its independent director nominees, Christopher Clower, in response to his request to serve as a member of the advisory board instead of the board of directors and committees, which led to a return to the Company of 5,000 shares and the transfer by Sponsor of 10,000 shares to Lionel H. Derriey, the Company’s new independent director nominee. On January 28, 2023, the Company amended and restated the executed securities assignment agreement for one of its independent director nominees, Dr. Li Zhong Yuan, in response to his request to serve as a member of the advisory board instead of the board of directors and committees, which led to a return to the Company of 5,000 shares and the transfer by Sponsor of 5,000 additional shares to Juan Fernandez, the Company’s new independent director nominee.

On December 18, 2023, Andy Chow delivered a letter of resignation as an Independent Director Nominee, Chair of the Audit Committee, Member of the Compensation Committee and Member of the Corporate Governance and Nominating Committee of the Company and relinquished his 10,000 shares previously granted. On the same day, Victor Chua, formerly an advisor to the Company, agreed to an appointment to fill the vacancy created by Mr. Chow’s resignation. In connection with Mr. Chua’s appointment, Mr. Chua relinquished the 5,000 shares granted for his advisor service and accepted 10,000 shares granted to him by the Sponsor. In addition, on April 30, 2024, Puan Chan Cheong’s and Hans-Peter Ressel’s role on the advisory board was terminated and, as a result, both Mr. Cheong and Mr. Ressel relinquished the entirety of their 5,000 shares back to the Sponsor.

The transferred shares are subject to lockup restrictions and will become worthless unless the Company completes a business combination prior to the time the Company is obligated to redeem all of the outstanding Class A ordinary shares. The aggregate fair value of the shares was estimated to be $108,550, which was calculated using a valuation model that takes into account various assumptions such as the probability of successfully completing the initial public offering, the probability of successfully completing a business combination, marketability and various other factors.

The initial shareholders have agreed not to transfer, assign or sell any of the Class B ordinary shares (except to certain permitted transferees as disclosed herein) until, with respect to any of the Class B ordinary shares, the earlier to occur of: (A) twelve (12) months after the completion of Business Combination; (B) the date on which the post-combination company consummates a liquidation, merger, share exchange, or other similar transaction that results in all of the post-combination company’s shareholders having the right to exchange their ordinary shares for cash, securities, or other property; or (C) pursuant to certain permitted transfers, including transfers to family members, affiliates, or for estate planning purposes.

Promissory Note – Related Party

On July 8, 2021, the Sponsor initially issued an unsecured promissory note to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 to be used for payment of the Company’s formation costs together with costs related to the Proposed Public Offering. Pursuant to the Seventh Amendment to Promissory Note effective March 9, 2026, the note principal was increased to $800,000 and is non-interest bearing and is due the earlier of (i) 24 months after the closing of our initial public offering or (ii) the date of the consummation of our initial business combination pursuant to the Seventh Amendment to Promissory Note effective March 9, 2026. As of December 31, 2025 and June 30, 2025, the Company had borrowed $721,836 and $628,773 under the promissory note with the Sponsor, respectively.

Administrative Services Arrangement

The Company’s Sponsor has agreed, commencing from the date that the Company’s securities are first listed on Nasdaq through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay to AEI Capital SPAC Venture II LLC, the Sponsor $10,000 per month for these services during the 18-month period to complete a business combination.

F-27

AEI CAPFORCE II INVESTMENT CORP

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company consummates a Business Combination, the Company will repay such loaned amounts, provided that up to $3,000,000 of such loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit at the option of the lender. There were no amounts advanced under the Working Capital Loans as of December 31, 2025 and June 30, 2025. The units would be identical to the Placement Units. In the event that the Business Combination does not close, the Company may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from the trust account would be used for such repayment.

Related Party Service Providers

From time to time, the Company may make payments for professional services rendered to related parties, such as professional services companies. Some of the Company’s management team may be officers or directors of such companies. The Company did not make such payments as of December 31, 2025 and June 30, 2025.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares issued and outstanding, as well as the holders of the Placement Units and any units our sponsor, officers, directors, initial shareholders or their affiliates may be issued in payment of working capital loans made to the Company (and all underlying securities), will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A ordinary shares). The holders of these securities will be entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder Shares are to be released from escrow.

The holders of a majority of the Placement Units and units issued to our sponsor, officers, directors, initial shareholders or their affiliates in payment of working capital loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the company consummate a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement will provide that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company entered into an engagement letter dated as of April 17, 2025 with R. F. Lafferty & Co., Inc. (“Lafferty”) in connection with the proposed offering, ending on the earlier of April 17, 2026 or the consummation of the offering. On March 18, 2026, the Company and Lafferty entered into an amendment to the engagement letter to extend the terms of that letter to the earlier of September 30, 2026 and the consummation of the proposed offering.

The engagement letter with Lafferty provides for the payment of accountable expenses up to $75,000, which is in addition to fees due under the Underwriting Agreement. Previously, the Company paid $50,000 to EF Hutton, LLC for upfront underwriter services, which engagement has terminated following the dissolution of that firm.

The Company will grant the underwriters a 45-day option to purchase up to an additional 15% of the total number of Units in the Proposed Public Offering to cover over-allotments.

The underwriters will be entitled to a cash underwriting discount of 1.15% of the gross proceeds of the Proposed Public Offering, or $1,150,000 (or up to $1,322,500 if the underwriters’ over-allotment is exercised in full).

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AEI CAPFORCE II INVESTMENT CORP

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 7. SHAREHOLDERS’ DEFICIT

Class A Ordinary Shares — The Company’s amended and restated memorandum and articles of association will authorize the Company to issue 100,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2025 and June 30, 2025, there were no Class A ordinary shares issued or outstanding.

As of December 31, 2025 and June 30, 2025, the Company has not issued any Class A ordinary shares. While the Company is authorized to issue Class A shares as part of its capital structure, no shares have been issued or are outstanding as of the reporting dates. Should Class A shares be issued in the future and be subject to possible redemption that are based on features not solely within the Company’s control, they will be classified as temporary equity (mezzanine classification) in accordance with ASC 480-10-S99.

Class B Ordinary Shares — The Company’s amended and restated memorandum and articles of association will authorize the Company to issue 10,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. The Company issued an aggregate of 2,875,000 Class B ordinary shares (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash. Effective as of August 6, 2021, the Sponsor transferred 45,000 Class B ordinary shares among the Company’s Chief Financial Officer (15,000 shares) and among three independent director nominees (10,000 shares each). In addition, on August 6, 2021, the Sponsor transferred 5,000 Class B ordinary shares each to Juan Fernandez, Victor Chua, Dr. Eva Law, Puan Chan Cheong, Ye Xiang, and Hans-Peter Ressel, as consideration for their anticipated service on its advisory board in connection with its potential future business combination. On April 5, 2022, the Company amended and restated the executed securities assignment agreement for one of its independent director nominees, Christopher Clower, in response to his request to serve as a member of its advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by Sponsor of 10,000 shares to Lionel H. Derriey, its new independent director nominee.

On January 28, 2023, the Company amended and restated the executed securities assignment agreement for one of its independent director nominees, Dr. Li Zhong Yuan, in response to his request to serve as a member of its advisory board instead of the board of directors and committees, which led to a return to us of 5,000 shares and the transfer by Sponsor of 5,000 additional shares to Juan Fernandez, its new independent director nominee. On December 18, 2023, Andy Chow delivered a letter of resignation as an Independent Director Nominee, Chair of the Audit Committee, Member of the Compensation Committee and Member of the Corporate Governance and Nominating Committee of the Company and relinquished his 10,000 shares previously granted. On the same day, Victor Chua, formerly an advisor to the Company, agreed to an appointment to fill the vacancy created by Mr. Chow’s resignation. In connection with Mr. Chua’s appointment, Mr. Chua relinquished the 5,000 shares granted for his advisor service and accepted 10,000 shares granted to him by the Sponsor. In addition, on April 30, 2024, Puan Chan Cheong’s and Hans-Peter Ressel’s role on the advisory board was terminated and, as a result, both Mr. Cheong and Mr. Ressel relinquished the entirety of their 5,000 shares back to the Sponsor.

Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the Company’s initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of Class A ordinary shares issued and outstanding upon completion of the Proposed Public Offering (including pursuant to the over-allotment option), plus (ii) the total number of Class A ordinary shares issued, deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by the Company in connection with or in relation to the consummation of an initial business combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued or to be issued to any seller in the initial business combination and any private placement rights issued to the Sponsor. As of December 31, 2025 and June 30, 2025, there were 2,875,000 Class B ordinary shares issued and outstanding, of which 2,810,000 were held by the Sponsor of which 375,000 of such shares held by the Sponsor are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full, such that the Initial Shareholders will maintain ownership of at least 20% of the issued and outstanding shares after the Proposed Public Offering (assuming the Initial Shareholders do not purchase any Public Shares in the Proposed Public Offering and excluding the Founder Shares).

Preference Shares — Our amended and restated memorandum and articles of association will authorize the Company to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of December 31, 2025 and June 30, 2025, there were no preferred shares issued or outstanding.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a right will automatically receive one fifth (1/5) of one Class A ordinary share upon consummation of the initial Business Combination. In the event the Company is not the surviving Company upon completion of the initial Business Combination, each holder of a right will be required to affirmatively convert its rights in order to receive the one fifth (1/5) of one Class A ordinary share underlying each right upon consummation of the Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, holders of rights must hold rights in multiples of 5 in order to receive shares for all of the rights upon closing of a Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and the Company redeems the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

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AEI CAPFORCE II INVESTMENT CORP

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 8. SEGMENT INFORMATION

ASC 280 establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. “Operating segments” are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by a company’s CODM, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, Management has determined that there is only one reportable segment.

 The CODM assesses performance for the single segment and decides how to allocate resources based on net loss that also is reported on the accompanying statements of operations as net loss. The measure of segment assets is reported on the accompanying balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	December 31, 2025	June 30, 2025
Cash	$25,448	$25,498
Deferred offering costs	$56,146	$30,723

	For the Six Months Ended December 31, 2025	For the Six Months Ended December 31, 2024
Other general and administrative expenses	$114,848	$198,349

Other general and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete the Proposed Public Offering and an initial Business Combination or similar transaction within the Business Combination period. The CODM also reviews other general and administrative expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Other general and administrative expenses, as reported on the accompanying statements of operations, are the significant segment expenses provided to the CODM on a regular basis.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued. Based on the Company’s review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

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10,000,000 Units

AEI CAPFORCE II INVESTMENT CORP

PRELIMINARY PROSPECTUS

, 2025

Until _____, 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts and commissions) will be as follows:

Legal fees and expenses	$215,916
Printing and road show expenses	$1,000
Accounting fees and expenses	$40,000
SEC registration	$16,974
FINRA registration fee	$17,750
Nasdaq listing and filing fees	$75,000
Reimbursement to underwriters for expenses	$75,000
Miscellaneous expenses(1)	$1,000
Total(1)	$442,640

(1)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

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Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which an amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated memorandum and articles of association will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our amended and restated memorandum and articles of association is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if Cayman Islands law requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated memorandum and articles of association or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated memorandum and articles of association may have or hereafter acquire under law, our amended and restated memorandum and articles of association, an agreement, vote of shareholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated memorandum and articles of association affecting indemnification rights, whether by our shareholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated memorandum and articles of association will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated memorandum and articles of association.

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Our amended and restated memorandum and articles of association will include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association will provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our amended and restated memorandum and articles of association will permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Cayman Islands law.

We will enter into indemnity agreements with each of our officers and directors, a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under the Companies Act and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we will agree to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On August 6, 2021, our sponsor paid an aggregate of $25,000, or approximately $0.01 per share, in exchange for the issuance of 2,875,000 founder shares, par value $0.0001. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Our sponsor is an accredited investor for purposes of Rule 501(a) of Regulation D of the Securities Act of 1933, as amended. Each of the equity holders in our sponsor are accredited investors under Rule 501(a) of Regulation D. The sole business of our sponsor is to act as the company’s sponsor in connection with this offering.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 233,030 Placement Units (or up to 250,280 units if the over-allotment option is exercised in full) at a price of $10.00 per unit, for an aggregate purchase price of $2,330,300 (up to $2,502,800 if the over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. The Placement Units will be worthless if we do not complete an initial business combination. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement

3.1*	Memorandum of Association

3.2*	Form of Amended and Restated Memorandum and Articles of Association

4.1*	Specimen Unit Certificate

4.2*	Specimen Class A Ordinary Share Certificate

4.3*	Specimen Right Certificate

4.4**	Form of Rights Agreement between Odyssey Trust Company and the Registrant

5.1*	Opinion of Rimon, P.C.

5.2*	Opinion of Stuarts Humphries – Cayman Islands

10.1*	Form of Investment Management Trust Agreement between Odyssey Trust Company and the Registrant

10.2**	Form of Registration Rights Agreement among the Registrant and certain securityholders

10.3*	Form of Placement Unit Purchase Agreement between the Registrant and AEI Capital SPAC Venture II LLC

10.4**	Form of Indemnity Agreement

10.5*	Promissory Note, dated as July 8, 2021, issued to AEI Capital SPAC Venture II LLC

10.6*	Securities Subscription Agreement, dated August 6, 2021, between the Registrant and AEI Capital SPAC Venture II LLC

10.7**	Form of Letter Agreement between the Registrant, AEI Capital SPAC Venture II LLC and each director and officer of the Registrant

10.8*	Form of Administrative Support Agreement by and between the Registrant and AEI Capital SPAC Venture II LLC

10.9*	Amendment to Promissory Note dated September 30, 2021

10.10*	Amendment to Promissory Note dated December 31, 2022

10.11*	Amendment to Promissory Note dated December 31, 2023

10.12*	Amendment to Promissory Note dated December 31, 2024

10.13*	Amendment to Promissory Note dated June 29, 2025

10.14*	Amendment to Promissory Note dated December 4, 2025

10.15**	Amendment to Promissory Note dated March 9, 2026

14*	Form of Code of Ethics

16.1*	Change in Auditor Letter

23.1**	Consent of CBIZ CPAs, P.C.

23.2*	Consent of Rimon, P.C. (included in Exhibit 5.1)

23.3*	Consent of Stuarts Humphries – Cayman Islands (included in Exhibit 5.2)

24*	Power of Attorney (included on the signature page herein)

99.1*	Form of Audit Committee Charter

99.2*	Form of Compensation Committee Charter

99.3*	Form of Nominating Committee Charter

99.4*	Consent of Victor Chua

99.5*	Consent of Juan Fernandez

99.6*	Consent of Lionel H. Derriey

107*	Calculation of Filing Fee Tables

*	Previously filed
**	Filed hereto

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Item 17. Undertakings.

(a)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur, Country of Malaysia, on April 21, 2026.

AEI CAPFORCE II INVESTMENT CORP

By:	/s/ John Tan
Name:	John Tan
Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Tan, as his or her true and lawful attorneys-in-fact, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ John Tan	Chief Executive Officer and Chairman of the Board	April 21, 2026
John Tan	(Principal Executive Officer)

/s/ Gilbert Loke	Chief Financial Officer and Director	April 21, 2026
Gilbert Loke	(Principal Financial Officer and Principal Accounting Officer)

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Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of AEI CapForce II Investment Corp, has signed this registration statement on April 21, 2026.

By:	/s/ Debbie A. Klis
Name:	Debbie A. Klis, Esq.
Title:	Legal Counsel

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